                                                                  EXHIBIT 10(k)





                          SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                         dated as of November 12, 1996


                                  by and among


                    SOURCE ONE MORTGAGE SERVICES CORPORATION

                                      and

                          THE MORTGAGE AUTHORITY, INC.

                                      and

                        CENTRAL PACIFIC MORTGAGE COMPANY

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                    individually and as Administrative Agent

                                      and

                             CERTAIN OTHER LENDERS

                               TABLE OF CONTENTS


                                                                                                                            PAGE
                                                                                                                            ----

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE I
                                                                   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . .    2

       1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       1.2  Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       1.3  Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE II
                                                                   BORROWINGS   . . . . . . . . . . . . . . . . . . . . . .   28

       2.1  Availability and Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       2.2  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       2.3  Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
       2.4  Discount Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
       2.5  Swingline Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
       2.6  Bid Loans and Approved GNMA Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
       2.7  Rate after Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       2.8  Interest Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       2.9  Method of Selecting Rate Options and Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
       2.10 Maximum Number of Eurodollar Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
       2.11 Funding Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       2.12 Conversion and Continuation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       2.13 Optional Principal Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
       2.14 Required Principal Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
       2.15 Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
       2.16 Notes; Telephonic Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       2.17 General Provisions as to Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       2.18 Notification of Advances, Interest Rates and Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       2.19 Lending Installations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       2.20 Non-Receipt of Funds by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

ARTICLE III
                                                             CHANGE IN CIRCUMSTANCES  . . . . . . . . . . . . . . . . . . .   45

       3.1  Yield Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       3.2  Availability of Rate Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
       3.3  Funding Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
       3.4  Lender Statements; Survival of Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
       3.5  Lender Tax Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

ARTICLE IV

                                                          COLLATERAL AND BORROWING BASE . . . . . . . . . . . . . . . . . .   49

       4.1  Eligible Collateral - Pledged Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
       4.2  Eligible Collateral - Repurchased Agency Loans and Receivables  . . . . . . . . . . . . . . . . . . . . . . . .   51
       4.3  Eligible Collateral - Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       4.4  Eligible Collateral - Pledged Servicing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                            PAGE
                                                                                                                            ----
       4.5   Eligible Collateral - Servicing Sale Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
       4.6   Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       4.7   Special Representations as to Pledged Warehouse Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . .   58
       4.8   Special Representations as to Pledged Servicing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
       4.9   Special Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
       4.10  Release of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
       4.11  Settlement Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
       4.12  Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
       4.13  Abatement of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
       4.14  Transition from Original Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

ARTICLE V
                                                              CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . .   68

       5.1   Initial Advance (Company and Borrowing Subsidiaries)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
       5.2   Initial Advance (Lenders) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
       5.3   All Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

ARTICLE VI
                                                         REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . .   71

       6.1   Organization, Corporate Powers, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
       6.2   Corporate Authority, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
       6.3   Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
       6.4   Government Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
       6.5   Valid and Binding Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
       6.6   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
       6.7   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
       6.8   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
       6.9   Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
       6.10  Accuracy of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
       6.11  Investment Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
       6.12  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
       6.13  Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
       6.14  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
       6.15  GNMA, FHA, VA, FNMA, AND FHLMC Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
       6.16  No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

ARTICLE VII
                                                               AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .   75

       7.1   Payment of Debts, Taxes, Etc.; Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
       7.2   Preservation of Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
       7.3   Compliance with Laws, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
       7.4   Requested Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
       7.5   Keeping of Records and Books of Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                           PAGE
                                                                                                                           ----
       7.6   Maintenance of Approvals, Filings and Registrations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77
       7.7   Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77
       7.8   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    82
       7.9   Maintenance of Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83
       7.10  Federal Agency Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83
       7.11  Approved Investor Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83
       7.12  Borrowing Base Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83
       7.13  Further Assurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    84
       7.14  Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85
       7.15  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85

ARTICLE VIII
                                                               NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . .    85

       8.1   Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85
       8.2   Compliance with Security Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    86
       8.3   Mergers; Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    86
       8.4   Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    86
       8.5   Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    87
       8.6   Ratably Secured Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88
       8.7   Guarantees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88
       8.8   Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88
       8.9   Leverage Ratios  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90
       8.10  Recourse Servicing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90
       8.11  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    91
       8.12  Credit Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    94
       8.13  Affiliate Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    94
       8.14  Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    94
       8.15  FHA and other Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    94
       8.16  Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    94
       8.17  Borrowing Subsidiary Liabilities and Secured Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    96
       8.18  Funding of Borrowing Subsidiary Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    96
       8.19  Subordinated Debt Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    96
       8.20  Minimum Cash Flow Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97

ARTICLE IX
                                                                    THE AGENT . . . . . . . . . . . . . . . . . . . . . .    97

       9.1   Appointment and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
       9.2   Agent and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
       9.3   Action by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
       9.4   Consultation with Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
       9.5   Liability of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
       9.6   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99
       9.7   Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99
       9.8   Resignation or Removal and Appointment of Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . .   100
       9.9   Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                           PAGE
                                                                                                                           ----
       9.10   Release of Collateral Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   101
       9.11   Knowledge of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   101
       9.12   Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   101

ARTICLE X
                                                                    DEFAULTS  . . . . . . . . . . . . . . . . . . . . . .   101

       10.1   Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   101
       10.2   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   104
       10.3   Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   106
       10.4   Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   106
       10.5   Letter of Credit Collateral Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   107

ARTICLE XI
                                                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS . . . . . . . . . . . .   108

       11.1   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   108
       11.2   Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   109
       11.3   Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   110
       11.4   Dissemination of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   111
       11.5   Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   111

ARTICLE XII
                                                                  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .   112

       12.1   Immediately Available Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   112
       12.2   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   112
       12.3   Survival and Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   112
       12.4   Fees and Expenses of the Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   113
       12.5   Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   113
       12.6   Modification of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   113
       12.7   Non-Waiver of Rights by the Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   115
       12.8   Dealings with the Company and its Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   115
       12.9   Changes in GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   115
       12.10  Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..   115
       12.11  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..   116
       12.12  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..   116
       12.13  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..   116
       12.14  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..   117
       12.15  Limitation on Recourse to Borrowing Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..   117
       12.16  Consent of Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..   117
       12.17  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..   118


SCHEDULE 1    APPLICABLE MARGIN
SCHEDULE 2    FEE RATES
EXHIBIT A     LIST OF APPROVED INVESTORS
EXHIBIT B     BORROWING BASE CERTIFICATE
EXHIBIT C     COMMITMENTS AND COMMITMENT PERCENTAGES

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                            PAGE
EXHIBIT D      FORM OF SECURITY AGREEMENT
EXHIBIT E-1    FORM OF NOTE
EXHIBIT E-2    FORM OF DISCOUNT NOTE
EXHIBIT F      METHOD OF DETERMINING WEIGHTED AVERAGE
                    PURCHASE PRICES
EXHIBIT G      FORM OF BID LOAN NOTICE
EXHIBIT H      FORM OF NEW/MODIFIED COMMITMENT SUPPLEMENT
EXHIBIT I      FORM OF NON-LENDER BALANCE BANK SUPPLEMENT
EXHIBIT J      FORM OF AP NOTICE
EXHIBIT K      FORM OF OPINION LETTER
EXHIBIT L      MATERIAL LITIGATION NOT REFERENCED IN
                    ANNUAL/QUARTERLY REPORTS
EXHIBIT M      FORM OF FUNDING AGREEMENT
EXHIBIT N      FORM OF TRANSITION MEMORANDUM

             SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


       This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is dated as of November 12, 1996 by and among SOURCE ONE MORTGAGE SERVICES CORPORATION, a Delaware corporation (the "Company"), THE MORTGAGE AUTHORITY, INC., a Delaware corporation ("TMA"), CENTRAL PACIFIC MORTGAGE COMPANY, a California corporation ("CPM"), the lenders identified on the signature pages hereof, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("First Chicago"), individually as a Lender and as administrative agent for the Lenders.


                                    RECITALS

       This Second Amended and Restated Revolving Credit Agreement consolidates, amends and restates in its entirety that certain Amended and Restated Revolving Credit Agreement dated as of March 24, 1995 by and among the Company, TMA, First Chicago and certain other lenders, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of September 27, 1995 (as so amended, the "Original Facility").

       The revolving credit facility made available to the Company and the Borrowing Subsidiaries pursuant to this Agreement shall be used (i) for originating, acquiring, and/or holding residential mortgage loans, mortgage backed securities, and mortgage servicing rights, (ii) as liquidity backup for the Company's commercial paper program, and (iii) for general working capital and corporate purposes. The Company will request Advances hereunder for the purposes set forth in the preceding sentence, and the Company will distribute the proceeds of some of the Advances to one or more Borrowing Subsidiaries for purposes of mortgage loan originations by such Borrowing Subsidiaries. In addition, up to $1,000,000 of Swingline Advances may be requested directly by TMA, and up to $10,000,000 of Swingline Advances may be requested directly by CPM, in each case to the extent available, subject to all of the terms and conditions contained herein. Accordingly, the Borrowing Subsidiaries shall be co-makers (with the Company) of the Notes executed in connection herewith and shall pledge certain of the Collateral securing the Loans made pursuant to this Agreement.

       In consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

        1.1    Definitions.

               Capitalized terms used in this Agreement shall have the following meanings:

       Acknowledgment Agreements: means, as of any date, acknowledgment agreements executed by the Collateral Agent, the Company and FNMA, FHLMC and any other Federal Agency which is a party to any Servicing Agreement included in Collateral hereunder and which is then issuing such agreements in the form required by such Federal Agency, recognizing and consenting to the security interest created under the Security Agreement.

       Additional Required Mortgage Documents: means the instruments and documents described in Schedule B to the Security Agreement.

       Adjusted Consolidated Tangible Net Worth: means, as of any date of determination thereof, the net worth of the Company and its consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP; less the sum (without duplication) of (a) any assets of the Company and its consolidated Subsidiaries which would be treated as intangibles under GAAP including, without limitation, any write-up of assets, good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses, and (b) loans or other extensions of credit to officers of the Company or of any of its consolidated Subsidiaries other than Mortgage Loans made to such Persons in the ordinary course of business; plus one percent (1%) of the then-current aggregate outstanding principal balance of all Mortgage Loans then being serviced by the Company either for its own account with respect to Pledged Items or for others under Servicing Agreements (excluding Subservicing Agreements) to the extent the servicing rights relating to such Mortgage Loans have not been capitalized and are thus not accounted for in the Company's net worth as computed in accordance with GAAP.

       Adjusted Commitment Percentage: means, for each Lender as of any date, the quotient of (i) such Lender's General Commitment divided by (ii) the Aggregate Commitment minus the Swingline Commitment, which Adjusted Commitment Percentage shall initially be as set forth on Exhibit C for each Lender.

       Advance: means a borrowing hereunder consisting of the aggregate amount of Loans made to the Company or any Borrowing

Subsidiary by one or more of the Lenders hereunder pursuant to Article II on any given Advance Date.

       Advance Date:  means a date on which an Advance is made hereunder.

       Advance Notice:  is defined in Section 2.9.

       Affiliate: means, as to any Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person.

       Agent: means The First National Bank of Chicago in its capacity as administrative agent for the Lenders hereunder, and any successor Agent appointed pursuant to Article IX.

       Aggregate Borrowing Base:  is defined in Section 4.6.

       Aggregate Commitment: means, as of any date, the aggregate of the Lenders' then-current General Commitments and Swingline Commitments.

       Agreement: means this Second Amended and Restated Revolving Credit Agreement, as the same from time to time may be extended, amended, supplemented, waived or modified.

       Alternate Base Rate: means, on any day, a fluctuating rate of interest per annum equal to the higher of (a) the Published Federal Funds Effective Rate for such day plus the Applicable Margin, and (b) the Corporate Base Rate for such day.

       Alternate Base Rate Advance: means an Advance which bears interest at the Alternate Base Rate.

       Alternate Base Rate Loan: means a Loan which bears interest at the Alternate Base Rate.

       AP Mortgage: means, on any date, any Pledged Mortgage which has been identified in an AP Notice and for which the Collateral Agent has not received the Required Mortgage Documents by such date.

       AP Notice: means a written pledge substantially in the form of Exhibit J to this Agreement executed by the Company or a Borrowing Subsidiary and delivered by facsimile to the Collateral Agent, specifically identifying all Mortgage Loans with respect to which the Required Mortgage Documents are not being delivered on or before the Pledge Date of such Mortgage Loan.

       Applicable Margin: means, with respect to each Rate Option as of any date, the applicable percentage per annum as set forth on Schedule 1 attached hereto which is in effect on such date, changing as and when the Company's then-current unsecured long-term debt rating by either S & P or Moody's changes as described therein.

       Approved GNMA Letter of Credit: means a letter of credit issued by an Issuing Lender in favor of GNMA as a result of the failure by the Company or any Borrowing Subsidiary to satisfy all document submission requirements of GNMA in connection with the certification or re- certification by GNMA of a pool of Mortgage Loans, which letter of credit (and related reimbursement agreement and other documentation) has been approved by the Agent pursuant to
Section 2.6(b).

       Approved GNMA Letter of Credit Obligations: means, as of any date, all liabilities, whether actual or contingent, as of such date of the Company and the Borrowing Subsidiaries with respect to Approved GNMA Letters of Credit, including, without limitation, the undrawn face amount of the then outstanding Approved GNMA Letters of Credit and the sum of all drawn amounts for which the Issuing Lenders have not yet been reimbursed.

       Approved Investor: means, as of any time, any of the institutions listed on Exhibit A attached hereto and any other institution approved by the Agent, provided that any such institutions listed on Exhibit A or previously approved by the Agent may be eliminated as an Approved Investor by notice to the Company from the Agent.

       Approved Investor Commitment: means a commitment issued by an Approved Investor to purchase Mortgage Loans, to exchange Securities for Mortgage Loans or to purchase Securities.

       Approved MBS Custodian: is defined in Paragraph 7(b)(2)(iii) of the Security Agreement.

       Assignment: means a duly executed assignment for the benefit of the Secured Parties of a Mortgage, of the indebtedness secured thereby, and of all documents and rights related to the related Mortgage Loan secured by such Mortgage in accordance with the requirements of the Security Agreement.

       Authorized Officer: means, with respect to the Company or a Borrowing Subsidiary, the president, chairman, chief financial officer, or other officer of the Company or the Borrowing Subsidiary, as applicable, authorized in writing to execute any particular statement, certificate or agreement on behalf of the Company or the Borrowing Subsidiary.

       Bailee Letter:  means a Bailee Letter substantially in the form of
Exhibit 4 to the Security Agreement.

       Balance Bank: means any Lender or Non-Lender Balance Bank which makes a Discount Advance.

       Balance Bank Agreement: means (i) an agreement between each Balance Bank and the Company which sets forth the fees, charges and other matters governing Discount Loans requested from such Balance Bank in accordance with Section 2.4 herein, or (ii) an agreement between the Company and the Swingline Lender which sets forth the fees, charges and other matters governing Swingline Buydown Advances requested from the Swingline Lender in accordance with Section 2.5(b).

       Bid Lender:  is defined in Section 2.6(a).

       Bid Loan:  is defined in Section 2.6(a).

       Bid Loan Notice: means, with respect to each Bid Loan, a notice executed by the Company and the Bid Lender for such Bid Loan and delivered to the Agent in the form of Exhibit G hereto.

       Bid Rate: means the interest rate applicable to a Bid Loan which is to be agreed upon by the Company and a Bid Lender and communicated to the Agent in the Bid Loan Notice for such Bid Loan.

       Borrowing Base Certificate: means a certificate executed by the Chief Financial Officer or Treasurer of the Company or other employees of the Company so authorized in writing, an original of which shall be delivered to the Agent, by such Chief Financial Officer or Treasurer in substantially the form attached hereto as Exhibit B.

       Borrowing Base Sublimits:  is defined in Section 4.6.

       Borrowing Subsidiary: means either of The Mortgage Authority, Inc. or Central Pacific Mortgage Company, each a wholly owned Subsidiary of the Company in the business of originating, purchasing and selling Mortgage Loans.

       Business Day: means (i) with respect to any borrowing, payment or rate selection regarding a Eurodollar Advance or a Discount Advance, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Los Angeles and New York and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Los Angeles, New York and Louisville, Kentucky.

       Capital Securities: means liquid and readily marketable securities contributed to the capital of the Company after the date hereof and investments acquired with the income therefrom or the proceeds from any disposition thereof in the form of cash or Cash Equivalents or liquid and marketable securities listed on the New York Stock Exchange, the American Stock Exchange or NASDAQ to the extent such investments are held in a separate trust, custodial or investment account and income therefrom is accounted for separately as investment income and not consolidated as income from operations.

       Cash Equivalents: means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (iii) commercial paper maturing no more than 90 days from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by commercial banks organized under the laws of the United States or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $500,000,000, and (v) reverse repurchase obligations having terms not exceeding seven days entered into with any financial institution meeting the qualifications specified in clause (iv) above or with any securities dealer approved by the Agent, provided that there is an investment agreement in effect pursuant to which the underlying securities are held by a sub-agent for the Collateral Agent and all cash proceeds are payable directly to the Settlement Account.

       Change in Control: means the acquisition by any Person, or two or more Persons (other than the Parent) acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock of the Company at any time if after giving effect to such acquisition (i) such Person or Persons owns twenty percent (20%) or more of such outstanding voting stock, and (ii) the Parent does not own more than fifty percent (50%) of such outstanding shares of voting stock.

       Code: means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

       Collateral: means all right, title and interest of the Company or the Borrowing Subsidiaries, as applicable, of every kind and nature, in and to all of the following property, assets and rights of the Company or the Borrowing Subsidiaries wherever located, whether now existing or hereafter arising, and whether now or hereafter owned, acquired by or accruing or owing to the Company or any Borrowing Subsidiary, and all proceeds and products thereof:

                 (i)  all Pledged Mortgages;

                 (ii)  all Pledged Securities;

                (iii) any commitments or other agreements issued by any private mortgage insurer or by the FHA or VA to insure or guarantee any Pledged Mortgage;

               (iv) all commitments of FNMA, FHLMC or other Persons to purchase Pledged Items from the Company or any Borrowing Subsidiary or exchange Securities with the Company or any Borrowing Subsidiary for Pledged Items;

                (v) any options to sell or purchase Securities, future contracts, or any other interest rate protection products which directly or indirectly protect the Company or any Borrowing Subsidiary against reductions in value of such Pledged Items due to changes in mortgage interest rates;

                 (vi) the Settlement Account and any Custodian Settlement Accounts and any amounts standing to the credit of the Settlement Account and any Custodian Settlement Accounts then in existence with Approved MBS Custodians, as described in Paragraph 7(c) of the Security Agreement;

                 (vii) all VA Mortgage Loans or FHA Mortgage Loans (plus any REO or accounts receivable from FHA or VA resulting therefrom, including guaranty claims against VA and insurance claims against FHA or HUD) which are repurchased by the Company from Security holders and pledged to the Collateral Agent as security for the Secured Debt;

                 (viii)  Pledged Servicing;

                 (ix)  Pledged Servicing Sale Receivables;

                 (x) cash and Cash Equivalents held by the Agent or Collateral Agent as security for the Secured Debt; and

                (xi) all property and proceeds related to the foregoing, including without limitation, the right to service Pledged Mortgages while owned by the Company or any Borrowing Subsidiary, all accounts and general intangibles of whatsoever kind so related and all documents or instruments delivered to the Agent or the Collateral Agent in respect of any Pledged Item, including, without limitation, the right to receive all insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Pledged Mortgage.

       Collateral Agent: means National City Bank of Kentucky or its successor, as Collateral Agent under the Security Agreement.

       Collateral Agent Review Procedure: means the required review steps set forth in Exhibit 1 to the Security Agreement.

       Collateral Transmittal: means a transmittal from the Pledgor to the Collateral Agent in electronic form and, if required by the Collateral Agent, written form of the following information for the following submissions or special treatment of different types of Collateral: (i) the information described on Exhibit 7 to the Security Agreement for each AP Mortgage covered by any AP Notice, (ii) the information described on Exhibit 7 to the Security Agreement (other than the "AP Code") for each Pledged Mortgage not covered by an AP Notice, or (iii) such information as may be required from time to time by the Collateral Agent for the different types of Securities for any Pledged Security.

       Commitment:  means either a General Commitment or a Swingline
Commitment.

       Commitment Percentage: means, for each Lender as of any date, the quotient of (i) the sum of such Lender's General Commitment and its Swingline Commitment (if any), divided by (ii) the Aggregate Commitment, which Commitment Percentage shall initially be as set forth on Exhibit C for each Lender.

       Company: means Source One Mortgage Services Corporation, a Delaware corporation.

       Company Trust Receipt: means a trust receipt substantially in the form of Exhibit 2 to the Security Agreement.

       Conforming Mortgage Loan: means a Residential Mortgage Loan that meets all applicable requirements for sale to FNMA or FHLMC or for guaranty by GNMA.

       Consolidated Interest and Dividend Expense: means, for any period, the sum of all "interest expense" (as reported on the Company's consolidated financial statements) for such period (i) plus all interest credited to the Company on escrow balances, (ii) minus amounts paid by the Company to Security holders or mortgage pool investors for Mortgage Loan interest which is not collected by the Company from the borrower of a Mortgage Loan due to early payoff of such Mortgage Loan, (iii) plus all dividends paid on common or preferred stock of the Company during such period other than dividends paid pursuant to and in compliance with Section 8.16(b)(ii) below.

       Consolidated Operating Cash Flow: means, for any period, (i) the sum of the following items for the Company and its consolidated Subsidiaries for such period (with terms in quotes having the meanings given such terms in the Company's consolidated financial statements): "net income", "amortization of capitalized servicing" (including impairment expense), net losses on interest rate contracts and other similar hedging instruments, "provision for loan losses", "depreciation and amortization of good will", the increase in deferred (but not current) taxes, Consolidated Interest and Dividend Expense, and other non-cash losses or deductions included in the computation of net income; minus
(ii) the sum of the following items for the Company and its consolidated Subsidiaries for such period (with terms in quotes having the meanings given such terms in the Company's consolidated financial statements): "capitalized excess servicing income", "originated mortgage servicing rights income", "gains on the sale of servicing", net gains on interest rate contracts and other similar hedging instruments, "amortization of deferred gain on sale of servicing", the decrease in deferred (but not current) taxes, and other non-cash gains included in the computation of "net income".

       Control: means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another entity, whether through the ownership of voting securities, by contract or otherwise.

       Controlled Group: means all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code.

       Conversion/Continuation Notice:  is defined in Section 2.12(iii).

       Corporate Base Rate: means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as such corporate base rate changes.

       Credit Documents: means this Agreement, the Security Agreement, the Notes, the Balance Bank Agreements, any Approved GNMA Letters of Credit and any related reimbursement agreements, and all other documents and instruments now or hereafter delivered to the Agent or the Lenders pursuant to or in connection with the transactions contemplated hereby, and any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

       Credit Indebtedness: means, as of any date, the sum of (i) all amounts owing under any of the Credit Documents (other than the Balance Bank Agreements) to any of the Lenders, the Agent, or the Collateral Agent, plus
(ii) to the extent such fees have accrued within the three calendar months immediately preceding such date, all deficiency fees owing to the Balance Banks under the Balance Bank Agreements due to the Company's failure to maintain sufficient deposits with such Balance Banks.

       Credit Requirement: means, as of any date, the sum of (A) the aggregate unpaid principal balance of all Loans then outstanding hereunder plus (B) the aggregate principal amount of the outstanding Ratable Medium-Term Notes, plus
(C) the aggregate face amount of all Outstanding CPNs, plus (D) the then current amount of Approved GNMA Letter of Credit Obligations.

       Custodian Settlement Accounts: is defined in Paragraph 7(c) of the Security Agreement.

       Debt: means, with respect to any Person, as of any date of determination thereof, without duplication, (i) all obligations of such Person for borrowed money, including but not limited to money borrowed from any parent, subsidiary or affiliate of such Person, whether or not evidenced by a promissory note, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, including without limitation the obligation of such Person to pay any deferred purchase price for Servicing Agreements acquired, (iv) all obligations of such Person as lessee under capital leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others Guaranteed by such Person, and (vii) all on-balance-sheet obligations of such Person under repurchase agreements covering Securities or pools of Mortgage Loans; provided that Debt shall not include Mortgage Related Indebtedness.

       Debt Threshold:  is defined in Section 8.5.

       Default: means an Event of Default or any event or condition that with the giving of notice or the passage of time or both would constitute an Event of Default.

       Discount Advance: means an Advance made on a discounted basis by a Balance Bank, a portion of which (or all of which, in the case of Discount Advances made by Non-Lender Balance Banks) shall be simultaneously sold to the other Lenders, all pursuant to Section 2.4 hereof, and to be repaid at the end of the applicable Discount Loan Period.

       Discount Loan:  means any Loan constituting a portion of a Discount
Advance.

       Discount Loan Period: means, with respect to a Discount Loan, a period of one month commencing on the Advance Date for such Discount Loan and ending on the corresponding day in the next month. If a Discount Loan Period would otherwise end on a day which is not a Business Day, such Discount Loan Period shall end on the next succeeding Business Day, provided, however, (i) if said next succeeding Business Day falls in a new calendar month, such Discount Loan Period shall end on the immediately preceding Business Day, and (ii) no Discount Loan Period shall extend beyond the Termination Date.

       Discount Note: means, a Note executed and delivered by the Company and the Borrowing Subsidiaries to each Lender in the form of Exhibit E-2 hereof which shall evidence the Discount Loans described in Section 2.4 hereof.

       Discount Rate: means, with respect to any Discount Loan Period, a fixed rate of interest equal to the Applicable Margin for Eurodollar Advances in effect at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Discount Loan Period.

       Eligible AP Mortgage:  is defined in Section 4.1(c).

       Eligible Collateral: means, as of any date without duplication, (i) Eligible Delivered Mortgages, (ii) Eligible AP Mortgages, (iii) Eligible Pledged Securities, (iv) Eligible Pledged Servicing, (v) Eligible Servicing Sale Receivables, (vi) Eligible Repurchased Agency Loans and Receivables, (vii) the balance to the credit of the Company in the Settlement Account, and (viii) cash and Cash Equivalents held by the Agent or Collateral Agent as security for the Secured Debt.

       Eligible Delivered Mortgage:  is defined in Section 4.1(b).

       Eligible Mortgage Loan:  is defined in Section 4.1(a).

       Eligible Pledged Security:  is defined in Section 4.3.

       Eligible Pledged Servicing:  is defined in Section 4.4.

       Eligible Repurchased Agency Loans and Receivables:  is defined in
Section 4.2.

       Eligible Servicing Sale Receivables:  is defined in Section 4.5.

       ERISA: means the Employment Retirement Income Security Act of 1974, as amended from time to time.

       ERISA Affiliate: means any corporation or trade or business which is a member of the same Controlled Group as the Company.

       Eurodollar Advance: means an Advance which bears interest at the Eurodollar Rate.

       Eurodollar Base Rate: means, with respect to a Eurodollar Interest Period or a Discount Loan Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period or Discount Loan Period, in the approximate amount of (i) the amount of the Eurodollar Advance or Discount Advance divided by (ii) the number of Lenders making Loans in connection with such Advance, and having a maturity approximately equal to such Eurodollar Interest Period or Discount Loan Period.

       Eurodollar Interest Period: means, with respect to a Eurodollar Advance, a period of one, two or three months, as selected by the Company, commencing on a Business Day selected by the Company pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two or three months thereafter, as applicable; provided, however, that if there is no such numerically corresponding day in such next month, such Eurodollar Interest Period shall end on the last Business Day of such next month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that (i) if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day, and (ii) no Eurodollar Interest Period shall extend beyond the Termination Date.

       Eurodollar Loan:  means a Loan which bears interest at a Eurodollar
Rate.

       Eurodollar Rate: means, with respect to a Eurodollar Advance and Eurodollar Loan for the relevant Eurodollar Interest Period, and with respect to the calculation of the Purchase Price with respect to any Discount Loan Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period or Discount Loan Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to that Eurodollar Interest Period or Discount Loan Period, plus (ii) the Applicable Margin in effect two Business Days prior to the first day of such Eurodollar Interest Period or Discount Loan Period.

       Event of Default:  means any of the events described in Section 10.1.

       Facility: means the facility comprised of the Commitments made available to the Company and (to the extent permitted hereunder) the Borrowing Subsidiaries pursuant to this Agreement, which facility has an original term of three years and an initial Aggregate Commitment of $750,000,000.

       Facility Fee Rate: means, as of any date, the percentage per annum set forth on Schedule 2 attached hereto which is in effect on such date, changing as and when the Company's long-term unsecured debt rating by either S&P or Moody's changes as described therein.

       Federal Agency:  means FHLMC, FNMA, GNMA, FHA or VA.

       Federal Funds Advance: means an Advance bearing interest at the Federal Funds Rate.

       Federal Funds Funding Rate: means, with respect to any Federal Funds Loan for any day, the rate per annum equal to the consensus (or if no consensus exists, the arithmetic average) of the rates at which reserves are offered by first-class banks to other first-class banks (at approximately the time at which the applicable Advance Notice or Conversion/Continuation Notice is received or the time at which an automatic continuation is deemed to have occurred) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, based on quotes received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its sole discretion; provided, however, that in lieu of determining the rate in the foregoing manner, the Agent may substitute therefor the consensus (or if no consensus exists, the arithmetic average) of the rates at which reserves are offered by first-class banks to other first-class banks at 10:00 a.m. (Chicago time) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its sole discretion.

       Federal Funds Loan: means any Loan constituting a portion of a Federal Funds Advance.

       Federal Funds Rate: means, for any day, an interest rate per annum equal to (i) the Federal Funds Funding Rate for such day, plus (ii) 0.125% per annum, plus (iii) the Applicable Margin.

       Fees:  is defined in Section 2.2.

       FHA: means the Federal Housing Administration or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Housing Administration have been transferred.

       FHA-Approved Mortgagee: means an institution that is approved by the FHA to act as a servicer and mortgagee of record with respect to a Mortgage Loan insured by the FHA.

       FHA Mortgage Loan: means a Mortgage Loan that is secured by a first lien on land and the Single Family Residence constructed thereon and is insured by FHA.

       FHLMC: means the Federal Home Loan Mortgage Corporation or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Home Loan Mortgage Corporation have been transferred.

       FHLMC-Approved Lender: means an institution that is approved by the FHLMC to act as a lender in connection with the origination of any Mortgage Loan purchased by the FHLMC.

       FHLMC Security: means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued and guaranteed as to full and timely payment of interest and full collection of principal by FHLMC.

       First Chicago: means The First National Bank of Chicago, in its corporate capacity and not as Agent, and its successors and assigns.

       FNMA: means the Federal National Mortgage Association or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal National Mortgage Association have been transferred.

       FNMA-Approved Lender: means an institution that is approved by the FNMA to act as a lender in connection with the origination of any Mortgage Loan purchased by the FNMA.

       FNMA Security: means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued and guaranteed as to full and timely payment of principal and interest by FNMA.

       Fundamental Change:  is defined in Section 8.4.

       Fundamental Change/Investment Calculation Period: means, in respect of any Fundamental Change or Investment, the period ending on the date of consummation of such Fundamental Change or Investment and including the four most recent consecutive fiscal quarters ending on or prior to the date of consummation of such Fundamental Change or Investment.

       Funded Debt: means as of any date of determination thereof, all Debt of the Company and its consolidated Subsidiaries (including without limitation all amounts payable by the Company in connection with the acquisition of any Servicing Agreements and the amount of all checks, drafts or other items issued by the Company or any of its consolidated Subsidiaries to fund Mortgage Loans to the extent such checks, drafts or other items have not been collected upon and paid), minus (i) all Debt of others Guaranteed by the Company or any of its consolidated Subsidiaries and (ii) all Debt of others secured by a Lien on any asset of the Company or any of its consolidated Subsidiaries, unless such Debt is assumed by the Company or any of its consolidated Subsidiaries.

       Funding Agreement: means an agreement by and between the Company and a Borrowing Subsidiary relating to the methods by which the Company directly funds certain Mortgage Loans made in such Borrowing Subsidiary's name, the form of which is attached hereto as Exhibit M.

       GAAP: means generally accepted accounting principles as in effect from time to time.

       General Commitment: means, for each Lender as of any date, the obligation of such Lender to make Loans not exceeding the amount set forth as its total commitment (excluding any Swingline Commitment) on Exhibit C attached hereto, as such amount may be modified from time to time pursuant to the terms hereof, or the amount established in any assignment to a new Lender pursuant to the terms hereof.

       GNMA: means the Government National Mortgage Association or other agency, corporation or instrumentality of the United States as to which the powers and duties of the Governmental National Mortgage Association have been transferred.

       GNMA Security: means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued by the Company and guaranteed as to full and timely payment of principal and interest by GNMA without regard as to whether the Company collects any payments on such Mortgage Loans.

       Guaranty: means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person (a "primary obligor") or in any manner providing for the payment of any Debt of any primary obligor or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, to advance or supply funds to the primary obligor to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, to take-or-pay or otherwise), provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) obligations of the Company pursuant to Recourse Servicing, (iii) commitments by the Company or any Borrowing Subsidiary to purchase Mortgage Loans in the ordinary course of business, and
(iv) obligations in the Company's capacity as servicer of Mortgage Loans. The term "Guarantee" used as a verb has a correlative meaning.

       Hazardous Substance: means any hazardous, toxic or dangerous waste, substance or material subject to regulation under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and federal, state or local so-called "Superfund" or "Superlien" laws, or any other federal, state or local laws, ordinances, rules or regulations governing or regulating hazardous materials, pollution, the environment or public health, as now or at any time hereafter in effect.

       HUD: means the United States Department of Housing and Urban Development or other agency, corporation or instrumentality of the United States to which the powers and duties of the United States Department of Housing and Urban Development have been transferred.

       Investment: means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities of any other Person or any option, contract, certificate or other financial product (including, but not limited to, interest rate swaps and other hedging instruments), or any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be determined in accordance with GAAP.

       Issuing Lender:  is defined in Section 2.6(b).

       Jumbo Mortgage Loan: means a Residential Mortgage Loan that (i) meets all applicable requirements for sale to FNMA or FHLMC or for guaranty by GNMA except that the amount of such Mortgage Loan exceeds the amounts permitted by such requirements, (ii) at the time of origination had a principal balance that did not exceed 80% of the appraised value of the real estate and improvements securing such Mortgage Loan, unless private mortgage insurance was obtained covering such Mortgage Loan, in which case it may have an original principal balance in excess of 80% but not in excess of 95% of such appraised value,
(iii) has a term of
not more than 30 years, (iv) meets all of the then-current requirements for sale to an Approved Investor purchasing such type of Mortgage Loan from the Company or Borrowing Subsidiary, and (v) has an outstanding principal balance on the Pledge Date thereof of less than $1,000,000 in any event.

       Lender: means, at any time, any party having a Commitment hereunder and its successors and permitted assigns.

       Lending Installation: means, with respect to a Lender, any office, branch, subsidiary or affiliate of any Lender.

       Lending Sublimits:  is defined in Section 2.1(a).

       Lien: means, with respect to any asset of any Person, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, such Person shall be deemed to hold subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to such asset.

       Loan: means a loan of money in any amount to the Company or any Borrowing Subsidiary by a Lender pursuant to this Agreement.

       MBS Value: means, with respect to any Security, the lowest of (a) the face amount of such Security, (b) the weighted average purchase price committed to under those Approved Investor Commitments which could cover such Security, determined in the manner set forth in Exhibit F, and (c) if so required from time to time by the Agent, the then-current market value of such Security as conclusively determined by a third party broker of nationally recognized standing selected by the Collateral Agent.

       Moody's: means Moody's Investors Service, Inc. or any successor to its business.

       Mortgage: means a mortgage, deed of trust, security deed or similar instrument purporting to create a first lien or similar interest in real estate and improvements thereon.

       Mortgage Collateral Value: means, with respect to any Mortgage Loan, the lowest of (A) the unpaid principal balance of such Mortgage Loan on the Pledge Date therefor, (B) the net acquisition cost of such Mortgage Loan, if acquired by the Pledgor, (C) the weighted average purchase price (determined on a weekly basis and expressed as a percentage of par) committed to under those Approved Investor Commitments which could cover such Mortgage Loan applied to the unpaid principal balance (as of the Pledge Date) of such Mortgage Loan determined in the manner set forth in Exhibit F, and (D) the then-current market value of such

Mortgage Loan as conclusively determined by a third party broker of nationally recognized standing selected by the Collateral Agent.

       Mortgage Loan: means a loan of money evidenced by a Mortgage Note and secured by a Mortgage.

       Mortgage Note: means a note evidencing the indebtedness secured by a Mortgage.

       Mortgage-Related Indebtedness: means, with respect to the Company and its Subsidiaries, any amount arising out of the issuance in the ordinary course of the mortgage banking business of the Company and its Subsidiaries of (i) mortgage pools, pass-throughs, participation certificates and other mortgage-related securities to the extent that such amount would not, in accordance with GAAP, be shown as indebtedness on a consolidated balance sheet of the Company and its Subsidiaries as at such date and (ii) collateralized mortgage obligations and other mortgage-related securities issued by a Subsidiary of the Company, the payment of principal and interest in respect of which is secured by a Lien on mortgage loans or other mortgage-related securities (or other securities in which the Company invests in the ordinary course of its mortgage banking business) conveyed to such Subsidiary in an amount reasonably anticipated by the Company to approximate the amount required to pay the principal and interest in respect of such collateralized mortgage obligations or other mortgage-related securities (whether or not such amount would, in accordance with GAAP, be shown as indebtedness on a consolidated balance sheet of the Company and its Subsidiaries as at such date).

       Negative Security Event: means any date following a Positive Security Event on which any of the following events occurs: (i) the Company's long term unsecured debt ratings decrease to a level below "A-", as rated by S&P, or a level below "A3", as rated by Moody's, or (ii) the Company's long-term unsecured debt is no longer rated by both S&P and Moody's, or (iii) an Event of Default occurs hereunder, or (iv) any of the Positive Security Conditions shall cease to be satisfied.

       Nonconforming Mortgage Loan: means a Residential Mortgage Loan that (i) is neither a Conforming Mortgage Loan nor a Jumbo Mortgage Loan, (ii) at the time of origination had a principal balance that did not exceed 80% of the appraised value of the real estate and improvements securing such Mortgage Loan, unless private mortgage insurance was obtained covering such Mortgage Loan, in which case it may have an original principal balance in excess of 80% but not in excess of 95% of such appraised value, (iii) has a term of not more than 30 years, (iv) meets all of the then-current requirements for sale to an Approved Investor purchasing such type of Mortgage Loan from the Company or any

Borrowing Subsidiary, and (v) has an original principal balance of less than $200,000 in any event.

       Non-Lender Balance Bank: means any bank or other financial institution approved in advance by the Agent and the Company which is not a Lender hereunder but which is an Affiliate of a Lender and which has executed a Balance Bank Agreement pursuant to which it has agreed to make Discount Advances hereunder and sell such Discount Advances to the Lenders pursuant to
Section 2.4.

       Note: means promissory notes evidencing amounts that may be advanced from time to time under this Agreement, (i) in substantially the form of Exhibit E-1 attached hereto with respect to Loans other than Discount Loans and Bid Loans, (ii) in substantially the form of Exhibit E-2 attached hereto with respect to Discount Loans, and (iii) in a form mutually agreed to between the Company and each Bid Lender with respect to Bid Loans, each duly executed by the Company and each Borrowing Subsidiary and payable to the order of a Lender, including any amendment, modification, renewal or replacement of such promissory notes.

       Notice Address: means, as to any Person, the address of such Person specified in or pursuant to Section 12.2.

       Obligations: means any and all amounts due from the Company or any Borrowing Subsidiary to any of the Lenders, the Agent or the Collateral Agent hereunder or under the Notes, the Security Agreement or any other Credit Document.

       Original Facility:  is defined in the first recital of this Agreement.

       Outstanding CPN: means, as of any date, each commercial paper note issued by the Company which has not been presented for payment or for which payment has not been made in full; provided, however, that as long as there has not occurred an Event of Default, which Event of Default has not been waived by the Required Lenders, "Outstanding CPN" shall not include on any date any such commercial paper note which matures on such date but shall include all such commercial paper notes to be issued on such date.

       Overnight Transaction Advance: means a Swingline Advance which bears interest at the Overnight Transaction Rate.

       Overnight Transaction Effective Rate: means, as of any day for any Overnight Transaction Advance, a rate of interest per annum determined by First Chicago in its sole discretion as its overnight transaction loan rate (at approximately the time at which the applicable Advance Notice or Conversion/Continuation

Notice is received or the time at which an automatic continuation is deemed to have occurred) for such day (or if such day is not a Business Day, on the immediately preceding Business Day) for advances in such amount.

       Overnight Transaction Rate: means, with respect to an Overnight Transaction Advance, a per annum interest rate equal to the sum of the Overnight Transaction Effective Rate plus the Applicable Margin plus one quarter of one percent (0.25%).

       Parent:  means Fund American Enterprises, Inc.

       Participants:  is defined in Section 11.2(a).

       PBGC: means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

       Person: means an individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

       Plan: means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

       Pledge Date: means the date on which a Mortgage Loan or a Security is first delivered in pledge to the Collateral Agent, provided that (i) the date of delivery of a Mortgage Loan covered by an AP Notice shall be deemed to be the date of delivery of such AP Notice even after subsequent delivery of the related Required Mortgage Documents, and (ii) the "Pledge Date" for all Collateral previously held by the Collateral Agent under the Original Facility shall be deemed to be the date on which such Collateral was first delivered to the Collateral Agent under the Original Facility even though such date is prior to the date of this Agreement.

       Pledged Item:  means any Pledged Mortgage or Pledged Security.

       Pledged Mortgages: means Mortgage Loans that are from time to time designated by the Company or any Borrowing Subsidiary and the Required Mortgage Documents in respect of which are required to be delivered to the Collateral Agent pursuant to any of this Agreement or the Security Agreement, including all Required Mortgage Documents related thereto.

       Pledged Securities: means Securities that are from time to time designated by the Company or any Borrowing Subsidiary and required to be delivered to the Collateral Agent pursuant to either this Agreement or the Security Agreement, whether or not such Pledged Securities are Eligible Pledged Securities.

       Pledged Servicing: means, as of any date of determination thereof, all right, title and interest of the Company, of every kind and nature, whether now existing or hereafter arising, in and to all Servicing Agreements, together with all accounts receivable arising therefrom, now or hereafter existing, including without limitation all rights of the Company to sell or assign its interest therein and all amounts payable to the Company thereunder arising out of any termination thereof, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, disks, cards, accounting records and other records and data of the Company related to the Mortgage Loans covered by such Servicing Agreements and all proceeds and products thereof.

       Pledged Servicing Sale Receivables: means Servicing Sale Receivables which are from time to time designated by the Company and pledged to the Collateral Agent in accordance with this Agreement and the Security Agreement.

       Pledgor:  is defined in Section 4.7.

       Positive Security Conditions:  is defined in Section 4.13(a).

       Positive Security Event: means any date on which the Agent has acknowledged in writing that (i) the Company's long-term unsecured debt ratings are at a level equal to or above "A-", as rated by S&P, and a level equal to or above "A3", as rated by Moody's, when either such ratings were previously below such respective level, and (ii) the Positive Security Conditions are satisfied, after which date the Lenders' security interest in the Collateral may be abated at the Company's request pursuant to Section 4.13.

       Published Federal Funds Effective Rate: means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

       Purchase Price:  is defined in Section 2.4(d).

       Ratable Medium-Term Notes: means those certain notes issued by the Company which are required to be ratably secured with any other secured debt of the Company pursuant to the terms of (i) an Indenture, dated as of September 15, 1986, between Fireman's Fund Mortgage Corporation (predecessor in interest to the Company) and National Bank of Detroit, as trustee, as supplemented by certain supplemental indentures and (ii) an Indenture, dated as of November 21, 1988, between Fireman's Fund Mortgage Corporation and The First National Bank of Chicago, as trustee, as supplemented by certain supplemental indentures.
The current trustee under each of the indentures relating to the Ratable Medium-Term Notes is Norwest Bank Minnesota, N.A., a national banking association.

       Rate Option: means the Eurodollar Rate, the Overnight Transaction Rate, the Federal Funds Rate, the Discount Rate, the Alternate Base Rate, the Swingline Buydown Rate, or, if available, any Bid Rate.

       Recourse Servicing: means any servicing rights under a Servicing Agreement (other than any Servicing Agreement with GNMA) which obligates the Company to repurchase Mortgage Loans upon default by the borrower thereunder or indemnify any party having an interest in such Mortgage Loans against any principal loss arising from such a default, unless (i) the Company has obtained and maintains in effect insurance with coverages satisfactory to Agent from an insurance company having a AAA rating covering the risk of being required to so indemnify any such party, or (ii) the Company's obligation to indemnify any party against any principal loss is limited to 10% or less of any such loss.

       Regulation D: means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

       Regulation U: means Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

       Reinstated Repurchased Agency Loans and Receivables: means Eligible Repurchased Agency Loans and Receivables which have been reinstated and as to which (i) the Company shall have delivered to the Collateral Agent the Required Mortgage Documents and a copy of the insurance or guaranty certificate (and, if requested by the Agent or Collateral Agent, an original of such certificate and any other Additional Required Mortgage Documents) related thereto and (ii) no more than two installments of principal or interest are past due since the reinstatement of the Mortgage Loan.

       REO: means any interest in real property and the improvements thereon owned by the Company as a result of the foreclosure or transfer in lieu of foreclosure of a Mortgage Loan.

       Reportable Event: means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

       Repurchased Agency Loans and Receivables: means all VA Mortgage Loans or FHA Mortgage Loans (plus any REO or accounts receivable from FHA or VA resulting therefrom, including guaranty claims against VA and insurance claims against FHA or HUD) which were originally repurchased by the Company from Security holders. In each case such Mortgage Loans (and the REO or accounts receivable resulting therefrom) shall be valued based solely on (i) the amount of principal last due under such Mortgage Loan, even after conversion of such Mortgage Loan to REO, plus (ii) the amount of past-due interest advanced by the Company on account of such Loan which is guaranteed by VA or insured by FHA; provided, however, that 90 days after written notice to the Company that the Required Lenders have elected to exclude past-due interest from such valuation, such valuation shall cease to include the past-due interest described under clause (ii).

       Required Lenders: means (i) the lenders having two-thirds of the Aggregate Commitment then in effect, or (ii) if the Commitments have been terminated, Lenders having at least two-thirds of the aggregate Loans then outstanding.

       Required Mortgage Documents: means the instruments and documents described in Schedule A to the Security Agreement, as applicable to the particular Mortgage Loan, which are required to be delivered to the Collateral Agent and such other instruments and documents described therein as the Agent or Collateral Agent may request.

       Required Servicing Collateral Amount: means, on any date, the positive amount, if any, equal to (1) the lesser of (a) the amount by which the Credit Requirement on such date exceeds the Warehouse Borrowing Base on such date and
(b) the principal
amount of all Loans other than Bid Loans outstanding on such date, multiplied by (2) a fraction having a numerator equal to the principal amount of all Loans other than Bid Loans outstanding on such date and a denominator equal to the sum of the principal amount of all Loans other than Bid Loans outstanding on such date plus the unpaid principal amount of the Ratable Medium-Term Notes on such date.

       Reserve Requirement: means, with respect to the Eurodollar Rate applicable to a Discount Loan Period or a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities on the date of determination of such Eurodollar Rate.

       Residential Mortgage Loan: means a Mortgage Loan secured by a Mortgage on a Single Family Residence.

       Restricted Payment: means: (i) with respect to the Company, any payment of any dividends upon any shares of the Company's stock now or hereafter outstanding, except dividends payable in the stock of the Company, and any other distribution of assets to its stockholders, as such, (including any repurchase of the Company's stock) whether in cash, property, or securities, other than the exchange of Subordinated Debt for Series A Preferred Stock; and
(ii) any payment of principal of or interest on the Subordinated Debt, and any amounts deposited with the trustee under the Subordinated Debt Indenture or otherwise irrevocably set aside for the benefit of the holders of the Subordinated Debt for the purpose of defeasance of the Subordinated Debt.

       Resulting Entity: means the Company and its consolidated Subsidiaries after giving effect to any Fundamental Change or Investment.

       S&P: means Standard & Poor's Ratings Group or any successor to its business.

       SEC: means the Securities and Exchange Commission (or any successor entity).

       Secured Debt: means the sum of the Credit Indebtedness and all amounts outstanding under the Ratable Medium-Term Notes.

       Secured Parties: means, collectively, the Lenders, the Non-Lender Balance Banks (to the extent of any Credit Indebtedness owed to such Non-Lender Balance Banks), the Agent, the Collateral Agent and the holders of the Ratable Medium-Term Notes.

       Security:  means any FHLMC Security, FNMA Security or GNMA Security.

       Security Agreement: means the Second Amended and Restated Security and Collateral Agency Agreement as of even date herewith, substantially in the form of Exhibit D attached hereto, by and among the Company, each Borrowing Subsidiary, the Agent, the trustee under the indentures relating to the Ratable Medium-Term Notes, and the Collateral Agent, pursuant to which a security interest is created in favor of the Collateral Agent for the Secured Parties in certain Collateral to be pledged pursuant to this Agreement, as the same may, from time to time, be further supplemented, modified or amended.

       Series A Preferred Stock: means the Company's 8.42% Cumulative Preferred Stock, Series A.

       Servicing Agreement: means a written contract of the Company with another Person to act on behalf of such other Person to, among other things, receive payments in respect of Mortgage Loans and to service Mortgage Loans, but shall not include the servicing rights related to (i) any Residential Mortgage Loans while they constitute Collateral, (ii) any commercial Mortgage Loans, or (iii) any other Mortgage Loans held for investment by the Company, Parent or any of their respective Subsidiaries.

       Servicing Collateral Fee Rate: means, as of any date the percentage per annum set forth on Schedule 2 attached hereto which is in effect on such date, changing as and when the Company's long-term unsecured debt rating by either S&P or Moody's changes as described therein.

       Servicing Purchaser: means a Person which has purchased Servicing Agreements from the Company.

       Servicing Sale Receivables: means funds due to the Company from a Servicing Purchaser in connection with a sale of Servicing Agreements from the Company to such Servicing Purchaser.

       Settlement Account:  means the account established pursuant to Section
4.11.

       Single Family Residence: means a one to four family dwelling unit, which may be a condominium unit but which shall not be a mobile home (unless qualified under a Federal Agency program) or a dwelling unit in a cooperative apartment building.

       Subordinated Debt: means the principal amount of (but not any interest on) the unsecured subordinated Debt of the Company outstanding from time to time (which amount shall not exceed $100,000,000) evidenced by the Quarterly Income Capital Securities (Subordinated Interest Deferrable Debentures, Due
2025) of the Company issued in exchange for certain of the Series A Preferred Stock, the terms of which unsecured subordinated Debt are set forth in the Subordinated Debt Indenture; but shall not include any such unsecured subordinated Debt with respect to which any amounts shall have been deposited with the trustee under the Subordinated Debt Indenture or otherwise irrevocably set aside for the benefit of the holders of such Debt for the purpose of defeasance of such Debt.

       Subordinated Debt Indenture: means that certain Subordinated Indenture, dated as of December 1, 1995, as amended or supplemented from time to time, by and between the Company and IBJ Schroeder, as trustee, pursuant to which the Company has issued or will issue the Subordinated Debt.

       Subservicing Agreement: means a Servicing Agreement between the Company and a Person which does not own the Mortgage Loans being serviced thereunder but only has servicing or other non-ownership rights with respect thereto.

       Subsidiary: of a Person means (i) any corporation more than 50% of the outstanding voting securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

       Swingline Advances: means all Advances made by the Swingline Lender which are designated by the Company or a Borrowing Subsidiary as Swingline Advances in the applicable Advance Notice, which Advances may be Overnight Transaction Advances, Alternate Base Rate Advances or Swingline Buydown Advances.

       Swingline Buydown Advance: means a Loan made pursuant to Section 2.5(b) by the Swingline Lender at the Swingline Buydown Rate.

       Swingline Buydown Rate: means a rate to be agreed upon by the Company and the Swingline Lender to apply to Swingline Buydown Advances pursuant to a Balance Bank Agreement between the Swingline Lender and the Company.

       Swingline Commitment: means, the obligation of the Swingline Lender to make Swingline Advances hereunder not exceeding $10,000,000.

       Swingline Lender:  means First Chicago.

       Termination Date: means November 11, 1999, or if any such day is not a Business Day, the next preceding Business Day.

       Transferee:  is defined in Section 11.4.

       Unsecured Leverage Ratio: means as of any date, the applicable maximum leverage ratio (which changes as and when the Aggregate Commitment changes) set forth in Section 8.9(b).

       VA: means the Veterans Administration or other agency, corporation or instrumentality of the United States as to which the powers and duties of the Veterans Administration have been transferred.

       VA-Approved Lender: means an institution that is approved by the VA to act as a lender in connection with the origination of any Mortgage Loan guaranteed by the VA.

       VA Mortgage Loan: means a Mortgage Loan that is secured by a first lien on land and the Single Family Residence constructed thereon and is guaranteed by the VA.

       Warehouse Borrowing Base: means, for any date, that portion of the Aggregate Borrowing Base on such date attributable to Eligible Collateral other than Eligible Pledged Servicing.


       1.2  Interpretation.

               (a) Words of the masculine gender include correlative words of the feminine and neuter genders.

               (b) Unless the context shall otherwise indicate, words importing the singular include the plural and vice versa.

               (c) Articles and Sections referred to by number mean the corresponding Articles and Sections of this Agreement.

               (d) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms as used in this Agreement, refer to this Agreement as a whole unless otherwise expressly stated.


       1.3  Accounting Terms and Determinations.

               Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company delivered to the Lenders. To enable the ready and consistent determination of compliance with the covenants set forth herein, neither the Company nor any Borrowing Subsidiary will change its fiscal year from a calendar year without (i) advance written notice to the Lenders, (ii) providing interim financial reports certified by the Company, by the dates that such reports would have been required prior to such change, and (iii) providing an interim audited financial statement if more than fifteen (15) months will have elapsed between annual audited financial statements as a result of such change.


                                   ARTICLE II
                                   BORROWINGS


       2.1  Availability and Adjustments.

               (a) Agreement to Lend. Subject to subparagraphs (1) through (4) below (the "Lending Sublimits"), each Lender severally agrees to make Loans to the Company and participate in purchases of Discount Advances (and, to the extent and not to exceed the amounts provided in the second Recital of this Agreement, the Swingline Lender agrees to make Swingline Advances to the Borrowing Subsidiaries) on the terms and conditions set forth in this Agreement from time to time through the Business Day immediately preceding the Termination Date, provided that, on any date, after giving effect to such Loans and all other Loans that the Company or any Borrowing Subsidiary has requested be made on such date:

                        (1) the aggregate principal balance then outstanding under all Loans made by any Lender under this Agreement (excluding the aggregate principal balance then outstanding of any Bid Loans made by such Lender and any portion of Discount Advances made by such Lender which have been sold or, will on such date be simultaneously sold, to the other Lenders under
               Section 2.4) shall not at any time exceed the sum of (i) such Lender's then-current General Commitment, and (ii) such Lender's then-current Swingline Commitment, if any;

                        (2) the aggregate principal balance of all Loans outstanding under this Agreement plus the aggregate face amount of all Outstanding CPNs plus the amount of all outstanding (whether currently due or contingent) Approved GNMA Letter of Credit Obligations shall not at any time exceed the then-current Aggregate Commitment;

                        (3) the Credit Requirement shall not exceed the Aggregate Borrowing Base;

                        (4) except as otherwise set forth in Section 2.5(c), the aggregate principal balance of all Swingline Advances outstanding under this Agreement at any time shall not exceed the Swingline Commitment.

       Subject to the terms hereof, the Company and the Borrowing Subsidiaries may borrow, repay and reborrow amounts hereunder.

               (b) Optional Increases in Aggregate Commitments. The Company shall have the right to increase the Aggregate Commitment, but not to an amount in excess of $1,250,000,000, by obtaining additional Commitments, either from one or more of the Lenders or another lending institution provided that (A) the Agent has approved the identity of any such new Lender, (B) any such new Lender assumes all of the rights and obligations of a "Lender" hereunder, and (C) the Agent has received a "New/Modified Commitment Supplement" in the form of Exhibit H attached hereto, which supplement shall be executed by the Company, each Borrowing Subsidiary, the Agent and any Lender modifying its Commitment thereby. Each New/Modified Commitment Supplement shall be deemed to amend Exhibit C to the extent necessary to reflect any changes in the Commitments hereunder, and the Agent shall promptly deliver a copy of such supplement to each Lender whose Commitment Percentage is affected thereby.

               (c) Optional Reductions in Aggregate Commitments. The Company shall have the right to reduce the Aggregate Commitment upon ten Business Days' prior written notice to the Agent, provided that such voluntary reductions shall be made only in multiples of $10,000,000. Upon a reduction of the Aggregate Commitment pursuant to the preceding sentence, each Lender's General Commitment shall be decreased pro rata in accordance with such Lender's Adjusted Commitment Percentage. On or before the effective date of any such reduction, the Company shall, if necessary, repay sufficient Loans to prevent the remaining outstanding Loans hereunder, after giving effect to such permanent reduction, from exceeding the Lending Sublimits.


       2.2  Fees.

               The Company shall pay the following fees (the "Fees"):

               (a) Facility Fee. A facility fee based on the Aggregate Commitment from time to time, calculated at the Facility Fee Rate, changing when and as such rate changes, expressed as a per diem rate on the actual Aggregate Commitment for each day during the preceding full or partial calendar quarter, payable in arrears, on or before the fifth Business Day of each calendar quarter and on the Termination Date. This fee shall be allocated among the Lenders on a pro rata basis in accordance with their respective Commitments (including any Swingline Commitment) on each day during such quarter.

               (b) Servicing Margin/Servicing Collateral Fee. A servicing collateral fee based on the Required Servicing Collateral Amount, which fee shall be calculated at the Servicing Collateral Fee Rate, changing as and when such rate changes, expressed as a per diem rate on the actual Required Servicing Collateral Amount for each day during the preceding full or partial calendar quarter, payable in arrears on or before the fifth business day of each calendar quarter and on the Termination Date. This fee shall be allocated among the Lenders on a pro rata basis in accordance with the principal balance of their respective outstanding Loans other than Bid Loans on those days during such quarter on which there was a Required Servicing Collateral Amount.

               (c) Amendment Fee. An amendment fee of $1,000 to each Lender for each amendment to this Agreement requested solely by the Company in excess of two (2) amendments during any calendar year.

               (d) Other Fees Payable to Agent. Any fees payable to the Agent pursuant to the Company's prior letter agreement with the Agent.

               (e) Up Front Fees Payable to Lenders. Up-front fees payable to the Lenders, based on each Lender's accepted allocated Commitment, in the amounts set forth on the schedule of up-front fees dated October 2, 1996 previously delivered to the Lenders by the Agent.

               (f) Collateral Agent Fees. Collateral Agent fees payable to Collateral Agent for its services rendered pursuant to the Security Agreement as agreed to by the Company and the Collateral Agent from time to time.

               (g) Fees Payable in Connection with Discount Loans or Swingline Buydown Advances. Any deficiency fees owing to the Balance Banks or the Swingline Lender under the Balance Bank Agreements due to the Company's failure to maintain sufficient deposits with such Balance Banks or the Swingline Lender and any other fees owing under the Balance Bank Agreements.


       2.3  Advances.

               (a) Types of Advances. Each Advance hereunder shall consist of Loans made from one or more of the Lenders and requested by the Company or a Borrowing Subsidiary in accordance with Section 2.9. Subject to the terms and conditions herein, Eurodollar Advances, Alternate Base Rate Advances and Federal Funds Advances shall be generally available as permitted by the Lending Sublimits. Discount Advances shall be available only as provided in Section 2.4. Swingline Advances shall be available as provided in Section 2.5. Bid Loans shall be available as provided in
Section 2.6. Notwithstanding anything to the contrary contained in this Agreement, at any time during the continuance of a Default the Agent may (and at the direction of the Required Lenders shall) declare by notice to the Company that no Advance may be made as, converted into or continued as a Eurodollar Advance or a Discount Advance, and each such Advance shall automatically be converted into a Federal Funds Advance at the expiration of the interest period applicable thereto.

               (b) Rate Options. Eurodollar Advances, Alternate Base Rate Advances, Federal Funds Advances, Swingline Buydown Advances and Overnight Transaction Advances shall accrue interest at the Eurodollar Rate, the Alternate Base Rate, the Federal Funds Rate, the Swingline Buydown Rate and the Overnight Transaction Rate, respectively. Discount Advances shall not bear interest but shall be made on a discounted basis by one or more Balance Banks and shall be sold to the other Lenders in accordance with Section 2.4.

               (c) Funding of Advances. Discount Advances, Swingline Advances and Bid Loans shall be funded by the Lenders as provided in Sections 2.4, 2.5 and 2.6, respectively. All other Advances shall be funded on a pro rata basis among all Lenders in accordance with each Lender's Adjusted Commitment Percentage.

               (d) Reallocation of Swingline Advances. Upon the election of the Swingline Lender at any time, all outstanding Swingline Advances (including Swingline Advances made pursuant to Section 2.5(c) below) designated by the Swingline Lender shall be reallocated among all Lenders in accordance with each Lender's Adjusted Commitment Percentage, and each such Swingline Advance shall thereafter be deemed for all purposes a Federal Funds Advance. Notwithstanding the preceding sentence or any other provision of this Agreement, no portion of any Swingline Advance shall be reallocated to any Lender to the extent such reallocation would cause such Lender's share of the aggregate unpaid principal amount of all Loans (other than Bid Loans) then outstanding under this Agreement to exceed its General Commitment hereunder.

               (e) Reallocation Upon Default. Automatically after the occurrence of an Event of Default described in Section 10.1(k) and upon the request of any Lender during the continuance of any other Event of Default, (i) all Swingline Advances made in accordance with this Agreement, Federal Funds Advances and Alternate Base Rate Advances (excluding Bid Loans) shall be immediately reallocated among all Lenders in accordance with each Lender's Commitment Percentage, and each Swingline Advance shall thereafter be deemed for all purposes a Federal Funds Advance, and (ii) each Eurodollar Advance and Discount Advance shall, upon the expiration of the interest period applicable thereto, automatically be converted into a Federal Funds Advance and reallocated among all Lenders in accordance with each Lender's Commitment Percentage. Each Lender holding less than its Commitment Percentage of all Advances (excluding Bid Loans) shall at the times set forth for reallocations in the preceding sentence immediately purchase for cash and at face value such participations in the Notes held by other Lenders, and make such other adjustments, as may be needed to cause each Lender to hold its Commitment Percentage of the Advances hereunder (other than Bid Loans made by such Lender). Notwithstanding the preceding provisions of this Section 2.3(e) or any other provision of this Agreement, no Lender shall be required to so purchase such participations to the extent that such purchase would cause such Lender's share of the aggregate unpaid principal amount of all Loans (other than Bid Loans) then outstanding under this Agreement to exceed its Commitment hereunder.


       2.4     Discount Advances.

               (a) Funding of Discount Loans. Subject to the terms and conditions herein (including the Lending Sublimits) and the terms and conditions of any Balance Bank Agreement, the Company may request a Discount Advance from any Balance Bank; provided that Discount Advances shall be made only on the tenth day of each calendar month or, if such tenth day is not a Business Day, on the next succeeding Business Day thereafter.

               (b)  Discounted Advance.   Each Discount Loan made available
hereunder shall not bear interest but shall instead be funded to the Company at a discount ("Balance Bank Discount") from the principal amount repayable by the Company at the end of the applicable Discount Loan Period (the "Face Amount") calculated to yield to the Balance Bank, when the Face Amount is repaid in full at the end of the applicable Discount Loan Period, a per annum return on the amount advanced equal to the Discount Rate for the applicable Discount Loan Period. The full Face Amount of each Discount Advance shall then be repaid by the Company at the expiration of the applicable Discount Loan Period. Accordingly, each Discount Advance shall bear no interest prior to the expiration of the applicable Discount Loan Period. The amount of the Discount Advance actually disbursed to the Company on the Advance Date therefor (which amount shall necessarily be less than the Face Amount) shall be equal to the amount requested by the Company in the Advance Notice requesting such Discount Advance, and the Face Amount shall be determined by the Agent based on the Balance Bank Discount. From and after the expiration of such Discount Loan Period, each Discount Loan constituting a portion of such Discount Advance not repaid shall bear interest on its Face Amount at the rate set forth in Section 2.7.

               (c) Balance Bank Agreement. Discount Advances are based upon the expectation that the Company will maintain average daily qualifying balances with the applicable Balance Bank during the applicable Discount Loan Period. The Agent will collect and disburse the Discount Advances, but shall not be obligated to confirm any matters with respect to balances maintained with Balance Banks or to collect any fees or amounts charged by Balance Banks with regard to such balances. Each Balance Bank shall with the Company's agreement impose its own requirements upon the Company in dealing with deviations in actual balances from projected balances. All such matters shall be governed by separate Balance Bank Agreements between each such Balance Bank and the Company, and the Agent shall have no responsibility therefor. No Discount Advance shall be available from a particular Balance Bank until (i) the Company and such Balance Bank have executed and delivered a Balance Bank Agreement and so advised the Agent in writing, and (ii) in the case of a Non-Lender Balance Bank, such Non-Lender Balance Bank shall have executed either this Agreement or a Non-Lender Balance Bank Supplement in the form of
Exhibit I hereto agreeing to be bound by the terms of this Section 2.4.

               (d) Ratable Purchase by All Lenders. A portion of each Discount Advance (or, in the case of Non-Lender Balance Banks, the entire Discount Advance made in accordance with the terms of this Agreement), shall be sold simultaneously with the funding by the Balance Bank to the other Lenders (each a "Purchasing Lender") on a pro rata basis in accordance with each such Lender's Adjusted Commitment Percentage. Each Purchasing Lender hereby agrees to purchase and acquire, prior to funding, for cash at the Purchase Price and without recourse to the Balance Bank, its Adjusted Commitment Percentage share of such Discount Advance (as to each Purchasing Lender, such amount shall be a Discount Loan by such Lender). The purchase price ("Purchase Price") payable by each Purchasing Lender shall be calculated to yield such Lender upon payment at the end of the applicable Discount Loan Period of its Discount Loan a per annum return on the Purchase Price equal to the Eurodollar Rate which would have been applicable for a one month Eurodollar Interest Period ending on the same date as such Discount Loan Period. Each Balance Bank hereby irrevocably agrees to sell and assign, without recourse, such portion of every Discount Advance made by such Balance Bank (or, in the case of Non-Lender Balance Banks, the entire amount of each such Discount Advance) to each Purchasing Lender at the applicable Purchase Price. Each Balance Bank (other than Non-Lender Balance Banks) shall retain its Adjusted Commitment Percentage share of the Face Amount of each Discount Advance, which shall constitute a Discount Loan owing to the Balance Bank.

               (e) Minimum Amounts; Funding. Each Discount Advance shall be requested by the Company in accordance with Section 2.9. On the Advance Date for each such Discount Advance, subject to the other provisions hereof and upon receipt by the Agent for the account of the Balance Bank from each of the Purchasing Lenders of the aggregate Purchase Price required to be made available by such Lenders, the Balance Bank will make the full Discount Advance available to the Agent for the account of the Company in the manner specified in Section 2.11. On the Advance Date for each such Discount Advance, each Purchasing Lender will make available to the Agent for the account of the Balance Bank in immediately available funds an amount equal to the Purchase Price for the share of such Discount Advance being purchased by such Lender from the Balance Bank.

               (f) Consent to Assignment. The Company hereby acknowledges and consents to the assignment of Discount Loans by each Balance Bank to the other Lenders, as contemplated by this Section 2.4. The Company and the Agent shall treat each Purchasing Lender with respect to its share of each Discount Advance as if such share of such Discount Advance had originally been made by such Purchasing Lender directly to the Company as a Discount Loan.

               (g) Discount Notes. The Discount Loans owing to each Lender shall be evidenced by a single master promissory note of the Company in the full amount of such Lender's Commitment, substantially in the form of Exhibit E-2 (a "Discount Note") executed and delivered prior to the initial Discount Advance, payable to the order of such Lender and representing from time to time the obligation of the Company to pay the aggregate Face Amount of all Discount Loans then owed to such Lender.


       2.5  Swingline Advances.

               (a) In General. Subject to the terms and conditions herein, the Company and each Borrowing Subsidiary may request Swingline Advances from the Swingline Lender on a non-pro rata basis, and such Swingline Advance shall be funded to the Company or a Borrowing Subsidiary, as applicable, by the Swingline Lender on the Advance Date therefor. As set forth in, but subject to the provisions of, Sections 2.3(d) and (e), Swingline Advances shall be reallocated among the Lenders (i) automatically after the occurrence of an Event of Default described in Section 10.1(k), (ii) upon the request of any Lender during the continuance of any other Event of Default, and
(iii) upon the election of the Swingline Lender made at any time.

               (b)  Swingline Buydown Advances.   Swingline Buydown Advances
are based upon the expectation that the Company will maintain average daily qualifying balances with the Swingline Lender while any Swingline Buydown Advance is outstanding. The Swingline Lender shall with the Company's agreement impose its own requirements upon the Company in dealing with deviations in actual balances from projected balances. All such matters shall be governed by a Balance Bank Agreement between the Swingline Lender and the Company.

               (c) Swingline Advances to Pay Amounts Due to Swingline Lender. If any amounts are advanced by the Swingline Lender to cover checks or wire transfers from Company or Borrowing Subsidiary accounts maintained with the Swingline Lender when there are insufficient funds in such accounts to cover the applicable check or wire transfer and sufficient funds are not deposited in the applicable account before the close of business on the day on which the applicable check or wire transfer request is honored, then the Company shall be deemed to have requested, and the Swingline Lender may (but shall not be obligated to) elect to make, a Swingline Advance at the Alternate Base Rate to pay such overdraft amount (even if such a Swingline Advance would cause the aggregate amount of all outstanding Swingline Advances to exceed the Swingline Commitment); provided however, that (i) the Swingline Lender shall not make any such Swingline Advance to the extent such Advance would cause the Credit Requirement to exceed the Aggregate Borrowing Base, and (ii) the reallocations of any such Swingline Advances among the Lenders shall be as set forth in, but subject to the provisions of, Sections 2.3(d) and (e).


       2.6  Bid Loans and Approved GNMA Letters of Credit.

               (a) Special Bids. The Company may, at any time, solicit a bid from any Lender on a non-pro rata basis for a loan (a "Bid Loan") in such amount and accruing interest at such rate as may be bid to the Company by such Lender for interest periods of 1 to 45 days. Such Lender, in its sole discretion, may make such a bid for a Bid Loan. The Company will be under no obligation to accept any such bid, but may accept any one, or more than one, of such bids. A Lender whose bid has been accepted by the Company shall be referred to as a "Bid Lender". The Company and each Bid Lender shall execute and submit a Bid Loan Notice in the form of Exhibit G hereto to the Agent concurrently with the Advance Notice for such Bid Loan.

               (b) Approved GNMA Letters of Credit. The Company may, at any time, request that any Lender issue a letter of credit in favor of GNMA as a result of the failure by the Company or any Borrowing Subsidiary to satisfy all document submission requirements of GNMA in connection with the certification or re-certification by GNMA of a pool of Mortgage Loans. If a Lender agrees to issue such a letter of credit and desires that such letter of credit be ratably secured (along with the other Credit Indebtedness) by the Collateral, such Lender shall submit to the Agent a copy of the proposed letter of credit and copies of any related reimbursement agreement or other related documentation. If (i) the Agent approves such letter of credit and other documentation (which approval shall not be unreasonably withheld), and (ii) the letter of credit expires by its terms on a date which is prior to the Termination Date, then such letter of credit shall constitute an Approved GNMA Letter of Credit and such Lender shall constitute an "Issuing Lender". No such letter of credit shall be considered an Approved GNMA Letter of Credit if its inclusion as an Approved GNMA Letter of Credit would, at the time of issuance, cause any Lending Sublimit to be exceeded. The Company and the applicable Issuing Lender shall promptly notify the Agent upon (i) the expiration, cancellation or honoring of any Approved GNMA Letter of Credit, and
(ii) the payment by the Company or the applicable Borrowing Subsidiary of any amounts due to the Issuing Lender in respect of any Approved GNMA Letter of Credit Obligations. No Issuing Lender nor the Company shall amend or renew any Approved GNMA Letter of Credit or any related reimbursement agreement or other related document without the prior written consent of the Agent (which consent shall not be unreasonably withheld).

               (c) Additional Commitment. Each Bid Lender's commitment under an accepted special bid and each Issuing Lender's issuance of an Approved GNMA Letter of Credit shall be in addition to such Lender's Commitment and shall not reduce such Lender's obligation to continue to fund its Adjusted Commitment Percentage of any other Advance.

               (d) Notes. Each Bid Loan owing to each Bid Lender shall not be evidenced by the Notes executed and delivered in the form of Exhibit E-1 and E-2, but shall instead be evidenced by an additional promissory note or notes in a form mutually agreed to by the Company and such Bid Lender. The Agent shall have no responsibility to confirm the existence or substance of such additional promissory notes.


       2.7     Rate after Maturity.

               Any Advance not paid at maturity, whether by acceleration or otherwise, and any other amount not paid when due hereunder shall bear interest until paid in full at a rate per annum equal to the Alternate Base Rate plus two percent (2.0%) per annum; provided, however, that such interest rate after maturity shall in no event be less than the interest rate that was in effect with respect to such Advance prior to maturity.


       2.8     Interest Payment Dates.

               Interest shall accrue at the relevant rate for each day from the day on which the proceeds of such Advance are made available to the Company or a Borrowing Subsidiary. Interest accrued on each Advance other than a Eurodollar Advance or a Discount Loan (which does not accrue interest prior to maturity) shall be payable on the first to occur of (i) the first Business Day of the immediately following calendar month, commencing with the first such date to occur after the date hereof, or (ii) at maturity, whether due to acceleration or otherwise. Interest accrued on each Eurodollar Advance shall be payable on the first to occur of (i) the last day of each Eurodollar Interest Period, or (ii) any date on which any such Eurodollar Advance is prepaid, whether due to acceleration or otherwise, or (iii) the Termination Date. Interest and Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made. Interest shall not be payable for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.


          2.9  Method of Selecting Rate Options and Interest Periods.

               Subject to the terms hereof, for each Advance hereunder the Company (or a Borrowing Subsidiary or the Company on behalf of a Borrowing Subsidiary in the case of Swingline Advances to be borrowed by a Borrowing Subsidiary) shall give the Agent irrevocable notice (an "Advance Notice") not later than (i) 10:00 a.m. (Chicago time) on the proposed Advance Date for each Bid Loan or Federal Funds Advance, (ii) noon (Chicago time) on the proposed Advance Date for each Alternate Base Rate Advance (other than Swingline Advances), (iii) 3:00 p.m. (Chicago time) on the proposed Advance Date for each Overnight Transaction Advance, (iv) 4:00 p.m. (Chicago time) on the proposed Advance Date for each Swingline Advance which is an Alternate Base Rate Advance or a Swingline Buydown Advance, and (v) 11:00 a.m. (Chicago time) three (3) Business Days before the Advance Date for each Eurodollar Advance and each Discount Advance, specifying:

               (a) the Advance Date, which shall be a Business Day, of such Advance,

               (b) the aggregate amount of such Advance, which shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, except that (i) Swingline Advances other than Overnight Transaction Advances shall have no minimum amount and need not be in multiples of $1,000,000, and (ii) Overnight Transaction Advances shall be in a minimum amount equal to $100,000 but need not be in multiples of $1,000,000.

               (c)      the type of such Advance,

               (d) the interest period applicable to such Advance, if applicable,

               (e) if such Advance is a Discount Advance, the Balance Bank or Balance Banks for such Advance and, if applicable, the portion of such Discount Advance allocated to each such Balance Bank,

               (f) if such Advance is a Bid Loan, the Bid Lender for such Bid Loan,

               (g) if such Advance is a Swingline Advance, which entity (i.e. the Company or a particular Borrowing Subsidiary) is the borrower of such Advance, and

               (h) what portion, if any, of such Advance is to be used solely for the purpose of repaying maturing commercial paper.

Notwithstanding the foregoing, the Agent may also agree, in its sole discretion, to accept (A) an Advance Notice requesting a Swingline Advance which is an Alternate Base Rate Advance or Swingline Buydown Advance or (B) a Bid Loan Notice at any time up until the close of the Agent's business day. Delivery of an Advance Notice, whether by telephone or in writing, shall constitute a representation and warranty that, after giving effect to the amount of the Advance being requested, (i) the then-current Aggregate Borrowing Base is equal to or greater than the Credit Requirement, and (ii) no Lending Sublimit shall be exceeded. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. The interest rate on each Overnight Transaction Advance or Federal Funds Advance shall be recalculated daily for each day that such Overnight Transaction Advance or Federal Funds Advance is continued under Section 2.12(ii). Each Eurodollar Advance shall bear interest for each day from and including the first day of the Eurodollar Interest Period applicable thereto to (but not including) the last day of such Eurodollar Interest Period at the interest rate determined as applicable to such Advance. The Company shall select Eurodollar Interest Periods and Discount Loan Periods with respect to Eurodollar Advances and Discount Loans so that it is not necessary to pay a Eurodollar Advance or Discount Loan prior to the last day of the applicable Eurodollar Interest Period or Discount Loan Period, as the case may be, in order to make the mandatory repayment on the Termination Date. Any change in the Applicable Margin shall be effective immediately with respect to the interest rates on any Loans outstanding other than Discount Loans. Changes in the Applicable Margin relating to Discount Loans shall not affect Discount Loans outstanding at the time of any such change but shall be effective with respect to any Discount Loans made after the date of any such change.


         2.10  Maximum Number of Eurodollar Loans.

               The Company may not request an additional Eurodollar Advance if the making of such Advance would result in any Lender holding Eurodollar Loans having more than six (6) different Eurodollar Interest Periods at any given time.


         2.11  Funding Procedures.

               Not later than 2:00 p.m. (Chicago time) on each Advance Date, each Lender shall make available its Loan or Loans (including Bid Loans), in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XII, provided that Swingline Advances may be funded at any time up to (i) the close of the Swingline Lender's business day so long as First Chicago is both the Agent and the sole Swingline Lender, or (ii) 4:00 p.m. (Chicago time) if First Chicago is not both the Agent and the sole Swingline Lender. The Agent will make the funds so received from the Lenders available to the Company or a Borrowing Subsidiary, as applicable, at the Agent's aforesaid address, subject to the provisions of Article V. Notwithstanding the foregoing, the Agent may also agree, in its sole discretion, to accept delivery of Bid Loan funds and to make such funds available to the Company at any time up to the close of the Agent's business day.


       2.12  Conversion and Continuation.

                     (i) The Company may elect from time to time, subject to the provisions of Sections 2.3(a), 2.9 and 2.10 and the Lending Sublimits to convert all or any part of any Advance (other than a Bid Loan or Discount Advance) into a different type of Advance, provided that any conversion of any such Eurodollar Advance shall be made on, and only on, the last day of the applicable Eurodollar Interest Period. Discount Advances and Bid Loans are payable on the last day of the applicable Discount Loan Period or Bid Loan period and may be repaid out of new Advances hereunder but may not be converted directly to a different type of Advance.

                    (ii) Alternate Base Rate Advances shall continue as the same type of Advances unless and until such Advances are converted into a different form of Advance in accordance with the terms hereof.
       Federal Funds Advances shall continue as Federal Funds Advances unless and until (a) such Advances are converted into a different form of Advance in accordance with the terms hereof or (b) the Company has paid any such Federal Funds Advance prior to 10:00 a.m. (Chicago time) on any Business Day or given the Agent written notice before 10:00 a.m. (Chicago time) on any Business Day that such Federal Funds Advance will be repaid on such Business Day. Overnight Transaction Advances and Swingline Buydown Advances shall continue as Overnight Transaction Advances and Swingline Buydown Advances, respectively, unless and until
       (a) such Advances are converted into a different form of Advance in accordance with the terms hereof or (b) the Company or a Borrowing Subsidiary, as applicable, has paid any such Overnight Transaction Advance or Swingline Buydown Advance prior to 3:00 p.m. (Chicago time) on any Business Day or given the Agent written notice before 3:00 p.m. (Chicago time) on any Business Day that such Overnight Transaction Advance or Swingline Buydown Advance will be repaid on such Business Day. If the Company so notifies the Agent that it will be paying a Federal Funds Advance, Overnight Transaction Advance or Swingline Buydown Advance on any Business Day and fails to do so, such Advance shall be converted into an Alternate Base Rate Advance. Eurodollar Advances shall continue until the end of the then-applicable Eurodollar Interest Period therefor, at which time each such Advance shall be automatically converted to a Federal Funds Advance, unless the Company shall have given the Agent notice in accordance with Section 2.12(iii) requesting that, at the end of such Eurodollar Interest Period, such Advance continue as a Eurodollar Advance for a specified Eurodollar Interest Period or be converted to a different type of Advance.

                   (iii) The Company shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Alternate Base Rate Advance, a Federal Funds Advance, a Swingline Buydown Advance or an Overnight Transaction Advance or conversion or continuation of a Eurodollar Advance not later than (i) 10:00 a.m. (Chicago time) on the date of the requested conversion or continuation, in the case of a conversion into a Federal Funds Advance, Alternate Base Rate Advance, Overnight Transaction Advance or Swingline Buydown Advance, or (ii) 11:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion into or continuation of a Eurodollar Loan, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and type of the Advance to be converted or continued; (3) the amount and type(s) of Advance(s) into which such Advance is to be converted or continued; and (4) in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Eurodollar Interest Period applicable thereto.


       2.13  Optional Principal Payments.

               All or any portion of Alternate Base Rate Advances, Overnight Transaction Advances, Swingline Buydown Advances and

Federal Funds Advances may be paid without penalty or premium on any Business Day provided that such repayments are made by (i) 10:00 a.m. (Chicago time) with respect to Federal Funds Advances, (ii) noon (Chicago time) with respect to Alternate Base Rate Advances, or (iii) 3:00 p.m. (Chicago time) with respect to Overnight Transaction Advances and Swingline Buydown Advances. A Eurodollar Advance or Discount Loan may not be paid prior to the last day of the applicable Eurodollar Interest Period or Discount Loan Period, as the case may be; provided, however, that the Company shall compensate the Lenders for any funding losses and/or loss of profits incurred as a result of any voluntary prepayment (if accepted) or involuntary prepayment of any such Advance prior to the last day of the applicable Eurodollar Interest Period or Discount Loan
Period.    Bid Loans may not be prepaid unless the applicable Bid Lender has agreed otherwise and notified the Agent of such agreement. All optional principal payments shall be applied to the type of Advance designated by the Company when making such payment, provided that any payments received during the continuance of an Event of Default shall be applied on a pro rata basis to all Advances then outstanding (with the portion applicable to Eurodollar Loans or Discount Loans to be applied to such Loans either immediately or at the end of the relevant Eurodollar Interest Period or Discount Loan Period at the option of the Company).


       2.14  Required Principal Payments.

               (a) Payments Related to Aggregate Borrowing Base. On any date that the Credit Requirement is in excess of the then-current Aggregate Borrowing Base, the Company shall make a mandatory payment to the Agent for the benefit of the Lenders in the amount of such excess. Such payment shall be allocated pro rata among the Lenders in accordance with the amounts of their outstanding Loans hereunder.

               (b) Final Payment on Termination Date. The outstanding principal balance of all Advances not repaid earlier, together with any accrued and unpaid interest and Fees, unless required to be paid earlier pursuant to the terms hereof, shall be due and payable on the Termination Date.


       2.15  Method of Payment.

               All payments of principal, interest, and Fees hereunder (including any payments related to Bid Loans) shall be made in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Company on the date due by 1:00 p.m. (Chicago time) with respect to all Advances other than Swingline Advances and by 3:00 p.m. (Chicago time) with respect to Swingline Advances. Notwithstanding the foregoing, if the Company or a Borrowing

Subsidiary fails to repay or give the Agent notice of repayment of a Federal Funds Advance before 10:00 a.m. (Chicago time) or an Overnight Transaction Advance before 3:00 p.m. (Chicago time) on the Business Day that the Company or the Borrowing Subsidiary intends to repay such Advance, any payment of such Advance received by the Agent on such Business Day after the time required for payment or notice shall be deemed to have been received by the Agent at the opening of business on the following Business Day. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to Article XII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Company maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.


       2.16  Notes; Telephonic Notices.

               Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedules attached to its Notes provided, however, that the failure to so record or any error in such recording shall not affect the Company's or any Borrowing Subsidiary's obligations hereunder or under such Notes. The Company and each Borrowing Subsidiary each hereby authorizes the Lenders and the Agent to extend, continue or convert Advances, effect Rate Option selections and to transfer funds to or for the account of the Company or the applicable Borrowing Subsidiary based on telephonic notices (confirmed promptly thereafter by facsimile) made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Company or the applicable Borrowing Subsidiary. The Company and each Borrowing Subsidiary each agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an officer of the Company or the Borrowing Subsidiary, as applicable, authorized in writing to do so. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.


       2.17  General Provisions as to Payments.

               (a) The Company (or the applicable Borrowing Subsidiary with respect to Loans borrowed by a Borrowing Subsidiary) shall make each payment of principal or interest on the Loans and shall pay all Fees not later than the times stated in Section 2.15. The Agent shall promptly distribute to each Lender its share of each payment of principal or interest or fees received by the Agent for the account of such Lender.

               (b) Amounts paid to or held by the Agent for the payment of Loans shall not be deemed paid to a Lender until received by such Lender by the later of 3:00 p.m. (Chicago time) or the close of business on such date. If amounts are received by the Agent from the Company or a Borrowing Subsidiary prior to the applicable times stated in Section
       2.15 and the Agent fails to make a Lender's portion of such amount available to such Lender by close of business on such date, neither the Company nor such Borrowing Subsidiary shall have any obligation to pay any further interest on such payment and the Agent shall pay to such Lender interest on such payment to the date paid to such Lender by the Agent at a rate per annum equal to the then-current Published Federal Funds Effective Rate.


       2.18  Notification of Advances, Interest Rates and Prepayments.

               Promptly after receipt thereof, the Agent will notify each Lender by facsimile of the contents of each Advance Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Not later than one Business Day prior to the Advance Date for each Eurodollar Advance or Discount Loan, the Agent will notify by facsimile each Lender and the Company of the interest rate applicable to each Eurodollar Advance, the Face Amount of each Discount Advance and the Purchase Price to be paid by each Lender for its share of such Discount Advance promptly upon determination of such interest rate, Face Amount and Purchase Price. When any Advances are outstanding or have been requested at the Federal Funds Rate or the Alternate Base Rate the Agent will give each Lender and the Company prompt notice by facsimile of each change in such rate.


       2.19  Lending Installations.

               Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by facsimile or written notice to the Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made. Notwithstanding the foregoing, no Lender may transfer its Loans to another Lending Installation if such transfer would cause the Company to incur additional indemnification costs under Section 3.1 hereof, and if after a Lender transfers its Loans to another Lending Installation the Company incurs additional indemnification costs under Section 3.1 hereof as a result of such transfer, such Loans shall be transferred back to the original Lending Installation.

         2.20  Non-Receipt of Funds by Agent.

               (a) Unless the Company, a Borrowing Subsidiary or a Lender, as the case may be, notifies the Agent prior to the close of business on the Business Day immediately preceding the date on which it is required to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or
(ii) in the case of the Company or a Borrowing Subsidiary, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made or will be made on the date required. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender, the Company or the Borrowing Subsidiary, as the case may be, has not in fact made or does not make when due such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of repayment by a Lender, the Published Federal Funds Effective Rate for such day or (ii) in the case of repayment by the Company or a Borrowing Subsidiary, the interest rate applicable to the relevant Loan. If a Lender fails to pay the Agent as provided in the preceding sentence, the Company shall pay such amount to the Agent upon demand plus interest (at the rate applicable to the applicable Advance) to the date of repayment (but not including such date if payment is received prior to the deadlines established in Section 2.15).

               (b) Neither the Agent nor any Lender shall incur any liability to the Company or any Borrowing Subsidiary in acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or the Borrowing Subsidiary or for otherwise acting in good faith under this Section 2.20. Upon the funding of Loans by the Lenders in accordance with this Agreement (including satisfaction of all conditions thereto) pursuant to any telephonic notice (with confirmation promptly thereafter by facsimile), the Company (or the applicable Borrowing Subsidiary with respect to Advances borrowed by a Borrowing Subsidiary) shall have effected a borrowing hereunder. An Advance Notice (or telephonic notice in lieu thereof) shall be irrevocable and the Company or the Borrowing Subsidiary, as applicable, shall be bound to effect a borrowing in accordance therewith.

               (c) If the Agent fails to make any Loan funds received from a Lender available to the Company for any reason and does not return such Loan funds to such Lender on the same Business Day such funds were received by the Agent, the Agent shall pay to such Lender, upon demand, interest from the date such funds are received by the Agent from such Lender, provided such funds were received prior to the deadlines for receipt set forth in Section 2.11 until the date such corresponding amount is either made available by the Agent to the Company within the time limits of Section 2.11 or so returned to such Lender, at the rate per annum equal to the then-current Published Federal Funds Effective Rate and the Company shall have no responsibility to such Lender with respect to such funds until they are so made available to the Company by the Agent.

               (d) Nothing in this Section 2.20 shall relieve any Lender from its obligation to fund its share of any Advance, prejudice any rights the Company may have against any Lender as a result of such Lender's failure to make the amount of its Loan available to the Company or obligate any Lender to fund any other Lender's share of any Advance.


                                  ARTICLE III
                            CHANGE IN CIRCUMSTANCES


       3.1     Yield Protection.

               If, after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any existing or future law, rule, regulation, policy, guideline or directive or the interpretation or administration thereof, or the compliance of any Lender therewith,

                     (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Company or any Borrowing Subsidiary, or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder (excluding any tax imposed with respect to the overall net income of any Lender or its Lending Installation, any franchise taxes imposed on any such Lender or Lending Installation to the extent such franchise taxes are in lieu of net income taxes), or

                    (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances or Discount Loans), or

                   (iii) affects the amount of capital required or expected to be maintained by any Lender or Lending Installation or any corporation controlling any Lender or Lending Installation and such Lender determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make or maintain Loans hereunder or of commitments of this type, or

                    (iv) imposes any other condition which requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it in an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or Lending Installation of making, renewing or maintaining its Commitment or any Loan or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or Lending Installation or any Person controlling such Lender or Lending Installation as it relates to credit facilities in the nature of that evidenced by this Agreement, then the Company shall pay such Lender that portion of such increased expense incurred (including, in the case of Section 3.1(iii), any reduction in the rate of return on capital to an amount below that which it could have achieved but for such law, rule, regulation, policy, guideline or directive and after taking into account such Lender's policies as to capital adequacy) or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment to the extent such expenses or reductions arise from and after the date which is 90 days before receipt by the Company of demand for payment by such Lender. Notwithstanding the foregoing, if any of the foregoing circumstances otherwise giving rise to the yield protection provisions of this Section are imposed solely against a single Lender as a result of circumstances or conditions which apply solely to that Lender and not generally to lenders domiciled in the jurisdiction of such Lender's domicile, then the yield protection provisions of this Section shall not apply with respect to such circumstances.


       3.2     Availability of Rate Options.

               If any Lender determines that maintenance of any of its Eurodollar Loans or Discount Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Agent shall suspend the availability of the affected Rate Option and require any Eurodollar Advances or Discount Loans outstanding at the affected Rate Option to be repaid immediately upon demand; or if the Required Lenders determine that deposits of a type or maturity appropriate to match fund Eurodollar Advances or

Discount Loans are not available, the Agent shall suspend the availability of the affected Rate Option with respect to any such Loans or Advances made after the date of any such determination. If the Required Lenders determine that the Eurodollar Rate or the Discount Rate does not accurately reflect the cost of making a Eurodollar Advance or Discount Loan at such Rate Option, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Agent shall suspend the availability of the affected Rate Option with respect to any Eurodollar Advance or Discount Loan made after the date of any such determination.


       3.3     Funding Indemnification.

               If any payment of a Eurodollar Advance or Discount Loan occurs on a date which is not the last day of the applicable Eurodollar Interest Period or Discount Loan Period, whether because of acceleration, prepayment or otherwise, or if a Eurodollar Advance, Overnight Transaction Advance, Federal Funds Advance, Swingline Buydown Advance or Discount Loan is not made, continued or established by conversion on the date specified by the Company or a Borrowing Subsidiary for any reason other than default by the Lenders, the Company will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance or Discount Loan.


       3.4     Lender Statements; Survival of Indemnity.

               To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Advances and Discount Loans to reduce any liability of the Company to such Lender under
Section 3.1 or to avoid the unavailability of a Rate Option under Section 3.2, so long as such designation is not to the economic detriment of such Lender and does not impose any increased regulatory burdens on such Lender. Each Lender shall deliver to the Agent and the Company a written statement of such Lender as to the amount due, if any, under Section 3.1 or 3.3. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Advance or Discount Loan shall be calculated as though each Lender funded its related Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate or Discount Rate applicable to such Loan, whether in fact that is the case or not. The amount specified in the written statement shall be payable within 15 days after receipt by the Company of the written statement. The obligations of the Company under Sections 3.1 and 3.3 shall survive payment of the Obligations and termination of this Agreement. In the event any Lender is affected by any of the events described in Section 3.1 or 3.2 the Company shall have the right, if no Default then exists, to repay in full all Credit Indebtedness owed to such Lender provided that the Company has, with the approval of the Agent (not to be unreasonably withheld), arranged to substitute a replacement lender for the full amount of such Lender's Commitment.


       3.5     Lender Tax Agreement.

               Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                 (i) deliver to the Company and the Agent (A) two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                (ii) deliver to the Company and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

               (iii) obtain such extension of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms or any certifications required hereby inapplicable or which would prevent such Lender from duly completing and delivering any such form or making such certification with respect to it and such Lender so advises the Company and the Agent. Such Lender shall certify (i) in the case of Form 1001 or 4224 delivered in accordance with this Section 3.5, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Article XI shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a Participant such Participant shall also furnish all such required forms and statements to the Lender from which the related participation shall have been purchased as well as to the Company and the Agent.

                                   ARTICLE IV
                         COLLATERAL AND BORROWING BASE


       4.1  Eligible Collateral - Pledged Mortgages.

               (a) "Eligible Mortgage Loan" means a Pledged Mortgage which:

                 (i) has been originated less than 360 days prior to inclusion in the Aggregate Borrowing Base;

                 (ii) is a Conforming Mortgage Loan, a Jumbo Mortgage Loan or a Nonconforming Mortgage Loan;

                 (iii) has been included in the Aggregate Borrowing Base for 180 days or less after the Pledge Date thereof;

                 (iv) is not financed under an agreement to repurchase or otherwise pledged to secure any Debt other than the Credit Indebtedness and the Ratable Medium-Term Notes pursuant to the Security Agreement;

                 (v) has been duly executed and delivered by the parties thereto at a closing;

                 (vi) is valid and enforceable in accordance with its terms, without defense or offset;

                   (vii) has not been modified or amended and has not had any requirements thereof waived except as permitted by Federal Agency requirements;

                  (viii) is subject to and complies with the delivery requirements of an Approved Investor Commitment to purchase such Pledged Mortgage;

                    (ix) has been correctly described in the Collateral Transmittal submitted to the Collateral Agent in respect of such Pledged Mortgage; and

                     (x) has been fully funded to the mortgagor or to an escrow or closing agent by wire transfer, transmittal through the "Automated Clearing House" or any similar private clearing house for interbank transfers of funds, cashier's check or a cleared check or draft;

and as to which the representations and warranties contained in Section 4.7 relating thereto are true and correct as of the Pledge Date of such Mortgage Loan and as of each day thereafter as if made on each such date.

               (b) "Eligible Delivered Mortgage" means an Eligible Mortgage Loan as to which:

                (i) the Collateral Agent has received and continues to hold the Required Mortgage Documents and, if requested by the Agent or the Collateral Agent, the Additional Required Mortgage Documents for such Pledged Mortgage, other than those documents and instruments which are in the possession of a Person to whom delivery was made pursuant to a Bailee Letter or a Company Trust Receipt;

                (ii) not more than 45 days have passed after the day on which the Mortgage Note for such Pledged Mortgage was delivered, pursuant to a Bailee Letter, to an Approved Investor other than one created under a government housing program which is not a Federal Agency for examination and purchase without such Mortgage Note being returned to the Collateral Agent; and not more than 75 days have passed after the day on which the Mortgage Note for such Pledged Mortgage was delivered, pursuant to a Bailee Letter, to an Approved Investor created under a government housing program which is not a Federal Agency for examination and purchase without such Mortgage Note being returned to the Collateral Agent;

                (iii) no Approved Investor has paid the purchase price or delivered the Securities due to the Company on account of such Pledged Mortgage;

                (iv) not more than 15 days have passed after the date on which any document relating to such Pledged Mortgage was sent, pursuant to a Company Trust Receipt, to the Company or a Borrowing Subsidiary for correction of clerical or other non-substantial documentation problems in preparation of such document without such documentation being returned to the Collateral Agent properly corrected;

                (v) no installment of principal or interest on such Pledged Mortgage is more than one payment past due; and

                (vi) such Mortgage Loan constitutes a first lien on the premises described therein.

               (c) "Eligible AP Mortgage" means an AP Mortgage which is an Eligible Mortgage Loan and as to which:

                (i) the information described on Exhibit 7 to the Security Agreement regarding such AP Mortgage was contained in a Collateral Transmittal submitted to the Collateral Agent on the same date as the applicable AP Notice;

               (ii) the proceeds thereof have been funded (or, on the date of the Advance supported by the applicable AP Notice, are being funded) by wire transfer or cashier's check, cleared check or draft or other form of immediately available funds to the escrow or closing agent for such AP Mortgage;

                (iii) the Pledgor expects such AP Mortgage to close and become a valid lien securing actual indebtedness by funding to the order of the mortgagor thereunder;

                 (iv) not more than ten (10) Business Days have passed since the delivery of the AP Notice therefor (and if more than five (5) Business Days have passed since the delivery of such AP Notice, the Borrowing Base Sublimit set forth in Section 4.6(x) has been satisfied);

                 (v) neither the Company nor the applicable Borrowing Subsidiary has delivered to the Collateral Agent any documents which purport to be Required Mortgage Documents for such AP Mortgage;

                (vi) the proceeds thereof have not been returned to the Company or a Borrowing Subsidiary from the escrow or closing agent for such Pledged Mortgage;

               (vii) neither the Company nor any Borrowing Subsidiary has learned that such AP Mortgage will not be closed and funded to the order of the mortgagor; and

              (viii) upon recordation such Mortgage Loan will constitute a first lien on the premises described therein.


       4.2  Eligible Collateral - Repurchased Agency Loans and Receivables.

               "Eligible Repurchased Agency Loans and Receivables" means Repurchased Agency Loans and Receivables as to which:

                 (i) payments are more than 90 days past due when repurchased by the Company;

                 (ii) no notice or other indication has been given by FHA or VA challenging the obligation of FHA or VA to pay the full amount due on any insurance or guaranty certificate in connection with such Mortgage Loans (and in the good-faith estimation of the Company, no such challenge is forthcoming);

                 (iii) the repurchased Mortgage Loan does not have any payments more than 720 days past due (unless the borrower of such repurchased Mortgage Loan filed a voluntary bankruptcy petition or had an involuntary bankruptcy petition filed against it while the payments on such Mortgage Loan were past due, in which case such 720 day period shall be extended to 1080 days);

                 (iv) not more than 120 days have passed since the foreclosure sale or transfer in lieu of foreclosure with respect to the repurchased Mortgage Loan;

                 (v) not more than 180 days have passed since the reinstatement of the repurchased Mortgage Loan; and

                 (vi) the repurchased Mortgage Loan shall not be a Mortgage Loan which in the good faith estimation of the Company is deemed to be a "no bid" candidate under the current VA practice, provided that such estimation by the Company may take into account the amount of any buy down of the principal balance of such Mortgage Loan which (i) has actually been made by the Company, or (ii) is anticipated to be made by the Company, provided that the amount of any such anticipated buy down shall be deducted from the Mortgage Collateral Value of such Repurchased Agency Loan and Receivable for determining the portion of the Aggregate Borrowing Base attributable to such Repurchased Agency Loans and Receivables.


       4.3  Eligible Collateral - Securities.

               "Eligible Pledged Security" means a Pledged Security:

                 (i)  which is covered by an Approved Investor Commitment;

                 (ii) as to which the Collateral Agent has received such evidence as may be required under the Security Agreement to confirm the existence of the security interest in favor of the Collateral Agent for the benefit of the Lenders in such Pledged Security; and

                 (iii) which has been included in Collateral for 90 days or less after the Pledge Date therefor.


       4.4  Eligible Collateral - Pledged Servicing.

               "Eligible Pledged Servicing" means Pledged Servicing as to which:

                 (i) the applicable Servicing Agreement is between the Company and a Federal Agency;

                 (ii) the Company has delivered to the Collateral Agent fully executed copies of an Acknowledgment Agreement related to such Pledged Servicing (unless the Pledged Servicing is with GNMA, in which case receipt of an Acknowledgment Agreement related thereto shall be required only in the event the Agent or the Required Lenders request that such an Acknowledgment Agreement be obtained);

                 (iii) the representations contained in Section 4.8 as to the applicable Servicing Agreement are true and correct as of the date such Servicing Agreement becomes Collateral hereunder and as of each day thereafter as if made on that date;

                 (iv) the Mortgage Loans covered by the applicable Servicing Agreement shall be Conforming Mortgage Loans, Jumbo Mortgage Loans or Nonconforming Mortgage Loans;

                 (v) the applicable Servicing Agreement is not a Subservicing Agreement; and

                 (vi) the applicable Servicing Agreement does not constitute Recourse Servicing.


       4.5  Eligible Collateral - Servicing Sale Receivables.

               "Eligible Servicing Sale Receivables" means Pledged Servicing Sale Receivables as to which:

                 (i) the Agent and Collateral Agent have received a complete executed copy of the related purchase agreement and written confirmation from the Servicing Purchaser as to the amount of such Servicing Sale Receivable;

                 (ii) the Servicing Purchaser of the applicable sold Servicing Agreements either (A) has a long term unsecured debt rating of at least A- from S&P or A3 from Moody's, or (B) has been approved by the Required Lenders;

                 (iii) the Agent has reasonably determined that the counterparties to the sold Servicing Agreements have or will consent to the sale of such Servicing Agreements to the Servicing Purchaser, if such consent is required;

                 (iv) the Company has assigned its rights to such Servicing Sale Receivables to the Collateral Agent for the benefit of the Secured Parties pursuant to an assignment in form and content satisfactory to the Required Lenders;

                 (v) the Servicing Purchaser of the applicable sold Servicing Agreements has executed an agreement in form and content satisfactory to the Required Lenders pursuant to which the Servicing Purchaser has agreed to (A) pay such Servicing Sale Receivables directly to the Collateral Agent for the benefit of the Secured Parties, and (B) provide simultaneous written notice to the Agent and the Collateral Agent of any claims made against or notices given to the Company which would constitute an offset to or reduction in the amount of such Servicing Sale Receivable; and

                 (vi) the Servicing Sale Receivables have been included in Eligible Collateral for 120 days or less;

provided, however, that (1) Eligible Servicing Sale Receivables shall not include any "holdback" amounts or deferred installments of the purchase price payable by such Servicing Purchaser which are not payable to the Company within 120 days after the initial payment to the Company for the sale of such Servicing Agreements to such Servicing Purchaser, (2) Eligible Servicing Sale Receivables shall not include any "holdback" amounts or deferred installments of the purchase price payable by such Servicing Purchaser which are subject to withholding or offset on account of the performance of the servicing being sold or any failure, breach or other deficiency in the performance of the Company after the date of such sale other than any such deferred payments which are conditioned only on (x) the Company obtaining consents from the counterparty to the sold Servicing Agreements approving the sale of such Servicing Agreements to the Servicing Purchaser or (y) the Company's continuing to take customary ordinary-course actions relating to origination and servicing of Mortgage Loans (e.g. obtaining pool certifications, refraining from defaulting under Servicing Agreements, etc.), and (3) any offset to or reduction in the amount of such Servicing Sale Receivable claimed by the Servicing Purchaser (to the extent not already deducted from Eligible Servicing Sale Receivables pursuant to the preceding provisions) shall, at the election of the Agent, the Collateral Agent or the Required Lenders, reduce the amount of such Servicing Sale Receivable which qualifies as an Eligible Servicing Sale Receivable, with such reduction to be effective immediately unless the Company in good faith contests the amount or validity of such offset or reduction, and with such reduction to be effective 30 days after the claim of offset or reduction with respect to any amount which is contested in good faith by the Company.


       4.6  Borrowing Base.

               The term "Aggregate Borrowing Base" means, as of any date, the sum of the amounts determined by applying the percentages set forth below to the respective values of the categories of Collateral described in subparagraphs (a) - (h) below (without duplication as any asset is converted from one category to another):

               (a) one hundred percent (100%) of the balance to the credit of the Company in the Settlement Account;

               (b) one hundred percent (100%) of the value of the cash and Cash Equivalents held by the Collateral Agent (or a sub-agent of the Collateral Agent) and in which the Collateral Agent has a perfected first priority security interest as security for the Secured Debt, as conclusively determined by the Collateral Agent and reported to the Agent daily based on the value of such cash and Cash Equivalents as of the close of trading on the preceding Business Day;

               (c) ninety-eight percent (98%) of the Mortgage Collateral Value of each Eligible Delivered Mortgage;

               (d) ninety-eight percent (98%) of the Mortgage Collateral Value of each Eligible AP Mortgage;

               (e) ninety-eight percent (98%) of the MBS Value of each Eligible Pledged Security;

               (f) ninety percent (90%) of the value of Eligible Repurchased Agency Loans and Receivables (as determined in accordance with the definition of Repurchased Agency Loans and Receivables) as determined pursuant to information provided by the Company to the Collateral Agent on the first Business Day of each week based on the value of such Eligible Repurchased Agency Loans and Receivables as of the close of trading on the preceding Business Day;

               (g) seventy-five percent (75%) of the amount of Eligible Servicing Sale Receivables; and

               (h)      the lesser of:

                        (1) fifty percent (50%) of the sum of (A) for Eligible Pledged Servicing not covered by the then most recent appraisal of the Company's Pledged Servicing pursuant to clause (B) immediately below, the lesser of acquisition price or the appraised market value (which shall be as set forth in an appraisal dated no more than 30 days prior to acquisition of such Eligible Pledged Servicing by a qualified third-party appraiser approved by the Agent, with such appraisal to be obtained and paid for by the Company and delivered to the Agent) of such Eligible Pledged Servicing (i.e. such Pledged Servicing shall be valued at zero unless such an appraisal was obtained), and (B) for all other Eligible Pledged Servicing, the appraised market value (which shall be determined every three months (or more frequently at the request of the Company, or if reasonably deemed advisable by the Agent, the Agent) by a qualified third-party appraiser approved by the Agent, with such appraisals to be obtained and paid for by the Company and delivered to the Agent) of such Eligible Pledged Servicing (provided that if any Eligible Pledged Servicing has been sold by the Company since the date of the most recent appraisal, then the appraised value of the Company's Eligible Pledged Servicing shall be deemed reduced by an amount obtained by multiplying (i) the appraised market value of all Eligible Pledged Servicing prior to such servicing sale by (ii) a fraction having a numerator equal to the aggregate principal outstanding balance of the Mortgage Loans serviced under the sold Servicing Agreements as of the date of sale and a denominator equal to the aggregate principal outstanding balance of the Mortgage Loans serviced pursuant to all of the Servicing Agreements (including the sold Servicing Agreements) covered by the most recent servicing appraisal as of the date of sale); or

                        (2) the sum of (A) three quarters of one percent (0.75%) of the aggregate principal outstanding balance of the Mortgage Loans serviced by the Company pursuant to Servicing Agreements with FNMA or FHLMC constituting Eligible Pledged Servicing and (B) one percent (1.00%) of the aggregate principal outstanding balance of the Mortgage Loans serviced by the Company pursuant to Servicing Agreements with GNMA constituting Eligible Pledged Servicing.

               The maximum amount that can be credited toward the Aggregate Borrowing Base from certain categories of assets shall be limited as follows (collectively, the "Borrowing Base Sublimits") so that the portion of the Aggregate Borrowing Base:

                    (i) attributable to Jumbo Mortgage Loans shall not exceed twenty-five percent (25%) of the Aggregate Commitment;

                    (ii) attributable to Nonconforming Mortgage Loans shall not exceed five percent (5%) of the Aggregate Commitment;

                   (iii) attributable to Jumbo Mortgage Loans with Mortgage Collateral Values on the Pledge Date therefor in excess of $600,000 shall not exceed two percent (2%) of the Aggregate Commitment;

                    (iv) attributable to Repurchased Agency Loans and Receivables other than Reinstated Repurchased Agency Loans and Receivables shall not exceed at any time the lesser of (A) $200,000,000, and (B) twenty-seven percent (27%) of the Aggregate Commitment;


                     (v) attributable to Reinstated Repurchased Agency Loans and Receivables shall not exceed at any time three percent (3%) of the Aggregate Commitment;

                    (vi) attributable to REO and accounts receivable (including proceeds of FHA insurance or VA guaranties) acquired in connection with a foreclosure sale or a transfer in lieu of foreclosure of Repurchased Agency Loans and

       Receivables shall not exceed five percent (5%) of the Aggregate
       Commitment;

                   (vii) for the first five and last five Business Days in any calendar month, attributable to AP Mortgages shall not exceed thirty-five percent (35%) of the Aggregate Commitment;

                  (viii) for any day other than the first five and last five Business Days of any calendar month, attributable to AP Mortgages shall not exceed twenty-five percent (25%) of the Aggregate Commitment;

                    (ix) attributable to Eligible Delivered Mortgages which were sent, pursuant to a Company Trust Receipt, to the Company or a Borrowing Subsidiary for correction of clerical or other non-substantial documentation problems in preparation of such document without such documentation being returned to the Collateral Agent properly corrected shall not exceed two percent (2%) of the Aggregate Commitment;

                     (x) attributable to AP Mortgages as to which the Collateral Agent has not received the Required Mortgage Documents within five Business Days of the Pledge Date therefor shall not exceed one percent (1%) of the Aggregate Commitment;

                    (xi) attributable to Eligible Mortgage Loans which have been included in the Aggregate Borrowing Base for more than 90 days shall not exceed five percent (5%) of the Aggregate Commitment;

                   (xii) attributable to Eligible Mortgage Loans which were originated more than 180 days prior to the Pledge Date therefor shall not exceed five percent (5%) of the Aggregate Commitment;

                  (xiii) attributable to Eligible Pledged Servicing shall not exceed the lesser of (1) $250,000,000 and (2) thirty-three and one-third percent (33 - 1/3%) of the Aggregate Commitment; and

                   (xiv) attributable, as of any date, to any Eligible Servicing Sale Receivable which is payable only upon the obtaining of a consent to the transfer of the subject Servicing Agreements shall not exceed the amount credited toward the Aggregate Borrowing Base on account of such Servicing Agreements immediately prior to their transfer less any portion of the purchase price for such Servicing Agreements received by the Company prior to such date.

       4.7     Special Representations as to Pledged Warehouse Collateral.

               By delivering or causing the delivery of any Mortgage Loan, Security or AP Notice to the Collateral Agent in pledge under the Security Agreement the Company or the applicable Borrowing Subsidiary, as applicable (each such entity, with respect to any Pledged Item delivered or caused to be delivered by such entity, is referred to herein as the "Pledgor"), shall be deemed to have represented and warranted with respect to such Pledged Item, that:

               (1) Such Pledged Item constitutes Eligible Collateral;

               (2) The Pledgor is the legal and equitable owner and holder of such Pledged Item and has full power and authority to pledge such Pledged Item. Such Pledged Item constitutes Eligible Collateral, has been duly and validly pledged to the Collateral Agent, is subject to no contractual restriction on the creation of a Lien thereon (other than the provisions of the indentures relating to the Ratable Medium-Term Notes which require such notes to be ratably secured), and is subject to no Lien other than the lien of the Security Agreement in favor of the Secured Parties. Each commitment of a Person to purchase Pledged Items from the Pledgor (including Approved Investor Commitments) has been duly and validly issued to the Pledgor, has been duly and validly pledged to the Collateral Agent and is subject to no Lien other than the lien of the Security Agreement in favor of the Secured Parties.

               (3) Each Pledged Mortgage has been or will be promptly duly recorded where necessary and complies with all applicable state or local recording, registration and filing laws and regulations.

               (4) There are no defenses, counterclaims or offsets of any nature whatsoever with respect to such Pledged Mortgage or the indebtedness evidenced and secured thereby or with respect to any Required Mortgage Document and, other than the related Required Mortgage Documents and Additional Required Mortgage Documents, there are no instruments or documents evidencing, securing or guaranteeing payment of the indebtedness constituting such Pledged Mortgage.

               (5) Each requirement of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws (including environmental disclosure laws imposing obligations on mortgagees) applicable to such Pledged Item has been complied with in all material respects.

               (6) The Company is the servicer for each such Pledged
       Mortgage (unless the Agent has been advised to the contrary in writing and the Agent approved such other arrangement).

               (7) The representation set forth in Section 6.15 is reaffirmed as of the Pledge Date.

               (8) Each Assignment (i) has been duly authorized by all necessary corporate action by the Pledgor, duly executed and delivered by the Pledgor and is the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms and (ii) complies with all applicable laws including all applicable recording, filing and registration laws and regulations and is adequate and legally sufficient for the purpose intended to be accomplished thereby, including, without limitation, the assignment of all of the rights, powers and benefits of the Pledgor as mortgagee.

               (9) So long as the Collateral Agent complies with the procedures set forth in the Security Agreement relating to possession of Collateral (and assuming recordation of Assignments in states in which such recordation is necessary for the perfection of the Collateral Agent's security interest in the applicable Mortgage Loans) and, in the case of book-entry Securities, notations of ownership related thereto, the Collateral Agent, for the benefit of the Secured Parties, will have a valid and perfected first priority security interest in such Pledged Item and all proceeds, products and profits derived therefrom, including, without limitation, all moneys, goods, insurance proceeds and other tangible or intangible property received upon liquidation thereof.

               (10) The Pledgor has complied with all laws, rules and regulations in respect of such Pledged Mortgage if it is insured by FHA or guaranteed by VA and the related insurance or guarantee is in full force and effect. All such Mortgage Loans comply in all respects with all applicable requirements for purchase under the FNMA standard form of selling contract for FHA insured and VA guaranteed loans and any supplement thereto then in effect.

               (11) To the extent that any applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions (collectively, "Appraisal Regulations") require Pledgor to have received (or require that the Lenders require Pledgor to receive) an appraisal on the property underlying such Pledged Mortgage, such an appraisal has been be obtained and such appraisal meets the requirements of all such Appraisal Regulations.

               (12) All fire and casualty policies covering the premises encumbered by each Pledged Mortgage (i) name the Pledgor as the insured under a standard mortgagee clause not less favorable in coverage to the mortgagee than is customarily used in the state where such premises is located, (ii) are in full force and effect, and (iii) afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards as required by FHA or VA.

               (13) To the best of the Pledgor's knowledge without investigation, no Person has transported, released, emitted, discharged, leached, dumped or disposed of any Hazardous Substance onto or into any portion of the premises encumbered by a Pledged Mortgage except in material compliance with all applicable federal, state, foreign and local laws, rules, regulations and orders.

               (14) If a Borrowing Subsidiary is the Pledgor, the Pledged Item was funded by the Company and is shown on the Company's (rather than the Borrowing Subsidiary's) balance sheet pursuant to the Funding Agreement.

       By pledging any Repurchased Agency Loans and Receivables to the Collateral Agent under the Security Agreement the Company shall be deemed to have represented and warranted that such Repurchased Agency Loans and Receivables were purchased by the Company in compliance with all regulations of the Federal Agency which issued or guaranteed the Security relating to the pool from which the Repurchased Agency Loans and Receivables were repurchased.

       If any representation or warranty contained in this Section is inaccurate or shall cease to be true with respect to any Pledged Item to which such representation and warranty applies, such Pledged Item shall not constitute an Eligible Mortgage Loan or an Eligible Pledged Security, but the breach of such representation and warranty shall not constitute an Event of Default.


          4.8  Special Representations as to Pledged Servicing.

               By granting a security interest to the Collateral Agent in the Collateral under the Security Agreement, the Company shall be deemed to have represented and warranted with respect to each Servicing Agreement included in the Pledged Servicing, that:

                        (1) The Company is the legal and equitable owner and holder of such Servicing Agreement and the rights thereunder and has full power and authority to grant a security interest in such Collateral. Such Servicing Agreement has been duly and validly made subject to the lien of the Security Agreement and is subject to no Lien other than the liens created pursuant to this Agreement and any lien of the applicable Investor as described in the Acknowledgement Agreement related thereto.

                        (2) Such Servicing Agreement has been duly executed and delivered by the parties thereto and is valid and enforceable in accordance with its terms, without defense or offset.

                        (3) No default, nor any event which with notice or lapse of time or both would become a default, has occurred and is continuing under such Servicing Agreement and no action has been taken to terminate such Servicing Agreement.

                        (4) The Company has complied, and will continue to comply, with all laws, rules and regulations, including but not limited to all applicable Federal Agency requirements, in respect of such Servicing Agreement.

                        (5) Such Servicing Agreement is subject to, and will continue to be subject to, no liens other than the liens created pursuant to the Credit Documents (including the lien in favor of the Secured Parties created by the Security Agreement) or described in the Acknowledgement Agreement related thereto.

                        (6) Such Servicing Agreement does not, and will continue to not, contain any restrictions on the pledging of such Servicing Agreement or the rights thereunder to any other Person (or if the Servicing Agreement contains any restrictions requiring the consent of any Person, such consent has been obtained), and such Servicing Agreement will continue to be in substantially the same form as the Company's now-existing Servicing Agreements, with such material changes as are approved in advance by the Required Lenders.

If any representation or warranty contained in this Section is inaccurate or shall cease to be true with respect to any Pledged Servicing, such Pledged Servicing shall not constitute Eligible Pledged Servicing, but the breach of such representation and warranty shall not constitute an Event of Default.

       4.9     Special Covenants.

               (a) The Pledgor warrants and will defend the right, title and interest of the Agent and the Collateral Agent in and to all Pledged Items, Pledged Servicing and all other items of Collateral against the claims and demands of all other Persons.

               (b) The Pledgor shall not materially amend or modify, or waive any of the material terms and conditions of, or settle or compromise any material claim in respect of, any Collateral or any rights related to any of the foregoing.

               (c) The Pledgor shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or the Security Agreement), any of the Collateral or any interest therein, except as provided in Section 4.10 with respect to releases of Collateral.

               (d) The Pledgor shall service all Pledged Mortgages which are the subject of Approved Investor Commitments in accordance with the standard requirements of the issuers of such Approved Investor Commitments and all applicable FHA and VA requirements. The Pledgor shall service all Mortgage Loans which are the subject of Pledged Securities in accordance with the standard requirements of the Federal Agency issuing or guaranteeing such Securities and all applicable FHA and VA requirements. The Company shall service all Mortgage Loans which are the subject of any Servicing Agreements in accordance with the standard requirements of the other party to such Servicing Agreements and all applicable FHA and VA requirements.

               (e) The Company shall promptly notify the Agent and the Collateral Agent of any material default under any Servicing Agreement, and in its normal daily reporting to the Collateral Agent, the Company will include information identifying to the best knowledge of the Company defaults under any Pledged Mortgages.

               (f) The Company shall, at the request of the Agent or the Required Lenders, promptly deliver to the Collateral Agent fully executed copies of Acknowledgement Agreements with GNMA covering all Pledged Servicing with GNMA.

               (g) The Pledgor shall hold all escrow funds collected in respect of Pledged Mortgages and Mortgage Loans which are the subject of Pledged Securities in trust, in accordance with all Federal Agency requirements and standards relating thereto, and apply the same for the purposes for which such funds were collected.

               (h) The Pledgor shall observe and perform all of its obligations in connection with each Approved Investor Commitment related to any Pledged Item. Within forty-eight (48) hours after a request therefor by the Collateral Agent or Agent, a copy of each Approved Investor Commitment certified by the Pledgor, or if requested by the Collateral Agent or Agent at any time after an Event of Default has occurred, the originals of such Approved Investor Commitments shall be delivered to the Collateral Agent or Agent.

               (i) The Company or the applicable Borrowing Subsidiary, as applicable, shall promptly notify the Agent and the Collateral Agent if and when the Company or the applicable Borrowing Subsidiary receives any prepayment arising from or relating to any Pledged Mortgage and hold the same in trust, as security for the Secured Parties, until such Mortgage Loan is removed from the Aggregate Borrowing Base in accordance with this Agreement or, if an Event of Default has occurred and is continuing under this Agreement, then immediately remit to the Collateral Agent such prepayments (and all interest and earnings thereon or with respect thereto).

               (j) The Pledgor shall not withdraw or seek to withdraw or substitute or seek to substitute any Pledged Item or Pledged Servicing except as provided herein and in the Security Agreement.

               (k) The Pledgor shall cooperate with the Agent, the Lenders and the Collateral Agent and any of their respective representatives in any review or inspection of the Pledged Mortgages, the property subject to any Pledged Mortgage or the Servicing Agreements constituting Pledged Servicing, and make available to such person any books and records relating to such Collateral as well as the appropriate employees of the Pledgor for the purpose of discussing the same, all at such time during business hours as may be reasonably requested by the Agent, any Lender or the Collateral Agent.

               (l) The Pledgor shall not cease to have the approval of any Federal Agency or any private mortgage insurer (unless, in the case of a private mortgage insurer, such failure to maintain such approval shall not cause any Eligible Collateral which is required for the Company to be in compliance with Section 8.12 to cease to qualify as Eligible Collateral) which it has on the date hereof or become ineligible as a FHA-Approved Mortgagee, FHLMC-Approved Lender, FNMA-Approved Lender or VA-Approved Lender.

               (m) The Pledgor shall not waive or otherwise modify any material term of, or fail to perform its material obligations under, any Required Mortgage Document or Pledged Mortgage or release any security or obligor, or, through any activity or inactivity, cause any Pledged Mortgage which shall have been eligible for FHA insurance to become ineligible for FHA insurance or for purchase in accordance with an Approved Investor Commitment related to such Pledge Mortgage.

               (n) The Pledgor shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other acts, instruments and transfers (including, without limitation, Assignments) as the Agent or the Collateral Agent may reasonably request from time to time in order to create and maintain a perfected first priority security interest in the Collateral in favor of the Secured Parties and to create, maintain and preserve the security and benefits intended to be afforded by this Agreement and the Security Agreement, subject to no prior or equal security interest, lien, charge or encumbrance, or agreement purporting to grant to any Person a security interest in the Collateral (provided, however, that unless an Event of Default is continuing or the Required Lenders have requested otherwise, consents to assignments of options, futures contracts or other interest rate protection products in favor of the Lenders from the counterparties thereto shall not be required to be obtained).

               (o) With respect to Repurchased Agency Loans and Receivables, upon the request of the Collateral Agent or Agent the Company shall have executed and provided any and all documentation required by the Collateral Agent or Agent (including, but not limited to, all Required Mortgage Documents, the insurance or guaranty certificate applicable to such Mortgage Loan, and evidence satisfactory to the Collateral Agent and Agent of the amounts advanced by the Company in connection with such Mortgage Loan) to perfect the Lenders' security interest in such Repurchased Agency Loans and Receivables.

               (p) Upon the request of the Required Lenders, the Company and each Borrowing Subsidiary agree that the Company and each Borrowing Subsidiary shall require the closing agents for AP Mortgages to enter into escrow or other agreements regarding the monies used to fund such AP Mortgages.

               (q) If the Collateral Agent releases any Pledged Servicing in connection with a sale of Servicing Agreements to a Servicing Purchaser and for any reason such sale does not close or the Company is obligated to repurchase any such Servicing Agreements (whether because the requisite consents to such sale are not obtained or otherwise), then the Company shall execute such UCC financing statements and other documents as the Agent or Collateral Agent may request in order to re-perfect the Collateral Agent's security interest in such Servicing Agreements.


       4.10  Release of Collateral.

               In addition to the releases of Collateral provided for in Sections 7(a)-(e) of the Security Agreement, upon the request of the Company delivered from time to time to the Agent and the Collateral Agent, the Agent shall authorize the Collateral Agent to release Collateral specified in such notice from the lien of this Agreement, if, but only if, (i) at the time of such release no Event of Default exists and no notice of a Default has been issued that has not been cured, (ii) any payment under Section 2.14(a) which may be required (based on information relating to the Aggregate Borrowing Base supplied to the Agent by the Collateral Agent) as a result of such release has been made (or contemporaneously with such release shall be made) so that the release of such Collateral will not create a violation of any Lending Sublimit or Borrowing Base Sublimit, and (iii) if the Collateral to be released is Pledged Servicing, such release is made in connection with the sale of such Pledged Servicing by the Company. Notwithstanding the foregoing, following an Event of Default pledged Cash Equivalents which are the subject of reverse repurchase obligations can be released in connection with the terms of the applicable reverse repurchase agreement, and Pledged Items can be released in connection with the sale of such Pledged Items pursuant to an Approved Investor Commitment existing at the time of occurrence of the Event of Default if, in either case, the proceeds of such sale are deposited into the Settlement Account.


         4.11  Settlement Account.

               There has been established with the Agent, for the benefit of the Secured Parties, a "cash collateral" account of the Company #19-19210 ("Settlement Account") into which shall be deposited all cash proceeds from the sale of any Pledged Item and any payments made by a Servicing Purchaser in connection with Pledged Servicing Sale Receivables. Only the Agent shall have access to the Settlement Account. Prior to the occurrence of a Default, to the extent that, as determined by the Agent, the amounts in the Settlement Account are not needed to keep the Aggregate Borrowing Base equal to or greater than the Credit Requirement, the Company may request that the Agent release funds from the Settlement Account, which funds shall be applied by the Agent as directed by the Company. Upon the occurrence of an Event of Default (and during the continuance thereof) all amounts then on deposit in the Settlement Account, and any deposits made in the Settlement Account during the continuance of such Event of Default, shall be withdrawn by the Agent from the Settlement

Account and shall be applied to the Credit Indebtedness in accordance with the provisions of Paragraph 18 of the Security Agreement and Section 10.4 of this Agreement.


          4.12  Termination.

               If all Commitments shall have expired or been terminated pursuant to the express terms hereof and no Credit Indebtedness shall be outstanding, the Agent shall promptly deliver or cause to be delivered all cash in the Settlement Account and all other Collateral to the Company. The receipt by the Company of any cash in the Settlement Account and of all Pledged Items and Pledged Servicing returned or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Pledged Items and Pledged Servicing so delivered, and the Agent, Collateral Agent and the Lenders shall thereafter be discharged from any liability or responsibility therefor.


         4.13  Abatement of Security Interest.

               (a) Positive Security Event. If a Positive Security Event occurs prior to the Termination Date and no Event of Default has occurred and is continuing, the security interest created under the Security Agreement and this Agreement in the Collateral shall be abated at the request of the Company and shall not be effective so long as no Event of Default exists and each of the following conditions exist: (i) the Company shall have and maintain a ratio of (1) Funded Debt less Subordinated Debt to (2) Adjusted Consolidated Tangible Net Worth plus Subordinated Debt, calculated monthly on a three-month rolling average basis, of not more than the applicable Unsecured Leverage Ratio; (ii) the total Debt of the Company, excluding Subordinated Debt, shall not exceed the Debt Threshold; and (iii) neither the Company nor either Borrowing Subsidiary shall have, or permit to occur, any Lien upon their assets other than as permitted under Section 8.11 (other than Section 8.11(o)). The conditions under clauses (i) - (iii) of the preceding sentence are referred to herein collectively as the "Positive Security Conditions". The Collateral Agent shall, at the request of the Company and after the Agent has confirmed to the Collateral Agent that a Positive Security Event has occurred and all Positive Security Conditions are satisfied, execute and deliver such UCC-3 financing statements as may be required to evidence the abatement of any security interest that shall previously have been perfected by means of the filing of financing statements. As a condition to such abatement, the Company and each Borrowing Subsidiary shall execute such UCC-1 financing statements and other documentation as the Collateral Agent may request to permit the security interest in the Collateral to be reinstated and perfected by the Collateral Agent without further action by the Company or any Borrowing Subsidiary if a Negative Security Event should occur thereafter. Although the Company and Borrowing Subsidiaries shall continue to deliver Mortgage Loan files and other information and documents to the Collateral Agent (in a custodial capacity) as set forth in the Security Agreement even while the security interest is abated, so long as the security interest is abated the Company shall perform all of the obligations of the Collateral Agent as set forth in the Security Agreement with respect to determining the Aggregate Borrowing Base and the Warehouse Borrowing Base. If any of the Positive Security Conditions shall cease to exist at any time after a Positive Security Event, such occurrence shall constitute a Negative Security Event.

               (b) Negative Security Event. If, following a Positive Security Event, a Negative Security Event occurs, the Facility shall again be secured in accordance with the terms herein unless and until the Required Lenders agree to the contrary. If the Facility again becomes secured pursuant to the preceding sentence, the Company (with respect to Collateral owned by the Company) and each Borrowing Subsidiary (with respect to Collateral owned by such Borrowing Subsidiary) shall be deemed to have automatically (i) re-pledged and re-granted to the Collateral Agent for the benefit of the Secured Parties a first priority security interest in the Collateral to secure payment of the Secured Debt, (ii) consented to the Collateral Agent's filing of the UCC-1 financing statements and dating and otherwise completing, filing and/or recording, if necessary, any other documentation previously provided by the Company or such Borrowing Subsidiary pursuant to the provisions of Section 4.13(a) above, and (iii) reaffirmed its appointment of the Collateral Agent to act as its bailee pursuant to the provisions of Section 9-305 of the Uniform Commercial Code of any applicable state, and the Collateral Agent (upon receipt of notice from the Credit Agent that a Negative Security Event has occurred) shall be deemed to have been informed of and accepted such appointment. Notwithstanding the foregoing, the Company may, in accordance with the terms of the succeeding sentence, request that the Required Lenders consent to the Facility again becoming unsecured despite the occurrence of a Negative Security Event. If the Company so desires that the Facility again become unsecured following a Negative Security Event (even though no Positive Security Event has occurred since the occurrence of the Negative Security Event), it shall notify each Lender in writing of such desire within thirty days after the occurrence of the Negative Security Event (which notice shall identify the facts giving rise to the Negative Security Event), and the Facility shall again become unsecured (A) if and only if the Required Lenders so consent within thirty days after such notification from the Company (a "Negative Event Waiver") and (B) only so long as no further Negative Security Event (i.e. no Negative Security Event other than the event referred to in the Company's notice) has occurred and is continuing. If the Company's long term unsecured debt ratings decline further below "A-" as rated by S&P or "A3" as rated by Moody's, or if any other Negative Security Event occurs after the Company has obtained a Negative Event Waiver, the Facility shall again become secured in accordance with this Section unless the Company obtains another Negative Event Waiver in accordance with the terms of the preceding sentence. Finally, if a Positive Security Event occurs subsequent to the occurrence of a Negative Security Event, the Facility shall become unsecured at the request of the Company, subject to and in accordance with the terms and conditions set forth in Section 4.13(a) above.

               (c) Lending Restrictions. If and during such time as the Credit Indebtedness hereunder may be unsecured in accordance with Section 4.13(a), all Advances requested by the Company or any Borrowing Subsidiary shall continue to meet the Lending Sublimits and shall be subject to the conditions precedent set forth in Article V (other than conditions precedent requiring the Collateral Agent to have a perfected security interest in the Collateral).


         4.14  Transition from Original Facility.

               The Pledge Date and all other relevant delivery dates and time periods with respect to the determination of Eligible Collateral shall be calculated to include any delivery dates or holding periods prior to the date hereof during which Collateral was being held by the Collateral Agent (or was the subject of an AP Notice), had been delivered to an Approved Investor or had been redelivered to the Company under the Original Facility.


                                   ARTICLE V
                              CONDITIONS PRECEDENT

               Each Advance may be made only if the following conditions precedent are met:


       5.1  Initial Advance (Company and Borrowing Subsidiaries).

               Prior to the initial Advance hereunder, the Company and each Borrowing Subsidiary shall have delivered, or caused to be delivered, to the
Agent:

               (a) Copies of this Agreement duly executed by the Company and each Borrowing Subsidiary for each Lender and the Agent.

               (b) A Security Agreement duly executed by the Company and each Borrowing Subsidiary in the form attached hereto as Exhibit D.

               (c) Notes payable to the order of each Lender duly executed by the Company and each Borrowing Subsidiary in the form attached hereto as Exhibits E-1 and E-2, respectively plus, in the case of a Bid Lender, in the form approved by such Lender.

               (d) Certificates of the Secretaries of the Company and each Borrowing Subsidiary dated such date, (i) accompanied by and certifying true and correct copies of the Articles of Incorporation and By-laws of the Company and each Borrowing Subsidiary and resolutions of their Boards of Directors authorizing the Company and the Borrowing Subsidiaries to execute, deliver and perform this Agreement, the Security Agreement and all other documents executed by the Company or any Borrowing Subsidiary in connection herewith and (ii) confirming the incumbency and signatures of those officers of the Company and each Borrowing Subsidiary authorized to execute this Agreement, the Security Agreement and the Notes and otherwise act on behalf of the Company or any Borrowing Subsidiary hereunder or under the Security Agreement.

               (e) The opinion of counsel to the Company and the Borrowing Subsidiaries, in substantially the same form and substance as the opinion letter attached hereto as Exhibit K attached hereto and covering such other matters as the Agent may reasonable request, together with appropriate good standing certificates for the Company and each Borrowing Subsidiary.

               (f) Executed UCC-1 and UCC-3 Financing Statements as the Agent may reasonably request.

               (g) A letter from the Company to each lender under the Original Facility which is not a Lender hereunder providing for the terms of payment of the loans outstanding under the Original Facility payable to such lenders.

               (h) If there are any Advances outstanding under the Original Facility on the date hereof, an agreement in substantially the form of Exhibit N hereto between the Company and the Agent on behalf of the lenders under the Original Facility and the Lenders under this Agreement as to the repayment or conversion of loans outstanding to the Company under the Original Facility, the treatment of any interest and fees accrued thereon, and the cancellation of all commitments under the Original Facility.

               (i) Evidence that the Company and each Borrowing Subsidiary have paid all fees required to be paid hereunder and under the Security Agreement on or before the date of the first Advance.

               (j) Such other documents as the Agent may reasonably request.

       Within thirty (30) days after the date hereof, the Company shall also deliver to the Agent copies of such amendments to existing Acknowledgement Agreements as the Agent may request to account for or recognize the amendment and restatement of the Original Facility.


       5.2  Initial Advance (Lenders).

               On or before the date of the initial Advance hereunder, the Lenders shall have delivered, or caused to be delivered, to the Agent and the Agent shall in turn, have delivered, or caused to be delivered, to the Company and each Borrowing Subsidiary one or more counterparts of this Agreement executed by the Lenders.


       5.3  All Advances.

               On the date of each Advance, the Company and each Borrowing Subsidiary shall be in compliance with all the terms and provisions set forth herein and in the Security Agreement on their part to be observed or performed; the representations and warranties of the Company and the Borrowing Subsidiaries set forth in Articles IV and VI shall be true and correct in all material respects on such date as if made on and as of such date (provided, however that the representation and warranty contained in Section 6.6(c) shall not apply to (i) conversions or continuations of Advances pursuant to Section 2.12, or (ii) Advances requested by the Company solely for the purpose of repaying maturing commercial paper); and no Default shall have occurred and be continuing on such date. On each Advance Date the Company and each Borrowing Subsidiary shall be deemed to have represented and warranted to the Lenders that no violation of the requirements set forth in the preceding sentence exists on such date after giving effect to the requested Advance. Prior to making an Advance (including any Bid Loan) available to the Company or any Borrowing Subsidiary under Section 2.11 on any day, the Agent shall have (i) received notice from the Collateral Agent of the amount of the Aggregate Borrowing Base for such day, (ii) received notice from the issuing and paying agent for the Outstanding CPNs as described in Section 7.7(p) confirming the aggregate face amount of Outstanding CPNs for such day, and (iii) confirmed, based solely upon the information contained in such notices, the amount of Advances then-outstanding, and the Company's and the Borrowing Subsidiaries' certifications contained in the preceding sentence as to all other facts, that the Aggregate Borrowing Base will be greater than or equal to the Credit Requirement on such date after giving effect to such Advance.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

               The Company and each Borrowing Subsidiary represents and warrants to the Lenders that:


         6.1   Organization, Corporate Powers, Etc.

               The Company and each Borrowing Subsidiary is a corporation duly incorporated, validly existing, in good standing and authorized to exercise its corporate powers, rights and privileges under the laws of the jurisdiction in which it is incorporated, is qualified to do business and is in good standing in all jurisdictions where failure to be so qualified and in good standing would have a material adverse effect upon its business, operations or financial condition, and has all requisite corporate power and authority, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement, the Security Agreement and the Notes; and each Borrowing Subsidiary is a wholly-owned Subsidiary of the Company.


          6.2  Corporate Authority, Etc.

               The execution, delivery and performance by the Company and each Borrowing Subsidiary of this Agreement, the Security Agreement and the Notes have been duly authorized by all necessary corporate action and do not and will not (i) violate any existing provision of any law, rule, regulation (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System or the rules and regulations of the SEC or any regulatory commission of any jurisdiction), order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Company or any of its Affiliates or of the charter or by-laws of the Company or of any of its Affiliates, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company or any of its Affiliates is a party or by which the Company or any of its Affiliates or any of their respective properties may be bound or affected, or (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, assignment, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the respective properties of the Company or any of its Affiliates (other than that arising hereunder or under the Security Agreement or the Ratable Medium-Term Notes with respect to the Collateral); and neither the Company nor any of its Affiliates is in material default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          6.3  Compliance with Laws.

               The Company and each of its Affiliates are in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would, singly or in the aggregate, materially and adversely affect their respective business or credits including but not limited to financial condition and operations.


          6.4  Government Approvals.

               No authorization, consent, approval, license, exemption of or filing or registration with any existing court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery and performance by the Company and each Borrowing Subsidiary of, or the enforceability of, this Agreement, the Security Agreement and the Notes.


          6.5  Valid and Binding Obligations.

               This Agreement, the Security Agreement and the Notes constitute legal, valid and binding obligations of the Company and each Borrowing Subsidiary enforceable against the Company and each Borrowing Subsidiary in accordance with their respective terms, subject to bankruptcy and similar laws and other general restrictions on creditor's rights and equitable principles (whether applied in an action at law or a suit in equity).


          6.6  Financial Statements.

               (a) The balance sheet of the Company and its Subsidiaries as of December 31, 1995 (which is presented in the Company's annual report) and the related statements of income and changes in financial position for the fiscal year then ended, copies of which have been heretofore furnished to each of the Lenders, fairly present, in conformity with GAAP, the financial condition of the Company and its Subsidiaries as of such date and the results of the operations and changes in financial position of the Company and its Subsidiaries for such fiscal year.

               (b) The quarterly financial statements of the Company and its Subsidiaries submitted to the SEC or the Agent since the date of the December 31, 1995 annual financial statements referred to in clause (a) above fairly present, in conformity with GAAP, the financial condition of the Company and its Subsidiaries as of the applicable dates of such statements and the results of the operations and changes in financial position of the Company and its Subsidiaries for the periods to which such statements relate.

               (c) Since the date of the December 31, 1995 statements there has been no material adverse change, taken as a whole, in the business, financial position, or operations of either the Company or any Subsidiary.


          6.7  Litigation.

               Except as disclosed on Exhibit L attached hereto and as otherwise set forth in the Company's annual report referred to in Section 6.6(a), there are no actions, suits or proceedings pending or, to the knowledge of the Company or any Borrowing Subsidiary after reasonable investigation, threatened against or affecting the Company or any of its Affiliates or any of their respective properties before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including, without limitation, the SEC or any regulatory commission of any jurisdiction), which, if determined adversely to the Company or any Affiliate, as the case may be, would be reasonably likely to, singly or in the aggregate, have a material adverse effect on the financial condition, or on the respective properties or operations, of the Company and its Affiliates or the transactions contemplated by this Agreement, the Security Agreement and the Notes.


          6.8  Use of Proceeds.

               The Company and the Borrowing Subsidiaries will use the proceeds of the Loans solely for (i) the purposes described in the recitals hereto, (ii) the funding or purchasing of Mortgage Loans, (iii) the payment of principal, interest, fees, expenses, and other obligations described in or contemplated by this Agreement, (iv) payment of Debt of the Company existing on the date hereof, and (v) such other purposes as may be permitted under this Agreement. No part of the proceeds of any Loan will be used to purchase or carry, or to reduce or retire, any indebtedness incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock and neither the Company nor any Borrowing Subsidiary is engaged in purchasing or carrying margin stock.


          6.9  Accuracy of Information.

               All written information supplied by the Company or any Borrowing Subsidiary to the Lenders relating to the Company and its Affiliates was true, complete and accurate in all material respects when made, and there has been no material adverse change in the financial condition of the Company and its Affiliates from the time such information was provided to the Lenders.

         6.10  Accuracy of Representations and Warranties.

               The representations and warranties of the Company and the Borrowing Subsidiaries contained in each other document delivered in connection with this Agreement are, or when such document is delivered will be, true and correct in all material respects when made.


         6.11  Investment Company.

               Neither the Company nor any Borrowing Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers' Act of 1940, as amended.


         6.12  ERISA.

               Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable Federal or state law; and to the best of its knowledge no event or condition is occurring or exists with respect to any Plan concerning which the Company or any Borrowing Subsidiary would be under an obligation to furnish a report to the Lenders in accordance with Section 7.7(i).


         6.13  Tax Returns.

               The Company and each of its Affiliates has filed or caused to be filed all material federal, state and local tax returns which, to its knowledge, are required to be filed and has paid or caused to be paid all material taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.


         6.14  Full Disclosure.

               No event has occurred and no circumstance exists as a result of which any information, statement, or representation concerning the Company or any Borrowing Subsidiary that has been provided to the Lender by the Company or any Borrowing Subsidiary in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the information, statements or representation contained therein, in the light of the circumstances under which they were made, not misleading.

       6.15  GNMA, FHA, VA, FNMA, AND FHLMC Eligibility.

               (a) The Company is: (i) an FHA-Approved Mortgagee in good standing, a VA-Approved Lender, a FHLMC-Approved Lender and a FNMA-Approved Lender and meets all eligible requirements of law and governmental regulation so as to be eligible to originate, purchase, hold and service Mortgage Loans insured by FHA and to issue any Security; (ii) an approved seller and servicer in good standing of Mortgage Loans to each Federal Agency; and (iii) an approved issuer and servicer in good standing of FHLMC, FNMA and GNMA Securities and meets all FHLMC, FNMA and GNMA requirements, requirements of law and governmental regulations so as to be able to issue FHLMC, FNMA and GNMA Securities and to service the Mortgage Loans that secure such Securities.

               (b) Each Borrowing Subsidiary is: (i) an FHA-Approved Mortgagee in good standing, a VA-Approved Lender, a FHLMC-Approved Lender and a FNMA-Approved Lender and meets all eligible requirements of law and governmental regulation so as to be eligible to originate, purchase and hold Mortgage Loans insured by FHA and to issue any Security; (ii) an approved seller in good standing of Mortgage Loans to each Federal Agency; and (iii) an approved issuer in good standing of FHLMC, FNMA and GNMA Securities and meets all FHLMC, FNMA and GNMA requirements, requirements of law and governmental regulations so as to be able to issue FHLMC, FNMA and GNMA Securities.


       6.16  No Defaults.

               No Default has occurred and is continuing.


                                  ARTICLE VII
                             AFFIRMATIVE COVENANTS

               The Company and the Borrowing Subsidiaries covenant and agree with the Lenders that, so long as this Agreement shall remain in effect and so long as any amounts are outstanding under the Notes or this Agreement, unless the Required Lenders shall otherwise consent in writing, the Company will, and the Borrowing Subsidiaries (except with respect to the covenants set forth in Sections 7.7 (other than subsections (a), (f), (h), (q) and (r) of Section 7.7), 7.9 and 7.12, which shall apply only to the Company) will:


       7.1     Payment of Debts, Taxes, Etc.; Maintenance of Insurance.

               (a) Pay all debts and perform all obligations, and cause each of its Subsidiaries to pay all debts and perform all obligations, promptly and in accordance with the terms thereof and pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company, a Borrowing Subsidiary or of such other Subsidiary, provided that none of the Company, any Borrowing Subsidiary or any other Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings and such contest shall operate to stay any material adverse effect of such lien or charge;

               (b) Use its best efforts to adhere to customary practices and standards in the industry insofar as adherence to such practices and standards would require the Company or a Borrowing Subsidiary, as applicable, to cause obligors whose indebtedness is secured by Pledged Mortgages to comply with the provisions of such Pledged Mortgages with respect to the payment of real estate taxes and insurance premiums in connection with the real estate securing such indebtedness; and

               (c) Maintain, and cause each of its Subsidiaries to maintain, insurance on its properties and other insurance in amounts and types and with provisions and insurers as shall be satisfactory to the Required Lenders, and at all times furnish to any Lender (upon written request by such Lender) copies of its, and each of its Subsidiaries', current Mortgage Bankers Blanket Bond and of its, and each of its Subsidiaries', insurance policy containing errors and omissions coverage or mortgage impairment coverage, and providing, in the case of Mortgage Bankers Blanket Bonds, to the extent possible, that they are not cancelable without thirty days' prior written notice to the Agent.


       7.2     Preservation of Corporate Existence.

               Preserve and maintain, and cause each of its Subsidiaries which is a material part of the Company's overall business operations to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business operations or the ownership of its properties.

         7.3   Compliance with Laws, Etc.

               Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would be reasonably likely to, singly or in the aggregate, materially adversely affect its business or credit, unless the same shall be contested by the Company, a Borrowing Subsidiary or such other Subsidiary, as the case may be, in good faith and by appropriate proceedings and such contest shall operate to stay the material adverse effect of any such non-compliance.


         7.4 Requested Information. At any reasonable time and from time to time, on reasonable prior notice furnish to the Agent, any requesting Lender or any agents or representatives thereof, or permit such agents or representatives to examine and make copies of, the records and books of account of, and visit the properties of, the Company, the Borrowing Subsidiaries or any of their Subsidiaries and, so long as representatives of the Company (as chosen by senior management of the Company) accompany the Agent or any such other Lender, the Company's Affiliates, and to discuss the affairs, finances and accounts of the Company, its Subsidiaries and such Affiliates with any of its officers.


         7.5   Keeping of Records and Books of Account.

               Keep or cause to be kept adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles, consistently applied (except for changes concurred in by the Company's independent auditors) reflecting all financial transactions of the Company and its Subsidiaries.


         7.6   Maintenance of Approvals, Filings and Registrations.

               At all times maintain in effect, renew and comply with, and cause each of its Subsidiaries to effect, renew and comply with all the terms and conditions of all consents, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for the execution, delivery and performance of this Agreement, the Security Agreement and the Notes and to make this Agreement and such other documents legal, valid, binding and enforceable.


         7.7   Reporting Requirements.

               Furnish to the Agent for distribution to each Lender:

               (a) As soon as possible after becoming aware (i) of the occurrence of any Default, or (ii) that any of the representations and warranties contained in Article IV or Article VI has ceased to be true and correct at any time since the last Advance hereunder (or, if no Advance has taken place, the execution and delivery of this Agreement), telephone advice confirmed in writing within three (3) Business Days by a statement of the president or other Authorized Officer of the Company setting forth the details thereof and the action which the Company proposes to take with respect thereto.

               (b)      As soon as available and in any event within ninety
       (90) days after the end of each fiscal year of the Company, a consolidating and consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of income and changes in financial position of the Company and its Subsidiaries including cash flow statements for such fiscal year on a consolidating and consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all reported in accordance with GAAP and audited and unqualified by Ernst & Young or other independent public accountants of nationally recognized standing.

               (c)      As soon as available and in any event within forty-five
       (45) days after the end of each fiscal quarter of the Company, a consolidating and consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related statements of income for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, all certified (subject to normal quarter-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of the Company.

               (d) Simultaneously with the delivery of each set of financial statements referred to in clauses (b) and (c) above, a certificate of the chief financial officer of the Company (A) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 7.9, 8.5, 8.6, 8.9, 8.10, 8.16, 8.17 and 8.20 and, if then applicable, the Positive Security Conditions and (B) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

               (e) Within forty-five (45) days after the end of each fiscal quarter of the Company (or more frequently if reasonably deemed advisable by the Agent), an appraisal of the value of the Company's rights under its Servicing Agreements, which appraisal shall (i) be performed by a third-party appraiser approved by Agent and which shall itemize the value of such Servicing Agreements in such a manner as to allow the computation of the value of the Eligible Pledged Servicing as set forth in Section 4.6(h)(1), and (ii) be concurrently sent by the Company to the Collateral Agent.

               (f) Promptly after the commencement thereof, notice of (i) any action or proceeding which has more than a remote possibility of a determination adverse to the Company or its Subsidiaries (a "Non-Frivolous Action") instituted by or against the Company or any of its Subsidiaries in any Federal or state court or before any commission or other regulatory body (Federal, state or local, domestic or foreign), or any such Non-Frivolous Action threatened against the Company or any of its Subsidiaries in writing, which, if adversely determined, would have a material adverse effect upon the business, assets or financial condition of the Company, any Borrowing Subsidiary or any other mortgage banking affiliate of the Company, and (ii) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, assets or financial condition of the Company or any Borrowing Subsidiary or which, with or without notice or lapse of time or both, would constitute a default under any other material contract, instrument or agreement to which the Company or any Borrowing Subsidiary is a party or by which the Company, any Borrowing Subsidiary or their properties or assets may be bound or subject.

               (g) As soon as possible after becoming aware of any change in the Company's long-term unsecured debt ratings as rated by S&P or Moody's, a copy of the S&P or Moody's publication of such ratings or other written confirmation of such ratings.

               (h) Such other information, financial or otherwise, respecting the Collateral and the Company's or any Borrowing Subsidiary's financial statements and condition as the Agent or any Lender may from time to time reasonably request.

               (i)      As soon as possible, and in any event within thirty
       (30) days after the Company knows or has reason to know that any of the events or conditions enumerated below with respect to any Plan have occurred or exist, a statement signed by an Authorized Officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or, to the best knowledge of the Company, any ERISA Affiliate proposes to take with respect thereto; provided, however, that if such event or condition is required to be reported or notice thereof given to PBGC, such statement, together with a copy of the relevant report or notice to PBGC, shall be furnished to the Agent within ten

       (10) days after it is reported or notice thereof given to PBGC:

                            (i)  the occurrence of any Reportable Event;

                            (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                           (iii)  the institution by PBGC of proceedings under
               Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or

                            (iv) the complete or partial withdrawal by the Company, any Subsidiary or any ERISA Affiliate from a Plan, or the receipt by the Company, any Subsidiary or any ERISA Affiliate of notice from a Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, if such withdrawal, reorganization, insolvency or termination has resulted or may reasonably be expected to result in any liability of the Company, any Subsidiary or any ERISA Affiliate to the PBGC in connection with such Plan or to such Plan.

               (j) Promptly after the request of the Agent, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103 of ERISA) and each annual report filed with respect to each Plan under Section 4065 of ERISA.

               (k)      As soon as available but in any event within thirty
       (30) days after the end of each calendar quarter, a servicing report and analysis which shall show the status of all mortgages serviced by the Company or any Borrowing Subsidiary including those which are delinquent, all in such form and detail and including such additional information as the Agent may reasonably request. Such servicing report shall show separately information concerning any mortgages or securities with respect to which there is recourse to the Company or any Borrowing Subsidiary.

               (l)      As soon as available but in any event within thirty
       (30) days after the end of each calendar quarter, a production information report and a secondary marketing report for such quarter satisfactory to the Agent.

               (m) Promptly upon receipt, a copy of any notice from any Federal Agency or any private mortgage insurer to the effect that it is or is contemplating withdrawing its approval of the Company or any Borrowing Subsidiary as a FHA-Approved Mortgagee, FHLMC-Approved Lender, FNMA-Approved Lender or VA-Approved Lender or as an approved seller and servicer for FNMA, FHLMC and GNMA.

               (n) Promptly after the Company's or any Subsidiary's acquisition or creation of a new Subsidiary, written notice of such event, which notice shall set forth the details of such event, the percentage of capital stock owned by the Company or any other Subsidiary, and the jurisdiction of incorporation of such new Subsidiary.

               (o) Promptly after the sending or filing thereof, copies of all such proxy statements, financial statements and reports which the Company sends to its stockholders, and copies of all regular, periodic and special reports (other than Form 8-K reports containing only the distribution reports relating to the Fireman's Fund Mortgage Corporation Agency MBS Multi-Class Pass-Through Certificates, which the Company need send to the Agent only and which the Agent shall make available to the other Lenders upon request) and all final prospectuses which the Company files with the SEC (if applicable), or any governmental authority which may be substituted therefor, any Federal Agency, or any other governmental agency.

               (p) On each Business Day, a statement from the issuing and paying agent for the Outstanding CPNs setting forth the aggregate face amount of the Outstanding CPNs being issued on such Business Day, being repaid on such Business Day and remaining outstanding at the end of such Business Day, all in a form satisfactory to the Agent, which statement need be transmitted to the Agent only.

               (q)      As soon as available and in any event within forty-five
       (45) days after the end of each fiscal quarter of the Company and each Borrowing Subsidiary, a list showing (i) each individual Guaranty in excess of $1,000,000 of the Company or any Borrowing Subsidiary then in effect (and the amounts thereof) and (ii) the aggregate amount of all other Guarantees of the Company or any Borrowing Subsidiary then in effect, certified as true and correct by Authorized Officers of the Company and Borrowing Subsidiary.

               (r) Such other information respecting the business, properties or the condition or operation of the Company or its Subsidiaries, financial or otherwise, as the Agent or any Lender may from time to time reasonably request.

               (s) Notice of the occurrence of any of the following events, immediately upon the Company's acquisition of knowledge thereof: (i) the occurrence of an "Event of Default" (as defined in Article Five of the Subordinated Debt Indenture), (ii) the deferral by the Company of any quarterly installment of interest on the Subordinated Debt, (iii) the acceleration of the entire principal amount of any series of securities issued under the Subordinated Debt Indenture, (iv) the execution of any amendment or supplement to the Subordinated Debt Indenture, or (v) the resignation or removal of the trustee under the Subordinated Debt Indenture, or any change in the notice address of such trustee.


       7.8    Indemnification.

               Pay, and protect, indemnify and save harmless, the Agent, the Collateral Agent, each of the Lenders and the Affiliates of each of the foregoing and, in their capacity as such, their respective officers, directors, shareholders, controlling persons, employees, agents and servants from and against all liabilities, losses, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys' fees and expenses) or judgments of any nature arising from the default of the Company or any Borrowing Subsidiary in the performance of their respective agreements, rights or obligations contained in this Agreement, the Security Agreement, the Notes or any other instrument or agreement entered into by the Company or any Borrowing Subsidiary in connection herewith or therewith or arising out of this Agreement or the transactions contemplated herein; provided, that neither the Company nor any Borrowing Subsidiary shall have any obligation hereunder to the Agent, the Collateral Agent or any Lender or any other Person indemnified pursuant to this Section 7.8 with respect to indemnified liabilities arising from (1) the gross negligence or willful misconduct of such Person indemnified pursuant to this Section 7.8, or (2) legal proceedings commenced against the Agent, the Collateral Agent or any Lender by any other Lender or any Participant. If any action, suit or proceeding arising from any of the foregoing is brought against the Agent, the Collateral Agent or any Lender or any other person indemnified pursuant to this Section 7.8, the Company and each Borrowing Subsidiary will, if within a reasonable time requested in writing to do so and at its expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Company or Borrowing Subsidiary (which counsel shall be satisfactory to the party being indemnified). The obligations of the Company and the Borrowing Subsidiaries under this Section 7.8 shall survive any termination of this Agreement.

        7.9    Maintenance of Net Worth.

               At all times, maintain the sum of (x) Adjusted Consolidated Tangible Net Worth plus (y) Subordinated Debt in an amount at least equal to the sum of:

       (i) $280,000,000, plus

       (ii) fifty percent (50%) of the positive cumulative quarterly increases, if any, in Adjusted Consolidated Tangible Net Worth of the Company after July 1, 1996 (computed without regard to any increase or decrease resulting from (1) the contribution or distribution of Capital Securities, (2) cash equity contributions to the Company, (3) the receipt of proceeds of issuances of stock of the Company, (4) the exchange of Subordinated Debt for Series A Preferred Stock, (5) the payment of Restricted Payments) for each calendar quarter beginning with calendar quarter beginning July 1, 1996.


       7.10    Federal Agency Approvals.

       Maintain its status as a FHA-Approved Mortgagee, remain eligible to obtain VA guaranties of Mortgage Loans and remain approved by each Federal Agency as a seller/servicer.


       7.11    Approved Investor Commitments.

               Maintain all of its Mortgage Loans included in Collateral and all other Mortgage Loans owned by the Company or any Borrowing Subsidiary, as applicable, which satisfy the delivery requirements of any then-current Approved Investor Commitments to purchase Mortgage Loans or to exchange Securities for Mortgage Loans held by the Company or any Borrowing Subsidiary (in each case, other than any Mortgage Loans held by the Company or a Borrowing Subsidiary solely for investment) in compliance with such Approved Investor Commitments and perform all of its obligations in connection with such commitments.


       7.12    Borrowing Base Certificate.

               Within the first ten (10) days of each month, and within three Business Days after any request therefor by the Agent, deliver to the Agent a Borrowing Base Certificate (which shall include the Company's reconciliation of any discrepancies from the Collateral Agent's reports on the status of Eligible Collateral at the end of the preceding month), together with a certificate of the chief financial officer or other Authorized Officer of the Company confirming compliance with Sections 7.9, 8.5, 8.9, 8.12 and 8.20 and, if then applicable, with the Positive Security Conditions. Each regular monthly Borrowing Base Certificate shall contain information as of the close of business on the final Business Day of the preceding month. Any Borrowing Base Certificate delivered pursuant to the request of the Agent shall contain information as of the close of business on the day on which the Agent requested such Borrowing Base Certificate. Notwithstanding the two preceding sentences, information contained in such Borrowing Base Certificates relating to Eligible Repurchased Agency Loans and Receivables or Eligible Pledged Servicing may be as of the latest dates on which the Company calculated the value of Eligible Repurchased Agency Loans and Receivables and Eligible Pledged Servicing; provided that such calculations shall be made (A) at least once per week with respect to Repurchased Agency Loans and Receivables, and (B) at least once per month and also immediately after any purchase or sale of any Servicing Agreements with an aggregate unpaid principal balance of $1,000,000,000 or more with respect to Eligible Pledged Servicing. An Authorized Officer of each Borrowing Subsidiary shall certify as to the accuracy of each Borrowing Base Certificate with respect to Collateral reflected therein which is owned by such Borrowing Subsidiary.


        7.13  Further Assurance.

               As from time to time requested by the Agent and agreed upon by the Required Lenders, at the cost and expense of the Company, execute and deliver to the Agent all such documents and instruments and do all such other acts and things as may be reasonably required to enable the Lenders to exercise and enforce their rights under this Agreement and to realize thereon, and as may be necessary to validate, preserve and protect the position of the Lenders under this Agreement. With respect to those elements of Collateral as to which the Lenders' security interest may not be perfected by delivery to the Collateral Agent with the Security Agreement or the filing of a UCC-1 financing statement, including but not limited to the Approved Investor Commitments and any options, futures contracts or other interest rate protection products, the Company and/or the applicable Borrowing Subsidiary, as requested by the Agent at the direction of the Required Lenders, shall execute and deliver possession of such elements of the Collateral to the Agent, have the interest of the Lenders therein recorded on the books of any institution holding such assets for the Company or the applicable Borrowing Subsidiary, obtain consents to assignment in favor of the Lenders from the counterparties thereto or take such other actions as may be necessary to perfect the security interest of the Lenders therein (provided, however, that unless an Event of Default is continuing or the Required Lenders have requested otherwise, consents to assignments of options, futures contracts or other interest rate protection products in favor of the Lenders from the counterparties thereto shall not be required).

         7.14  Maintenance of Properties.

               Do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         7.15  Payment of Taxes.

               On demand pay, or reimburse the Agent and Lenders for, all stamp, documentation, intangible, or similar taxes, and all penalties or interest that may be due with respect thereto, that may be imposed or asserted by the State of Florida or any other jurisdiction in connection with the execution and delivery of the Credit Documents or the making of the Loans contemplated by this Agreement.


                                  ARTICLE VIII
                               NEGATIVE COVENANTS

               The Company covenants and agrees (and each Borrowing Subsidiary covenants and agrees with respect to Sections 8.1, 8.2, 8.3, 8.4, 8.6, 8.7, 8.8, 8.11, 8.13, 8.14, 8.15, 8.17 and 8.18) with the Lenders that so long as this Agreement shall remain in effect or any amounts are outstanding under the Notes or this Agreement, unless the Required Lenders (or all Lenders, if expressly required) shall otherwise consent in writing, the Company (or the Borrowing Subsidiaries where applicable) (on a consolidated basis with its Subsidiaries) shall not, directly or indirectly:


         8.1  Use of Proceeds.

               Use the amounts obtained under this Agreement for any purposes other than (i) the purposes described in the recitals hereto, (ii) the funding or purchasing of Mortgage Loans, (iii) the payment of principal, interest, fees, expenses and other obligations described in or contemplated by this Agreement, (iv) payment of Debt of the Company existing on the date hereof, and
(v) such other purposes permitted under this Agreement. Neither the Company nor any Borrowing Subsidiary is engaged, nor will they engage, principally or materially in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (within the meanings of each of the quoted terms under Regulation U). If requested by a Lender, the Company and each Borrowing Subsidiary shall each furnish to the Agent for the benefit of the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U. No part of the proceeds of any Loan will be used for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.


        8.2    Compliance with Security Agreement.

               Enter into any collateral custodial agreement similar to the Security Agreement for Mortgage Loans not included in Collateral with any entity other than the Collateral Agent or fail to duly perform any of its obligations under the Security Agreement; provided, however, that this Section shall not prohibit the Company or any Borrowing Subsidiary from entering into other custodial agreements relating to the possession of Mortgage Loans not included in Collateral so long as such agreements are not made for the purpose of or in connection with the granting of a security interest in such Mortgage Loans. Security interests in Mortgage Loans given for confirmatory purposes in connection with the sale of such Mortgage Loans by the Company or a Borrowing Subsidiary to investors shall not be considered agreements "made for the purpose of or in connection with the granting of a security interest in such Mortgage Loans" within the meaning of the preceding sentence.


        8.3    Mergers; Subsidiaries.

               Merge or consolidate with any Person, or sell or otherwise dispose of (whether in one transaction or in a series of transactions) the shares of any of its Subsidiaries to any Person, provided that the Company may, after prior written notice to the Agent and Lenders, (i) undertake such a merger or consolidation so long as the Company shall be the surviving or resulting company and (ii) take such action with respect to any Subsidiary which is not a material part of the Company's overall business operations.


        8.4    Sales.

               Sell, assign, lease or otherwise dispose of (collectively, "Transfer"), whether in one transaction or a series of transactions, all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or allow any Subsidiary to Transfer substantially all of its assets to any Person (other than another Subsidiary or a Parent), provided that the Company may after prior written notice to the Agent and Lenders allow such action with respect to any Subsidiary which is not a material part of the Company's overall business operations. Transfers described in this Section 8.4 and the mergers, consolidations and dispositions described in Section 8.3 (whether or not permitted by the provisions of such Sections) are referred to herein as "Fundamental Changes."

       8.5 Debt. Allow the total Debt (excluding Subordinated Debt) of the Company and its Subsidiaries (on a consolidated basis) to exceed the sum of the following (the "Debt Threshold"):

               (a) one hundred percent (100%) of the value of the Company's cash and "short-term investments";

               (b) ninety-eight percent (98%) of the value of the Company's "mortgage loans receivable";

               (c) ninety percent (90%) of the value of the Company's "pool loan purchases" and "mortgage claims receivable", to the extent such assets represent VA Mortgage Loans and FHA Mortgage Loans repurchased by the Company from GNMA Security holders;

               (d) seventy-five percent (75%) of the amount of Servicing Sale Receivables which would qualify as Eligible Pledged Servicing Sale Receivables if such Servicing Sale Receivables were pledged as Collateral;

               (e) seventy-five percent (75%) of "loans held for investment"; and

               (f)      the lesser of:

                        (1) sixty-five percent (65%) of the sum of (A) for Servicing Agreements not covered by the then most recent appraisal of the value of the Company's Servicing Agreements pursuant to clause (B) immediately below, the lesser of acquisition price or the appraised market value (which shall be as set forth in an appraisal dated no more than 30 days prior to acquisition of such Servicing Agreements by a qualified third-party appraiser approved by the Agent, with such appraisal to be obtained and paid for by the Company and delivered to the Agent) of such Servicing Agreements (i.e. such Servicing Agreements shall be valued at zero unless such an appraisal has been obtained), and (B) for all other Servicing Agreements, the appraised market value (which shall be determined every three months (or more frequently at the request of the Company, or if reasonably deemed advisable by the Agent, the Agent) by a qualified third-party appraiser approved by the Agent, with such appraisals to be obtained and paid for by the Company and delivered to the Agent) of such Servicing Agreements (provided that if any Servicing Agreements have been sold by the Company since the date of the most recent appraisal, then the appraised value of the Company's Servicing Agreements shall be deemed reduced by an amount obtained by multiplying (i) the appraised market value of all Servicing Agreements prior to such servicing sale by (ii) a fraction having a numerator equal to the aggregate principal outstanding balance of the Mortgage Loans serviced under the sold Servicing Agreements as of the date of sale and a denominator equal to the aggregate principal outstanding balance of the Mortgage Loans serviced pursuant to all of the Servicing Agreements (including the sold Servicing Agreements) covered by the most recent servicing appraisal as of the date of sale); and

                        (2) the sum of (A) one percent (1.00%) of the aggregate outstanding principal balance of the Mortgage Loans serviced by the Company pursuant to Servicing Agreements with FNMA, FHLMC or any other Person other than GNMA, FHA or VA and
               (B) one and one-quarter percent (1.25%) of the aggregate outstanding principal balance of the Mortgage Loans serviced by the Company pursuant to Servicing Agreements with GNMA, FHA or VA.

Terms set forth in quotes in this Section shall have the meanings given such terms in the Company's consolidated financial statements.


       8.6 Ratably Secured Debt. Increase the amount of or extend the maturity of the Ratable Medium-Term Notes or incur any other Debt which may be entitled to a security interest in any of the Collateral which would be equal or superior to the security interest of Collateral Agent as agent for the Secured Parties.


       8.7     Guarantees.

               Create, incur, assume or suffer to exist any Guarantee of the Company or a Borrowing Subsidiary except Guarantees in an aggregate combined amount for the Company and the Borrowing Subsidiaries not to exceed $25,000,000 at any one time outstanding.


       8.8     Investments.

               Make or own any Investment in any Person, except:

               (a) Investments in the ordinary course of its mortgage banking business in connection with mortgage loans, collateralized mortgage obligations and other mortgage-related securities;

               (b) Investments in the ordinary course of its mortgage banking business in connection with puts, calls, swaps and other interest rate hedging products, options and futures contracts to provide protection from interest rate fluctuation;

               (c) Investments in the ordinary course of its mortgage banking business in connection with real estate acquired by foreclosure;

               (d) Investments in the ordinary course of the Company's mortgage banking business in connection with servicing rights;

               (e) Investments in the ordinary course of its mortgage banking business in connection with commitments from investors to purchase Mortgage Loans or mortgage-related securities;

               (f) the acquisition of the Mortgage Loans, Securities and mortgage servicing contracts of another Person engaged in mortgage-related businesses;

               (h)      Investments in Cash Equivalents;

               (i) those Investments in existence on the date hereof and disclosed in the financial statements referred to in Section 6.6;

               (j) loans to officers of the Company in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

               (k) loans and advances to employees of the Company, or its Subsidiaries for (i) travel and entertainment in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $100,000 at any one time outstanding and (ii) relocation expenses in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

               (l) Investments of up to 10% of the Company's net worth (as determined in accordance with GAAP) by the Company in its Subsidiaries and investments by such Subsidiaries in the Company and in other Subsidiaries;

               (m) Investments made by any Subsidiary in the ordinary course of its business;

               (n) Investments in equity securities which (1) are traded on the New York Stock Exchange, the American Stock Exchange or NASDAQ,
       (2) are subject to no transfer restrictions, and (3) have a readily determinable market value, in an aggregate market value amount not to exceed $25,000,000 (which market value shall be determined by the Company and reported to the Agent on a monthly basis, or more frequently at the request of the Agent);

               (o) repurchase and reverse repurchase contracts incidental to the mortgage-related businesses of the Company and its Subsidiaries in an aggregate dollar amount not to exceed $250,000,000 and 25,000,000 respectively; and

               (p) other Investments if, after giving effect to any such Investment, the consolidated net revenues (determined in accordance with GAAP) of all business segments that constitute mortgage-related businesses of the Resulting Entity for the Fundamental Change/Investment Calculation Period are at least 75 percent of the total net revenues (determined in accordance with GAAP) of the Resulting Entity for the Fundamental Change/Investment Calculation Period.


       8.9  Leverage Ratios.

               Permit the ratio of (1) Funded Debt less Subordinated Debt to
(2) Adjusted Consolidated Tangible Net Worth plus Subordinated Debt to exceed the following:

               (a)      while the Facility is secured:

       Level of Aggregate Commitment                     Maximum Leverage Ratio
       -----------------------------                     ----------------------
       0 - $750,000,000                                           5.0 to 1
       $750,000,001 - $850,000,000                                5.5 to 1
       $850,000,001 - $950,000,000                                6.0 to 1
       $950,000,001 - $1,050,000,000                              6.5 to 1
       $1,050,000,001 - $1,150,000,000                            7.0 to 1
       $1,150,000,001 - $1,250,000,000                            7.5 to 1

               (b)      while the Facility is unsecured pursuant to Section
4.13(a):

       Level of Aggregate Commitment                     Maximum Leverage Ratio
       -----------------------------                     ----------------------
       0 - $750,000,000                                           4.0 to 1
       $750,000,001 - $850,000,000                                4.5 to 1
       $850,000,001 - $950,000,000                                5.0 to 1
       $950,000,001 - $1,050,000,000                              5.5 to 1
       $1,050,000,001 - $1,150,000,000                            6.0 to 1
       $1,150,000,001 - $1,250,000,000                            6.5 to 1


       8.10    Recourse Servicing.

               Permit the principal balance of Mortgage Loans covered by Recourse Servicing to exceed the lesser of:

       (i) the sum of (A) the aggregate principal balance of all Mortgage Loans covered by Recourse Servicing owned by the Company as of September 30, 1996 plus (B) the aggregate principal balance of all Mortgage Loans covered by Recourse

       Servicing acquired by the Company from and after October 1, 1996 as a part of a larger acquisition of Servicing Agreements, but not in excess of an additional $100,000,000 in principal balance of Mortgage Loans covered by Recourse Servicing less (C) all reductions in such aggregate principal balances, whether by reason of prepayment or amortization from and after October 1, 1996 (or the date of later acquisition, as the case may be) and less (D) the aggregate principal balance of any Mortgage Loans covered by any such Recourse Servicing sold by the Company after September 30, 1996; or

       (ii) eleven and one-half percent (11.5%) of the aggregate outstanding principal balance of all Mortgage Loans covered by the Company's Servicing Agreements other than Subservicing Agreements, whether or not such Servicing Agreements qualify as Eligible Pledged Servicing;


except that from and after the date that the principal balance of Mortgage Loans covered by Recourse Servicing first falls below an amount equal to (a) ten percent (10%) of the aggregate outstanding principal balance of all Mortgage Loans then covered by the Company's Servicing Agreements other than Subservicing Agreements minus (b) $100,000,000, the principal balance of Mortgage Loans covered by Recourse Servicing shall not exceed ten percent (10%) of the aggregate outstanding principal balance of all Mortgage Loans then covered by the Company's Servicing Agreements other than Subservicing Agreements.


       8.11    Liens.

               Permit, or permit any Subsidiary to permit, any Lien to exist on any of its property or assets (including, without limitation, the Company's rights under any contracts relating to mortgage sales and under any Servicing Agreements) other than:

               (a) Liens for taxes, assessments and other governmental impositions not yet due or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in accordance with GAAP;

               (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

               (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or such Subsidiary;

               (f) Liens of landlords, arising solely by operation of law and which are not avoidable as a matter of law, on fixtures and moveable property located on premises leased in the ordinary course of business, provided, that the rental payments secured thereby are not yet due;

               (g) Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Subsidiary is maintaining adequate reserves in accordance with GAAP;

               (h) Liens which were in existence on December 31, 1995 and which secured obligations reflected in the financial statements referred to in Section 6.6;

               (i) Liens upon real and/or tangible personal property, which property was acquired after December 31, 1995 (by purchase, construction or otherwise) by the Company or its Subsidiaries, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof at the request or direction of the Company, or (B) was created solely for the purpose of securing Debt representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the respective property; provided, that no such Lien shall extend to or cover any property of the Company or such Subsidiary other than the respective property so acquired and improvements thereon;

               (j) Liens incidental to the conduct of the Company's or a Borrowing Subsidiary's mortgage-related businesses or the ownership of its property or arising out of transactions entered in the ordinary course of the Company's or a

       Borrowing Subsidiary's mortgage-related businesses which do not secure Debt and do not, in the aggregate, materially detract from the value of its properties in the aggregate or materially impair the use thereof in the ordinary course of the Company's or such Borrowing Subsidiary's business;

               (k) Liens on assets of corporations which become Subsidiaries after the date of this Agreement; provided, that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than any such spreading resulting from "after-acquired property" clauses in existence on the date such corporation became a Subsidiary) and (iii) the amount of Debt secured thereby is not increased;

               (l) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

               (m) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Company and all Subsidiaries) $15,000,000 in an aggregate principal amount at any one time outstanding;

               (n) Liens (not otherwise permitted hereunder) which secure obligations (as to the Company and all Subsidiaries) (1) incidental to forward delivery contracts or repurchase agreements in the ordinary course of the Company's or a Borrowing Subsidiary's mortgage-related businesses or (2) incidental to Investments by the Company in the ordinary course of its mortgage banking business in connection with puts, calls, swaps and other interest rate hedging products, options and futures contracts to provide protection from interest rate fluctuation; and

               (o) the Liens arising under the Security Agreement (including the Liens in favor of the holders of the Ratable Medium-Term Debt as Secured Parties) or any other Credit Document;

provided, however, that so long as no Event of Default has occurred and is continuing and the security interest in favor of the Collateral Agent is in effect and is not abated pursuant to

Section 4.13(a), the Company may also permit Liens on Securities and Mortgage Loans owned by the Company (other than Securities or Mortgage Loans constituting Collateral) to secure Debt incurred from sources other than the Secured Parties for the purpose of originating or purchasing such Securities or Mortgage Loans.


       8.12    Credit Requirement.

               Permit the Aggregate Borrowing Base to be less than the Credit Requirement.


       8.13    Affiliate Transactions.

               Enter, or permit any Subsidiary to enter, into any transactions with the Company's Parent or Affiliates that is not an arm's-length transaction or that in any material respect is less advantageous to the Company or such Subsidiary than a similar typical transaction with an unrelated third-party; make any loans or advances to the Parent or any Affiliates with financial terms more advantageous to the Parent or Affiliate than the terms of loans and advances made to the Company from any such Parent or Affiliate; or make any net loans or advances to the Parent or any Affiliates which would cause any violation of Sections 7.9 or 8.9.


       8.14    Conduct of Business.

               Except as permitted under Section 8.8:

               (a) enter into any material line of new business other than businesses related to its current businesses, materially change the nature of its business, cease to carry on its business as now conducted, or

               (b) fail to maintain its corporate existence, licenses, franchises and privileges.


       8.15    FHA and other Approvals.

               Cause any Federal Agency which insures any material portion of the Mortgage Loans owned or serviced by the Company or any Borrowing Subsidiary to withdraw its approval of the Company or any Borrowing Subsidiary, or become ineligible or allow any Borrowing Subsidiary to become ineligible as a lender under the VA loan guaranty program.


       8.16    Restricted Payments.

               Make any Restricted Payments; provided, however, so long as no Default arising from the Company's failure to comply with Section 7.9 has occurred and is continuing (or would result from any such payment) and no Event of Default has occurred and is continuing (or would result from any such payment), the Company may make Restricted Payments as expressly permitted by subparagraphs (a) and (b) below:

               (a)      The Company may make Restricted Payments:

               (i) through June 30, 1997, in an amount which, when added to all other Restricted Payments (including Restricted Payments made pursuant to Section 8.16(b)(i) below) made subsequent to June 30, 1996, does not exceed fifty percent (50%) of the increase, if any, in Adjusted Consolidated Tangible Net Worth from June 30, 1996 through the completed calendar quarter preceding any such Restricted Payment; and

               (ii) from and after July 1, 1997, in an amount which, when added to all other Restricted Payments made in the calendar quarter when any such Restricted Payment is made and all Restricted Payments made during the prior three completed calendar quarters, does not exceed fifty percent (50%) of the increase, if any, in Adjusted Consolidated Tangible Net Worth during the most recent four consecutive calendar quarters completed prior to any such Restricted Payment.

               The increase in Adjusted Consolidated Tangible Net Worth referenced in this Subsection (a) shall be computed without regard to any increase or decrease resulting from the following activities: (1) the contribution or distribution of Capital Securities, (2) cash equity contributions to the Company, (3) the receipt of proceeds of issuances of stock of the Company, (4) increases or decreases in the amount of Subordinated Debt, or (5) the payment of permitted Restricted Payments.

               (b) The Company may, without regard to the maximum limit on Restricted Payments established by Subsection (a) above:

               (i) pay dividends required to be paid on its Series A Preferred Stock and pay interest that is due and payable on the Subordinated Debt, provided that all payments made pursuant to this clause (i) shall still be included for purposes of determining the maximum amount of dividends and distributions payable under Subsection (a);

               (ii) make additional Restricted Payments during the fourth calendar quarter of 1996 not to exceed $60,000,000 in value in the aggregate, which additional Restricted Payments made pursuant to this clause (ii) shall not be included in determining the maximum amount of Restricted Payments made under Subsection (a);

               (iii) distribute Capital Securities; and

               (iv) distribute the proceeds (whether cash or non-cash proceeds) of issuances of stock (whether in connection with a public offering, a merger or otherwise) of the Company made after the date hereof.

       At the time the Company pays or makes any such Restricted Payment, it shall notify the Agent in writing of the amount of such payment, which notice shall (1) specify under which subparagraph and clause above the Restricted Payment is being made and (2) contain such information as is necessary to demonstrate that such dividend is permissible under the applicable subparagraph and clause.


       8.17 Borrowing Subsidiary Liabilities and Secured Debt. Allow (i) TMA's total liabilities (as defined by GAAP), other than liabilities to the Company or its Affiliates, to exceed at any time $5,000,000, (ii) CPM's total liabilities for borrowed money other than money borrowed by CPM under this Agreement or borrowed from the Company or its Affiliates to exceed at any time $10,000,000, or (iii) any Borrowing Subsidiary to create or suffer any Liens on any of its assets to secure the repayment of borrowed money.


       8.18 Funding of Borrowing Subsidiary Mortgage Loans. Discontinue the method by which the Company directly funds Mortgage Loans pledged by the Borrowing Subsidiaries as Collateral or amend or terminate any Funding Agreement without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.


       8.19  Subordinated Debt Indenture.

                        (a) Enter into, without the prior written consent of the Required Lenders, any amendment or modification of the Subordinated Debt Indenture or other documents evidencing or governing the terms of the Subordinated Debt if such amendment or modification would change (i) the principal amount of or rate of interest on the Subordinated Debt,
       (ii) the terms of repayment of the Subordinated Debt, (iii) the provisions relating to the deferral of interest on the Subordinated Debt, (iv) any terms or provisions of Article 12 (Subordination) of the Subordinated Debt Indenture, (v) the definition of "Event of Default" in the Subordinated Debt Indenture, or (vi) the provision of the Subordinated Debt Indenture which requires the trustee to give certain holders of senior indebtedness notices of defaults, accelerations and certain other events; provided, however, that the Lenders hereby consent to that certain First Supplemental Indenture dated December 1, 1995; or

                        (b) Enter into, without the prior written consent of the Agent, any material amendment or modification of the Subordinated Debt Indenture or other documents evidencing or governing the terms of the Subordinated Debt other than the amendments or modifications requiring the consent of the Required Lenders pursuant to clause (a) above; or

                        (c) Consent, without prior written notice to the Agent, to any change in the trustee under the Subordinated Debt Indenture.


       8.20 Minimum Cash Flow Coverage Ratio. Permit the ratio of (1) Consolidated Operating Cash Flow for any four consecutive calendar quarters to
(2) Consolidated Interest and Dividend Expense for such four consecutive calendar quarters, to be less than 1.75 to 1.00. Such ratio shall be calculated at the end of each calendar quarter beginning with the calendar quarter ending December 31, 1996 using Consolidated Operating Cash Flow and Consolidated Interest and Dividend Expense for the four most recently completed calendar quarters.


                                   ARTICLE IX
                                   THE AGENT


       9.1  Appointment and Authorization.

               (a) Each Lender irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof together with all such powers as are reasonably incidental thereto.

               (b) The Agent is hereby authorized to enter into the Security Agreement on behalf of the Lenders and all obligations of the Lenders thereunder shall be binding upon each Lender as if such Lender had executed the Security Agreement. Each Lender hereby appoints and authorizes the Collateral Agent to act on its behalf in the capacity described in the Security Agreement and authorizes the Collateral Agent to act on such Lender's behalf in all respects with regard to performance under the Security Agreement.

               (c) Unless and until the Agent shall have received the directions of the Required Lenders as provided in Section 10.2(1) or (2) or of all Lenders, if expressly required hereunder, the Agent may (but shall not be obligated to) take or refrain from taking such action, or direct the

       Collateral Agent to take or refrain from taking such action with respect to an Event of Default as it shall deem advisable in the best interests of the Lenders.

               (d) The Agent shall not be required to take any action hereunder if it shall reasonably determine that by so doing it may incur criminal or civil liability.


       9.2  Agent and Affiliates.

               The Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Company, any Subsidiary or Affiliate of the Company as if it were not the Agent hereunder.


       9.3  Action by Agent.

               The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in this Article IX or in Article X.


       9.4  Consultation with Experts.

               The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.


       9.5  Liability of Agent.

               (a) Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or of all Lenders, if required or (ii) in the absence of its own gross negligence or willful misconduct.

               (b) Neither the Agent (except as otherwise provided in this Agreement) nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify

                         (i) any statement, warranty or representation made in connection with this Agreement or any Advance hereunder;

                            (ii) the performance or observance of any of the covenants or agreements of the Company or any Borrowing Subsidiary;

                           (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Agent and the determination of the amount of the Credit Requirement; or

                            (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith.

               (c) The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) or telephone communication believed by it to be genuine or, in the case of a writing, to be signed by the proper party or parties.


       9.6  Indemnification.

               (a) Each Lender shall, ratably in accordance with its share of the Aggregate Commitment (or, if the Commitments have been terminated, then in accordance with its share of aggregate Loans then outstanding) at the time the Agent or the Collateral Agent incurred such liability, indemnify the Agent and the Collateral Agent (to the extent not reimbursed by the Company or a Borrowing Subsidiary or from any portion of the Collateral proceeds allocated to the holders of the Ratable Medium-Term Notes) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the indemnified party's gross negligence or willful misconduct) that the Agent or the Collateral Agent may suffer or incur in connection with this Agreement or the Security Agreement or any action taken or omitted by the Agent or the Collateral Agent hereunder or thereunder.

               (b) For the purposes of this Section, the amount of any Commitment of any Lender shall be the highest amount of such Commitment of such Lender during the course of any event for which indemnity is sought.

               (c) The provisions of this Section shall survive the termination of this Agreement.


       9.7     Credit Decision.

               Each Lender acknowledges that it has itself been and will continue to be, independently and without reliance upon the Agent or any other Lender, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Company and the Borrowing Subsidiaries. Accordingly, each Lender confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent or any other Lender
(i) except as otherwise provided in this Agreement, to check or inquire on such Lender's behalf into the adequacy, accuracy or completeness of any information provided by the Company or any Borrowing Subsidiary under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent) or (ii) to assess or keep under review on such Lender's behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Company, any Borrowing Subsidiary or any Approved Investor.


       9.8     Resignation or Removal and Appointment of Successor Agent.

               The Agent may resign at any time by giving 90 days prior written notice thereof to the Lenders and the Company. The Agent may be removed at any time upon ninety (90) days prior written notice from the Required Lenders.
Upon any such resignation or removal notice the Required Lenders shall have the right to appoint a successor Agent; provided that such appointment, unless made after the occurrence of a Default and during the continuance thereof, shall be subject to the consent of the Company, which consent shall not be unreasonably withheld. If the Company and/or Required Lenders, as applicable, are unable to agree on the appointment of a successor agent within such 90 day period, the retiring agent shall appoint one of the Lenders as a successor agent for the Lenders. Upon the appointment of a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement; provided, however, that the resigning Agent shall not be discharged from any liability as a result of its or its directors', officers', agents' or employees' gross negligence or willful misconduct in connection with the performance of its duties and obligations under this Agreement prior to the effective date of its resignation. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


       9.9     Compensation.

               Compensation of the Agent for its services hereunder and reimbursement for any expenses incurred by it in the performance of its duties hereunder shall be paid by the Company pursuant to a separate written agreement between the Agent and the Company.

         9.10  Release of Collateral Documents.

               The Collateral Agent shall not release any Pledged Items or Pledged Servicing except as provided herein or in connection with the enforcement of any remedies hereunder.


         9.11  Knowledge of Defaults.

               The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Agent has received notice from a Lender or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a "Notice of Default." The Agent shall notify the Lenders within a reasonable time after the Agent has notice of the occurrence of an Event of Default, which notice shall describe the Event of Default.

         9.12  Reports.

               The Agent may, at its option with the approval of the Company, alter the format of any report required hereunder, provided such modified report contains the same information previously furnished in the unmodified report.


                                   ARTICLE X
                                    DEFAULTS


         10.1  Defaults.

               In case of the happening of any of the following events (herein called "Events of Default"):

               (a) Any principal amount of any Loan made under this Agreement (other than principal payments required to be made pursuant to Sections 2.14(a)) shall not be paid when due and payable; or

               (b) Any principal payment required to be made pursuant to Sections 2.14(a) shall not be paid when due and payable, and shall remain unpaid for one Business Day;

               (c) Any interest or Fees due under this Agreement shall not be paid when due and payable, and shall remain unpaid for five (5) days; or

               (d) Any amount, other than principal or interest or Fees, payable under this Agreement shall not be paid when due and payable and shall remain unpaid for five (5) days after written notice to the Company or a Borrowing Subsidiary (as applicable) of such nonpayment; or

               (e) Any representation or warranty made or deemed made by the Company or any Borrowing Subsidiary (or any of their officers) herein (other than the representations and warranties contained in Sections 4.7 and 4.8, the inaccuracies of which shall only cause the Collateral affected thereby to cease to qualify as Eligible Collateral) in the Security Agreement or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection herewith or therewith shall prove to have been incorrect when made or deemed made in any material respect; provided however that if the facts resulting in the breach of any such representation or warranty are susceptible of correction, such breach shall not constitute an Event of Default if such facts are corrected within 30 days after such inaccurate representation or warranty was made or deemed made; or

               (f) The Company or any Borrowing Subsidiary, as applicable, shall fail to perform or observe any term, covenant or agreement contained in Sections 7.10, 8.1, 8.3, 8.4, 8.6, 8.7, 8.9, 8.14(a), 8.15,
       8.17, 8.18, 8.19 or 8.20 (or, while the security interest in favor of the Collateral Agent is abated, Section 8.11); or

               (g) The Company shall (i) fail to comply with the covenant contained in Section 8.12 and such failure remains unremedied for one Business Day, or (ii) fail to perform any term, covenant or agreement contained in Sections 7.7(a), 7.9, 8.5, 8.8 or 8.16, and such failure shall remain unremedied for more than 30 days;

               (h) The Company or any Borrowing Subsidiary shall fail to perform or observe any other term, covenant or agreement contained herein (including Section 8.11 while the security interest in favor of the Collateral Agent is not abated) or in the Security Agreement on its part to be performed or observed and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Company or such Borrowing Subsidiary (as applicable) by the Agent or the Collateral Agent; or

               (i) An Event of Default shall exist under any other Credit Document; or

               (j) Either this Agreement, the Notes or the Security Agreement shall, at any time after its execution and delivery, for any reason cease to be in full force and effect (unless such occurrence is in accordance with its terms or after payment thereof) or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, any Borrowing Subsidiary or the Collateral Agent, or the Company, any Borrowing Subsidiary or the Collateral Agent shall deny that it has any further liability or obligation thereunder; or

               (k) The Company, its Parent, Fund American Enterprises Holdings, Inc., any Borrowing Subsidiary or any of the Company's other material Subsidiaries shall (i) be adjudicated bankrupt or insolvent,
       (ii) admit in writing its inability to pay its debts as they mature,
       (iii) make an assignment for the benefit of creditors, (iv) fail generally to pay its debts as such debts become due and payable, (v) apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of the Company or of such Subsidiary, as the case may be, and such appointment shall continue undischarged for a period of 60 days, (vi) institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, (vii) have any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding (by petition, application or otherwise) instituted against it and remain undismissed for a period of 60 days, or (viii) have any judgment, writ, warrant of attachment or execution or similar process issued or levied in respect of any of its obligations (alleged or otherwise) against any of its property involving any amount in excess of $5,000,000 and such judgment, writ or similar process shall not be released, vacated, stayed or fully bonded within 30 days after its issue or levy; or

               (l) The Company, any Borrowing Subsidiary or any of the Company's other material Subsidiaries shall (i) default in the payment when due (after giving effect to any available cure period) of any principal of or interest on any of its Debt other than the Credit Indebtedness in excess of $25,000,000 in the aggregate or (ii) any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt in excess of $25,000,000 shall occur if the effect of such event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due, or to be prepaid in full, prior to its stated maturity, and in either case any notice or cure period has expired and such default has not been waived in writing by the holder of such Debt; or

               (m) An event or condition occurs or exists with respect to any Plan concerning which the Company is under an obligation to furnish a report to the Lenders in accordance with Section 7.7(i) and as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate has incurred a liability to a Plan or the PBGC (or any combination of the foregoing) which is material in relation to the financial position of the Company; or

               (n) A Change in Control shall occur with respect to the Company; or

               (o) Except in connection with a Positive Security Event, the lien against the Collateral created under the Security Agreement for the benefit of the Secured Parties shall cease to be a perfected, first priority security interest; provided, however, that if the Secured Parties shall cease to have a perfected, first priority interest in a portion of the Collateral, such cessation shall not constitute an Event of Default so long as the Collateral in which the Secured Parties have a perfected, first priority interest is sufficient to cause the Aggregate Borrowing Base to exceed the Credit Requirement; or

               (p) An event of default exists under the terms of an indenture pursuant to which any Ratable Medium Term Note is issued and such event of default has not been waived in writing;

then, and in every such event and at any time thereafter during the continuance of such event, the Agent and the Lenders shall have the rights described in the following Sections of this Article X.


       10.2  Remedies.

               (1) Upon the occurrence of any Event of Default the Agent may, and at the direction of the Required Lenders shall, at the same or different times, take one or more of the following actions: (i) by notice to the Company terminate the Commitments and they shall thereupon terminate, (ii) by notice to the Company declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the Borrowing Subsidiaries, provided that in the case of any of the Events of Default specified in subparagraph (k) of Section 10.1, without any notice to the Company or any Borrowing Subsidiary or any other act by the Agent or the Lenders, the Commitments shall thereupon terminate and the Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the Borrowing Subsidiaries. Following the occurrence and during the continuance of a Default, no Lender shall be obligated to fund any Loan hereunder.

               (2) Following the occurrence and during the continuance of an Event of Default, the Company and the Borrowing Subsidiaries agree that the Company, the Borrowing Subsidiaries and the Agent shall, at the request of the Required Lenders, implement certain procedures with respect to the Company's and the Borrowing Subsidiaries' funding of AP Mortgages, all at the Company's sole expense. Such procedures may include, but are not limited to: (i) reducing the advance rate against AP Mortgages for purposes of determining the Mortgage Collateral Value component of the Aggregate Borrowing Base, (ii) requiring that if (A) AP Mortgages are funded with wire transfers, such wire transfers originate from accounts located at a lending office of a Lender, (B) AP Mortgages are funded from accounts which are not located at a lending office of a Lender, the financial institution which holds such account enter into an agreement with the Company or the applicable Borrowing Subsidiary (as applicable) and the Agent which shall provide that the Agent shall have exclusive dominion and control over the funds in such account, and (iii) requiring the Company and the Borrowing Subsidiaries to provide the Agent and the Lenders with such information regarding the funding of such AP Mortgages as the Required Lenders may reasonably request. The Company and the Borrowing Subsidiaries, at their expense, shall from time to time execute and deliver to the Agent or the Collateral Agent all such assignments, certificates, supplemental documents, and financing statements, and shall do all other acts or things, as the Agent may reasonably request in order to more fully implement such procedures.

               (3) Upon the occurrence of any Event of Default, the Agent and the Collateral Agent, on behalf of the Secured Parties, shall be entitled to all rights and remedies hereunder and under the Security Agreement and all other rights and remedies at law or in equity existing in or conferred upon the Secured Parties by other jurisdictions or other applicable law.

               (4) The Company and the Borrowing Subsidiaries waive any right to require the Agent, the Collateral Agent or any Lender to (i) proceed against or exhaust any of its remedies against the Company, any Borrowing Subsidiary or any other Person in any particular order, (ii) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order or (iii) pursue any other remedy in its power.

               (5) The Agent on behalf of the Lenders may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the lien and priority of, or the security intended to be afforded by, any Pledged Mortgage, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. The Company and the Borrowing Subsidiaries shall provide any and all information required by the Agent or the Collateral Agent to administer this Agreement or collect on the Collateral. All advances, charges, costs and expenses, including reasonable attorneys fees, incurred or paid by the Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof (or by any Lender acting on instruction of the Required Lenders in the enforcement hereof), together with interest thereon at the rate per annum of two percent (2%) plus the Alternate Base Rate from the time of payment until repaid, shall become a part of the Credit Indebtedness.

               (6) No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.


       10.3    Notice of Default.

               The Agent may, and at the direction of the Required Lenders shall, give notice to the Company under Section 10.1(d), 10.1(h) or 10.2 and shall thereupon notify all Lenders thereof.


       10.4    Application of Proceeds.

               (a) After the occurrence of an Event of Default, the portion of the proceeds of any sale or enforcement of all or any part of the Collateral which is delivered to the Agent by the Collateral Agent pursuant to the provisions of the Security Agreement shall be applied by the Agent, after taking into account any adjustments made pursuant to Section 2.3(e):

               First, to the extent that any such proceeds arise from a sale of any of the Pledged Servicing, to the payment of any amounts due by the Company to any Approved Investor as a condition to the transfer of the Company's interest in any Servicing Agreements constituting Pledged Servicing pursuant to the terms of such Servicing Agreements, including without limitation all amounts described in the Acknowledgement Agreements;

               Second, to the extent not already paid from the Collateral proceeds by the Collateral Agent, to payment of all costs and expenses of such sale or enforcement, including reasonable compensation to the Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by the Agent or any Lender acting on instructions of the Required Lenders in connection therewith;

               Third, to the extent not already paid from the Collateral proceeds by the Collateral Agent, to the payment of all costs and expenses incurred by the Collateral Agent under the Security Agreement;

               Fourth, to the payment of accrued and unpaid interest on the Credit Indebtedness (including the accrued and unpaid interest portion, if any, of the Approved GNMA Letter of Credit Obligations), fees due hereunder and all other unpaid Credit Indebtedness other than the principal amount of Loans and the face amount (whether drawn or undrawn) of Approved GNMA Letters of Credit, ratably according to the respective amounts owing or due each Lender or Non-Lender Balance Bank until such amounts are paid in full;

               Fifth, to the total unpaid principal amount of all Loans and to the unpaid face amount (whether drawn or undrawn) of Approved GNMA Letters of Credit, ratably according to the amount due each Lender (provided, however, that proceeds applicable to the undrawn face amount of Approved GNMA Letters of Credit shall be distributed in accordance with Section 10.5 below) until such amounts are paid in full; and

               Sixth, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

               (b) The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.

               (c) If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Credit Indebtedness, the Company and each Borrowing Subsidiary shall remain liable for any deficiency.


       10.5    Letter of Credit Cash Collateral Accounts.

               (a) Upon the Agent's receipt of any Collateral proceeds to be applied to the undrawn face amount of any Approved GNMA Letters of Credit pursuant to Section 10.4(a), a separate cash collateral account (each a "Letter of Credit Account") shall be established with the Agent for each outstanding Approved GNMA Letter of Credit. Each Letter of Credit

       Account shall be established in the name of the Company but shall be under the sole dominion and control of the Agent, for the benefit of the Lenders, and the Company shall have no interest therein. All funds deposited into the Letter of Credit Accounts from time to time shall be invested by the Agent at its discretion in certificates of deposit of First Chicago having a maturity not exceeding 30 days, and all amounts earned thereon shall also be held in the Letter of Credit Account to be disbursed in accordance with Section 10.5(b). In addition to the foregoing, the Company hereby grants to the Agent, for the benefit of the Lenders, a properly perfected security interest in and to each Letter of Credit Account and any funds that may hereafter be on deposit in such account and the proceeds thereof.

               (b) Upon the Agent's receipt of any Collateral proceeds to be applied to the undrawn face amount of any particular Approved GNMA Letter of Credit pursuant to Section 10.4, such proceeds shall be deposited by the Agent into the Letter of Credit Account applicable to that particular Approved GNMA Letter of Credit. Such funds shall be promptly disbursed from the applicable Letter of Credit Account to reimburse the applicable Issuing Bank for drafts drawn from time to time under the applicable Approved GNMA Letter of Credit. If an Approved GNMA Letter of Credit is drawn upon and the funds held in the Letter of Credit Account applicable to that Approved GNMA Letter of Credit are insufficient to reimburse the Issuing Bank in full for all Approved GNMA Letter of Credit Obligations applicable thereto, such unreimbursed obligations shall, for purposes of Section 10.4, thereafter be considered unpaid Loan principal due and owing to the Issuing Lender.
       If (i) an Approved GNMA Letter of Credit is fully drawn upon and all Approved GNMA Letter of Credit Obligations relating thereto are paid in full or (ii) an Approved GNMA Letter of Credit expires or is otherwise terminated (and thus no further Approved GNMA Letter of Credit Obligations exist with respect to such Approved GNMA Letter of Credit), then any funds then held in the Letter of Credit Account relating to such Approved GNMA Letter of Credit shall be considered Collateral proceeds which shall again be distributed to the Agent to be disbursed in accordance with Section 10.4.


                                   ARTICLE XI
               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


       11.1    Successors and Assigns.

               The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Company, the Borrowing Subsidiaries and the Lenders and their respective successors and assigns, except that neither the Company nor any Borrowing Subsidiary shall have the right to assign its rights or obligations under the Credit Documents without the consent of all the Lenders and any assignment by any Lender must be made in compliance with Section 11.3. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 11.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.


       11.2    Participations.

               (a) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Credit Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Credit Documents, all amounts payable by the Company or any Borrowing Subsidiary under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Company, each Borrowing Subsidiary and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents.

               (b) Voting Rights. Except as otherwise expressly provided in the Credit Documents, each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which (i) forgives principal, interest or Fees or reduces the interest rate or Fees payable with respect to any such Loan or Commitment, (ii) postpones any date fixed for any regularly-scheduled payment of principal of, or interest on, any such Loan or Fees on any such Commitment, (iii) releases Collateral beyond the releases expressly provided for herein, or (iv) extends the Termination Date.

               (c) Benefit of Set-Off. The Company and the Borrowing Subsidiaries agree that each Participant shall be deemed to have the right of set-off provided pursuant to Section 12.10(a) in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Credit Documents, provided that each Lender shall retain the right of set-off provided in Section 12.10(a) with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of set-off provided in Section 12.10(a), agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section 12.10(b) as if each Participant were a Lender. Neither the Company nor any Borrowing Subsidiary is a party to the agreement among the Lenders and Participants set forth in the immediately preceding sentence, and such sentence may be amended without the consent of either the Company or any Borrowing Subsidiary.


       11.3    Assignments.

               (a) Permitted Assignments. Any Lender may, with the prior written consent of Agent (which consent shall not be unreasonably withheld or delayed), in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Credit Documents, provided that, unless an Event of Default has occurred and is then continuing, the prior written consent of the Company to the identity of any such Purchaser shall be required, and the Company agrees that such consent shall not be unreasonably withheld or delayed, except that no consent of the Agent or the Company shall ever be required for (i) any assignment to a Person directly or indirectly controlling, controlled by or under direct or indirect common control with the assigning Lender or (ii) the pledge or assignment by a Lender of such Lender's Note and other rights under the Loan Documents to any Federal Reserve Bank in accordance with applicable law. Notwithstanding the foregoing, no assignment of Loans or Commitments which requires the consent of the Agent or the Company may be made if the assignment would result in either the assigning Lender or the Purchaser (which may be an existing Lender) holding a Commitment of less than $15,000,000; provided, however, that if (due to reductions in the Aggregate Commitment) a Lender's Commitment is less than $15,000,000, such Lender may assign all (but not less than all) of its Commitment in accordance with the terms of this Section notwithstanding the fact that such Commitment is less than $15,000,000.

               (b) Effect; Effective Date. Upon delivery to the Agent of a New/Modified Commitment Supplement in the form of Exhibit H hereto executed by the assigning Lender and the Purchaser and payment to the Agent of an assignment fee of $3,500, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Credit Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Commitments and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section, the transferor Lender, the Agent, the Company and the Borrowing Subsidiaries shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.


       11.4    Dissemination of Information.

               The Company and the Borrowing Subsidiaries authorize each Lender to disclose to any Participant or any other Person acquiring an interest in the Credit Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries, provided that the transferor shall obtain from any such Transferee or prospective Transferee, prior to disclosing any such information, a confidentiality agreement executed by the Transferee or prospective Transferee agreeing to be bound by any confidentiality requirements with respect to such information which are imposed upon the Lenders under the terms of the Credit Documents.


       11.5    Tax Treatment.

               If any interest in any Credit Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with all applicable provisions of the Code with respect to withholding and other tax matters.


                                  ARTICLE XII
                                 MISCELLANEOUS


       12.1    Immediately Available Funds.

               All payments and other transfers of funds under this Agreement shall be made in funds immediately available at the place of payment unless the recipient thereof shall otherwise agree.


       12.2    Notices.

               Except where instructions or notices are expressly authorized elsewhere in this Agreement to be given by telephone or by other means of transmission, all instructions, notices and other communications to be given to any party hereto shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, private delivery service or by facsimile, and shall be deemed to be given for purposes of this Agreement on the day (or at the time of day, if applicable) when actually received by the intended party at its address or facsimile or telephone number as set forth below (or as such party may specify to the other parties in writing). Any requirement that notice be given to any person under this Agreement shall be deemed to require notice to the Agent, the Company and each Lender, unless otherwise expressly provided herein. Whenever the giving of notice by telephone is permitted by this Agreement, such notice shall be confirmed in writing within three days.

               The addresses for notices to the parties are as set forth below their signatures on the signature pages hereto or on any assignment.


       12.3    Survival and Termination of Agreement.

               All covenants, agreements, representations and warranties made herein and in the certificates and other documents delivered pursuant hereto shall survive the funding of the Notes and shall continue in full force and effect to the Termination Date or so long as any amount payable to the Lenders in connection with this Agreement is unpaid, whichever is later, at which time this Agreement shall terminate, it being expressly understood that the obligations of the Company under Sections 3.1, 3.3 and 7.8 shall survive any termination of this Agreement. Whenever in this Agreement any party is referred to, such reference shall be deemed to include the successors and assigns of such party, but no assignment or transfer (by operation of law or otherwise) of this Agreement by the Company or any Borrowing Subsidiary or any of their rights or duties hereunder may be made without the prior written consent of all of the Lenders; and all covenants, promises and agreements by or on behalf of the Company or any Borrowing Subsidiary which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lenders.


       12.4    Fees and Expenses of the Lenders.

               The Company will pay (a) all reasonable out-of-pocket costs and expenses incurred by the Agent or by the Collateral Agent (including the fees, out-of-pocket expenses and other reasonable expenses of counsel to the Agent or the Collateral Agent) in connection with the preparation, execution and delivery of this Agreement, the Notes, the Security Agreement and any other agreements or documents referred to herein or therein and any amendments thereto, and (b) all reasonable out-of-pocket costs and expenses incurred by the Agent, the Collateral Agent and the Lenders (including the fees, out-of-pocket expenses and other reasonable expenses of counsel to the Lenders) in connection with the enforcement and protection of the rights of the Lenders under this Agreement, the Notes, the Security Agreement or any other agreement or document referred to herein or therein.


       12.5    Applicable Law.

               This Agreement shall be construed in accordance with and governed by the law of the State of Illinois.


       12.6    Modification of Agreement.

               Except for certain changes in a Lender's Commitment or admission of a new Lender which (pursuant to Section 2.1) do not require any consents or approvals from the other Lenders but which require a New/Modified Commitment Supplement executed by the Agent, the Company, the Borrowing Subsidiaries and the Lender(s) being added or modifying their Commitment, no provisions of this Agreement may be amended or waived unless such amendment or waiver is in writing and is signed by the Company, and the Agent if the rights or duties of the Agent are affected thereby, and

               (1)      each Lender if such amendment or waiver

                             (i) reduces or forgives any principal of any unpaid Loan or any interest thereon or any Fees due to such Lender hereunder; or

                            (ii) postpones the date fixed for any payment of principal of or interest on any unpaid Loan or any Fees payable to such Lenders; or

                           (iii) changes the amount of payment of principal of or interest on any unpaid Loan or any Fees payable to the Lenders hereunder; or

                            (iv) changes or waives any of the conditions precedent to the initial Advance hereunder or any subsequent Advance; or

                             (v)  changes the amount of any such Lender's
               Commitment, except as expressly provided for herein; or

                            (vi)  would amend or waive the method of
               calculating the Aggregate Borrowing Base; or

                           (vii)  would amend or waive the provisions of
               Section 2.14; or

                          (viii)  extends the Termination Date; or

                            (ix) releases any Collateral beyond the releases expressly provided for herein or in the Security Agreement; or

                             (x) changes the definitions of Positive Security Event, Negative Security Event or Positive Security Conditions or waives compliance with any Positive Security Condition; or

                            (xi) changes or waives any restriction on the Company's or any Borrowing Subsidiary's ability to assign its rights or obligations under any of the Credit Documents; or

                           (xii) changes or waives any funding requirement, including, without limitation, any Lending Sublimits; or

                          (xiii)  changes or waives any yield protection; or

                           (xiv) changes or waives any provision herein regarding the indemnification of the Agent, the Collateral Agent or such Lender; or

                            (xv) changes the definition of Required Lenders or modifies any requirement for consent by all of the Lenders; or

                           (xvi) changes or waives any provision herein regarding the allocation among the Lenders of any payments or proceeds received by the Agent hereunder; or

               (2) the Required Lenders in the case of all other waivers or amendments.

       12.7    Non-Waiver of Rights by the Lenders.

               Neither any failure nor any delay on the part of the Agent or the Lenders in exercising any right, power or privilege hereunder or under the Security Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.


       12.8    Dealings with the Company and its Affiliates.

               The Lenders and their Affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Company and any of its Affiliates regardless of the capacity of the Lenders hereunder.


       12.9    Changes in GAAP.

               The parties agree that if there are any changes in GAAP in the future which result in material changes to the presentation of the Company's financial condition in accordance with GAAP in such a way as to alter the material intent of this Agreement, then the parties will negotiate in good faith to attempt to agree on such modifications to this Agreement as may be necessary to preserve the original intent of this Agreement in light of such revised GAAP rules, provided that unless and until a written agreement is entered into by all parties hereto, no changes to this Agreement shall be effective and all calculations required to be made in accordance with GAAP hereunder shall continue to be made as if GAAP had not changed.


       12.10   Set-Off.

               (a) If an Event of Default shall have occurred, each Lender shall have the right, at any time and from time to time without notice to the Company or any Borrowing Subsidiary, any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Company or any Borrowing Subsidiary against and on account of all outstanding Credit Indebtedness and all Credit Indebtedness which from time to time may become due hereunder and all other obligations and liabilities of the Company or any Borrowing Subsidiary under this Agreement, regardless of the adequacy of any Collateral and irrespective of whether or not such Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured.

               (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or Fees due with respect to this Agreement and the Notes held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or Fees due with respect to this Agreement and the Notes held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders and such other adjustments shall be made, as may be required so that all such payments of principal, interest or Fees shall be shared by the Lenders hereunder pro rata according to their respective shares of the Credit Indebtedness. Each Lender agrees to exercise any and all rights of set-off, counterclaim or bankers' lien relating to the Credit Indebtedness first fully against the Credit Indebtedness and only then to any other Debt of the Company or any Borrowing Subsidiary to such Lender. Neither the Company nor any Borrowing Subsidiary is a party to the agreement among the Lenders set forth in this Section 12.10(b), and such Section may be amended without the consent of either the Company or any Borrowing Subsidiary.

               (c) The Company and the Borrowing Subsidiaries agree that funds received and held by the Company or any Borrowing Subsidiary as custodian for FNMA, GNMA or other mortgage pools which are deposited into accounts with any Lender shall be clearly identified as custodial accounts, and each Lender agrees that each provision of the foregoing paragraphs of this Section 12.10 shall not apply to such custodial accounts. Neither the Company nor any Borrowing Subsidiary shall deposit any of its general funds in any custodial accounts or otherwise commingle funds in any custodial accounts.


       12.11   Counterparts.

               This Agreement may be executed in counterparts which, taken together, shall constitute a single document.


       12.12   Severability.

               In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


       12.13   Headings.

               Section headings in the Credit Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Credit Documents.

       12.14   Entire Agreement.

               The Credit Documents embody the entire agreement and understanding among the Company, the Borrowing Subsidiaries, the Agent and the Lenders and supersede all prior agreements and understandings among the Company, the Borrowing Subsidiaries, the Agent and the Lenders relating to the subject matter thereof.


       12.15  Limitation on Recourse to Borrowing Subsidiaries.

       Each Borrowing Subsidiary and the Company shall be jointly and severally liable for the payment of the Obligations; provided, however, that recourse to any particular Borrowing Subsidiary hereunder shall be limited to (i) such Borrowing Subsidiary's interest in the Collateral pledged by such Borrowing Subsidiary to the Agent or the Collateral Agent under the Credit Documents and the proceeds thereof, plus (ii) an amount equal to the capital investment by the Company in such Borrowing Subsidiary, plus (iii) an amount equal to the total of all Debt owed by such Borrowing Subsidiary to the Company.


       12.16  Consent of Jurisdiction.

               THE COMPANY AND EACH BORROWING SUBSIDIARY EACH HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENTS AND THE COMPANY AND EACH BORROWING SUBSIDIARY HEREBY EACH IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY OR ANY BORROWING SUBSIDIARY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY OR ANY BORROWING SUBSIDIARY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

       12.17   Waiver of Jury Trial.

               THE COMPANY, EACH BORROWING SUBSIDIARY, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

       IN WITNESS WHEREOF, the Company, the Borrowing Subsidiaries and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written:

                                        SOURCE ONE MORTGAGE SERVICES CORPORATION


                                        By:________________________________
                                           Name: Michael C. Allemang
                                           Title:   Executive Vice President
                                                    and Chief Financial Officer

                                        Address for Notices:

                                        27555 Farmington Road
                                        Farmington Hills, MI 48334-3357
                                        Attn:  Chief Financial Officer
                                        Telephone No.:  (810) 488-8639
                                        Facsimile No.:  (810) 488-7300

                                        and

                                        Attn: Vice President/Treasury
                                        Telephone No.:  (810) 488-7338
                                        Facsimile No.:  (810) 488-7812

                                        THE MORTGAGE AUTHORITY, INC.


                                        By:________________________________
                                           Name: Larry N. Ciofu
                                           Title: Vice President/Treasury

                                        Address for Notices:

                                        27555 Farmington Road
                                        Farmington Hills, MI 48334-3357
                                        Attn:  Controller
                                        Telephone No.:  (810) 488-7338
                                        Facsimile No.:  (810) 488-7812


                                        CENTRAL PACIFIC MORTGAGE COMPANY


                                        By:________________________________
                                           Name: John Cassell
                                           Title: Chief Financial Officer

                                        Address for Notices:

                                        5750 Sunrise Boulevard
                                        Citrus Heights, CA 95610
                                        Attn:  Chief Financial Officer
                                        Telephone No.:  (916) 537-2603
                                        Facsimile No.:  (916) 966-7327

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Agent


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________

                                        Address for Notices Regarding
                                        Fundings:

                                        One First National Plaza
                                        Chicago, Illinois  60670
                                        Attn:  Denise Lee
                                        Telephone No.:  (312) 732-6455
                                        Facsimile No.:  (312) 732-3852

                                        Address for Other Notices:

                                        One First National Plaza
                                        Chicago, Illinois  60670
                                        Attn:  William A. Sholten, III
                                               First Vice President
                                        Telephone No.:  (312) 732-4600
                                        Facsimile No.:  (312) 732-6222


                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________

                                        Address for Notices:

                                        One First National Plaza
                                        Chicago, Illinois  60670
                                        Attn:  William A. Sholten, III
                                               First Vice President
                                        Telephone No.:  (312) 732-4600
                                        Facsimile No.:  (312) 732-6222

                                        ABN AMRO BANK, N.V.


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________

                                        Address for Notices:

                                        135 S. LaSalle Street
                                        Suite 625
                                        Chicago, Illinois 60603
                                        Attn:  David Shapiro,
                                               Vice President
                                        Telephone No.:  (312) 904-2654
                                        Facsimile No.:  (312) 606-8425


                                        BANK OF AMERICA NT & SA


                                        By:_________________________________
                                           Thomas A. Pizurie
                                           Vice President

                                        Address for Notices:

                                        24022 Calle de la Plata, Suite 405
                                        Laguna Hills, California 92653
                                        Attn:  Thomas A. Pizurie,
                                               Vice President
                                        Telephone No.:  (714) 951-4169
                                        Facsimile No.:  (714) 951-4046

                                        THE BANK OF NEW YORK


                                        By:________________________________
                                           Patricia M. Dominus
                                           Vice President

                                        Address for Notices:

                                        One Wall Street, 17th Floor
                                        New York City, New York 10286
                                        Attn:  Patricia M. Dominus,
                                               Vice President
                                        Telephone No.:  (212) 635-6467
                                        Facsimile No.:  (212) 635-6468


                                        THE BANK OF TOKYO-MITSUBISHI, LTD.


                                        By:_________________________________
                                           Noburu Kobayashi
                                           Deputy General Manager

                                        Address for Notices:

                                        227 West Monroe, Suite 2300
                                        Chicago, Illinois 60606
                                        Attn:  Michael Kempel
                                        Telephone No.:  (312) 696-4682
                                        Facsimile No.:  (312) 696-4535

                                        BANKERS TRUST COMPANY


                                        By:________________________________
                                           John O'Rourke
                                           Vice President

                                        Address for Notices:

                                        280 Park Avenue, 23W
                                        New York, New York 10017
                                        Attn:  John O'Rourke,
                                               Vice President
                                        Telephone No.:  (212) 454-3760
                                        Facsimile No.:  (212) 454-3821


                                        BANQUE PARIBAS


                                        By:_________________________________
                                           Name:____________________________
                                           Title:___________________________

                                        By:_________________________________
                                           Name:____________________________
                                           Title:___________________________

                                        Address for Notices:

                                        The Equitable Tower
                                        787 Seventh Avenue
                                        New York, New York 10019
                                        Attn:  Victor Brown
                                        Telephone No.:  (212) 841-2117
                                        Facsimile No.:  (212) 841-2689

                                        BARCLAYS BANK PLC


                                        By:________________________________
                                           Tina Swartz
                                           Associate Director

                                        Address for Notices:

                                        222 Broadway, 12th Floor
                                        New York, New York 10038
                                        Attn:  Tina Swartz,
                                               Associate Director
                                        Telephone No.:  (212) 412-7637
                                        Facsimile No.:  (212) 412-5610


                                        CAISSE NATIONALE DE CREDIT AGRICOLE


                                        By:_________________________________
                                           David Bouhl
                                           First Vice President Head of
                                           Corporate Banking Chicago

                                        Address for Notices:

                                        55 E. Monroe, Suite 4700
                                        Chicago, Illinois 60603-5702
                                        Attn:  Richard Drennan,
                                               Vice President
                                        Telephone No.:  (312) 917-7441
                                        Facsimile No.:  (312) 372-3724

                                        CIBC, INC.


                                        By:________________________________
                                           Stephen D. Reynolds
                                           Director
                                           CIBC Wood Gundy Securities
                                             Corp., As Agent for CIBC, Inc.

                                        Address for Notices:

                                        425 Lexington Avenue, 8th Floor
                                        New York, New York 10017
                                        Attn:  Stephen D. Reynolds,
                                               Director
                                               CIBC Wood Gundy Securities
                                                   Corp., As Agent for
                                                   CIBC, Inc.
                                        Telephone No.:  (212) 856-3566
                                        Facsimile No.:  (212) 856-3613


                                        COMERICA BANK


                                        By:________________________________
                                           James R. Grossett
                                           Vice President

                                        Address for Notices:

                                        One Detroit Center
                                        500 Woodward Avenue, 9th Floor
                                        Detroit, Michigan 48226-3265
                                        Attn:  James R. Grossett,
                                               Vice President
                                        Telephone No.:  (313) 222-5502
                                        Facsimile No.:  (313) 222-3776

                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By:___________________________
                                           Renaud d'Herbes
                                           Senior Vice President

                                        Address for Notices:

                                        1301 Avenue of the Americas
                                        New York, New York 10019
                                        Attn:  Kathleen Deacy Bowers,
                                               Asst. Vice President
                                        Telephone No.:  (212) 261-7367
                                        Facsimile No.:  (212) 261-3401


                                        CREDIT SUISSE


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________

                                        Address for Notices:

                                        12 East 49th Street, 41st Floor
                                        New York, New York  10017
                                        Attn:  Hazel Leslie
                                        Telephone No.:  (212) 238-5218
                                        Facsimile No.:  (212) 238-5246
                                        and
                                        Attn:  Mr. Kristinn Kristinsson
                                        Telephone No.:  (212) 238-5206
                                        Facsimile No.:  (212) 238-5245

                                        Copies to:

                                        227 W. Monroe Street, 40th Floor
                                        Chicago, Illinois 60606
                                        Attn:  John Bordes
                                        Telephone No.:  (312) 630-0086
                                        Facsimile No.:  (312) 630-0359

                                        THE DAI-ICHI KANGYO BANK, LTD.,
                                        CHICAGO BRANCH


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________

                                        Address for Notices:

                                        10 South Wacker Drive, 26th Floor
                                        Chicago, Illinois 60606
                                        Attn:  Michael D. Pleasants,
                                               Assistant Vice President
                                        Telephone No.:  (312) 715-6361
                                        Facsimile No.:  (312) 876-2011


                                        FLEET BANK N.A.


                                        By:_________________________________
                                           Robert Pierson
                                           Vice President

                                        Address for Notices:

                                        175 Water Street, 28th Floor
                                        New York, New York 10038
                                        Attn:  Robert Pierson
                                        Telephone No.:  (212) 602-3631
                                        Facsimile No.:  (212) 602-3704


                                        THE FUJI BANK, LIMITED


                                        By:_________________________________
                                           Peter L. Chinnici
                                           Joint General Manager

                                        Address for Notices:

                                        225 West Wacker Drive, Suite 2000
                                        Chicago, Illinois 60606
                                        Attn:  Philip Langheim,
                                               Vice President
                                        Telephone No.:  (312) 621-0518
                                        Facsimile No.:  (312) 621-0539

                                        GUARANTY FEDERAL BANK, F.S.B.


                                        By:_________________________________
                                           Gregory Jackson
                                           Vice President

                                        Address for Notices:

                                        8333 Douglas Avenue
                                        Dallas, Texas 75225
                                        Attn:  Chad Patton,
                                               Banking Officer
                                        Telephone No.:  (214) 360-1675
                                        Facsimile No.:  (214) 360-1660


                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LTD.


                                        By:_________________________________
                                           Name:____________________________
                                           Title:___________________________

                                        Address for Notices:

                                        190 S. LaSalle Street, Suite 800
                                        Chicago, Illinois  60603
                                        Attn:  Mark Thompson
                                        Telephone No.:  (312) 704-5459
                                        Facsimile No.:  (312) 704-8505
                                        or
                                        Attn:  Scott Place
                                        Telephone No.:  (312) 704-5499
                                        Facsimile No.:  (312) 704-8505

                                        THE MITSUBISHI TRUST AND BANKING
                                        CORPORATION, LOS ANGELES AGENCY


                                        By:_________________________________
                                           Name:____________________________
                                           Title:___________________________

                                        Address for Notices:

                                        801 South Figueroa Street
                                        Suite 500
                                        Los Angeles, California 90017
                                        Attn:  Troy S. Akagi,
                                               Vice President for Credit
                                        Telephone:  (213) 896-4653
                                        Facsimile:  (213) 687-4631
                                        and
                                        Attn:  Yvonne Yoon,
                                               Operations
                                        Telephone:  (213) 896-4737
                                        Facsimile:  (213) 629-2571


                                        NATIONAL CITY BANK OF KENTUCKY


                                        By:________________________________
                                           Gary Sieveking
                                           Vice President

                                        Address for Notices:

                                        421 W. Market Street
                                        Louisville, Kentucky 40202
                                        Attn:  Gary Sieveking,
                                               Vice President
                                        Telephone No.:  (502) 581-7660
                                        Facsimile No.:  (502) 581-4154

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By:________________________________
                                           Peter Stack
                                           Assistant Vice President

                                        Address for Notices:

                                        500 West Madison, Suite 3140
                                        Chicago, Illinois 60606
                                        Attn:  Peter Stack,
                                               Assistant Vice President
                                        Telephone No.:  (312) 906-3426
                                        Facsimile No.:  (312) 906-3420


                                        THE SANWA BANK, LIMITED, CHICAGO BRANCH


                                        By:_________________________________
                                           Richard H. Ault
                                            Vice President

                                        Address for Notices:

                                        10 South Wacker Drive, 31st Floor
                                        Chicago, Illinois  60606
                                        Attn:  Michael McBride,
                                               Credit Analyst
                                        Telephone No.:  (312) 368-3048
                                        Facsimile No.:  (312) 346-6677


                                        THE SUMITOMO BANK, LTD.


                                        By:_________________________________
                                           Hiroyuki Iwami
                                           Joint General Manager


                                        Address for Notices:

                                        233 South Wacker Drive, Suite 4800
                                        Chicago, Illinois  60606
                                        Attn:  James Beckett,
                                               Vice President
                                        Telephone No.:  (312) 876-6454
                                        Facsimile No.:  (312) 876-6436

                                        WELLS FARGO BANK, NA


                                        By:_________________________________
                                           Name:____________________________
                                           Title:___________________________

                                        By:_________________________________
                                           Name:____________________________
                                           Title:___________________________

                                        Address for Notices:

                                        707 Wilshire, 16 Floor
                                        Los Angeles, California 90017
                                        Attn:  Pat McCormick,
                                               Senior Vice President
                                        Telephone No.:  (213) 614-4933
                                        Facsimile No.:  (213) 614-2569
                                        and
                                        Attn:  Jonathan David
                                        Telephone No.:  (213) 614-4128
                                        Facsimile No.:  (213) 614-2569


                                        WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                        NEW YORK BRANCH


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________

                                        Address for Notices:

                                        1211 Avenue of the Americas
                                        New York, New York 10036
                                        Attn:  Kenneth R. Crespo,
                                               Vice President
                                        Telephone No.:  (212) 852-6044
                                        Facsimile No.:  (212) 852-6148

                                   SCHEDULE 1

                               APPLICABLE MARGIN



==========================================================================================================================
  Ratings:  S&P and Moody's    At Least A- or    AT LEAST BBB+       At Least BBB         At Least BBB-      Below either
                               A3*               OR Baa1*            or Baa2*             and Baa3           BBB- or Baa3
--------------------------------------------------------------------------------------------------------------------------
    Applicable Margin               0.35%              0.40%                0.45%             0.50%                0.75%
==========================================================================================================================


The Applicable Margin for each Rate Option shall be the applicable percentage per annum set forth above, which is based on the Company's long term unsecured debt ratings, changing as and when such ratings change. Each rating classification sets forth the S&P rating and the Moody's rating, respectively. For the three columns noted with an asterisk (*), if on any day the ratings of S&P and Moody's are not both at the required level, the higher rating will be the applicable rating for purposes of determining the classification unless the lower rating is more than one rating category below the minimum rating for such rating agency under such column, in which event the higher rating will be disregarded, the lower rating will be deemed to have been one rating category higher than the actual reported lower rating, and the column applicable using such deemed lower rating shall apply. If for any reason the Company's unsecured long term debt is not rated by both S&P and Moody's, the column headed "Below either BBB- or Baa3" shall be used.

                                   SCHEDULE 2

                                   FEE RATES



===========================================================================================================================
  Ratings:  S&P and Moody's    At Least A- or    AT LEAST BBB+       At Least BBB         At Least BBB-      Below either
                               A3*               OR Baa1*            or Baa2*             and Baa3           BBB- or Baa3
---------------------------------------------------------------------------------------------------------------------------
    Facility Fee Rate               .125%              .15%                 .175%               .20%               .25%
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
    Servicing Collateral            .25%               .275%                .30%                .35%               .50%
    Fee Rate
===========================================================================================================================




The various Fee Rates for this Facility shall be the applicable percentage per annum set forth above, which is based on the Company's long term unsecured debt ratings, changing as and when such ratings change. Each rating classification sets forth the S&P rating and the Moody's rating, respectively. For the three columns noted with an asterisk (*), if on any day the ratings of S&P and Moody's are not both at the required level, the higher rating will be the applicable rating for purposes of determining the classification unless the lower rating is more than one rating category below the minimum rating for such rating agency under such column, in which event the higher rating will be disregarded, the lower rating will be deemed to have been one rating category higher than the actual reported lower rating, and another column will be applicable using such deemed lower rating. If for any reason the Company's unsecured long term debt is not rated by both S&P and Moody's, the column headed "Below either BBB- or Baa3" shall be used.

                                   EXHIBIT A

                           LIST OF APPROVED INVESTORS

                                   EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE


                         Dated as of:  _______________


       Reference is made to that certain Second Amended and Restated Revolving Credit Agreement among the Company, the Borrowing Subsidiaries, The First National Bank of Chicago, individually and as administrative agent, and the lenders named therein, dated as of November 12, 1996 (the "Credit Agreement"). Capitalized terms not otherwise defined herein are used with the same meanings as in the Credit Agreement.


1.     AGGREGATE BORROWING BASE:


       Eligible Mortgage Loans
         (Mortgage Collateral Value):
               Eligible Delivered Mortgages                                $______________
               Eligible AP Mortgages                                       $______________
       Eligible Pledged Securities
         (MBS Value)                                                       $______________

               Total Pledged Items                                         $______________

       Percentage Factor                                                             98%

       (A) AGGREGATE BORROWING BASE
             FROM PLEDGED ITEMS                                            $______________

       Eligible Repurchased Agency
       Loans and Receivables                                               $______________

       Percentage Factor                                                             90%

       (B) AGGREGATE BORROWING BASE
             FROM REPURCHASED AGENCY LOANS
             AND RECEIVABLES                                               $______________

       (C) AGGREGATE BORROWING BASE
             FROM ELIGIBLE PLEDGED SERVICING(1)                            $______________

       Eligible Servicing Sale Receivables                                 $______________

       Percentage Factor                                                           75%

       (D) AGGREGATE BORROWING BASE
             FROM ELIGIBLE SERVICING SALE RECEIVABLES                      $______________

       (E) BALANCE IN SETTLEMENT ACCOUNT                                   $______________

       (F) CASH AND CASH EQUIVALENTS                                       $______________

       SUM OF (A) - (F) ABOVE                                              $______________

               Reconciling Items:
                        Timing Difference                                  $______________
                        Loan Detail Difference                             $______________

AGGREGATE BORROWING BASE                                                   $______________

       Credit Requirement:

       Facility Advances                                                   $______________
       Face Amount of Outstanding Ratable
               Medium Term Notes                                           $______________
       Outstanding CPNs                                                    $______________
       Approved GNMA Letter of Credit Obligations                          $______________

       SUM OF CREDIT REQUIREMENT                                           $______________

EXCESS OF AGGREGATE BORROWING
BASE OVER CREDIT REQUIREMENT                                               $______________


2. CERTIFICATION: To the best of the knowledge and belief (after reasonable investigation) of the officer of the Company executing this Certificate, the Company hereby certifies to The First National Bank of Chicago for the benefit of lenders under the Credit Agreement that: (a) the above information is, and the computations are accurate and complete and in accordance with the requirements of the Credit Agreement, and (b) as





__________________________________

     (1) Based on either market value or principal balance of loans serviced as described in Section 4.6(h) of the Credit Agreement of the date hereof, (1) all representations and warranties of the Company set forth in the Credit Agreement are accurate and complete, (2) there does not exist an Event of Default under the Credit Agreement, and
       (3) the Company has given written notice to The First National Bank of Chicago of any Default which now exists under the Credit Agreement.

       IN WITNESS WHEREOF, the Company has caused this Borrowing Base Certificate to be executed and delivered by its duly authorized officer this ___ day of __________, 199_.

                                        SOURCE ONE MORTGAGE SERVICES
                                        CORPORATION


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                   EXHIBIT C
                     COMMITMENTS AND COMMITMENT PERCENTAGES


====================================================================================================================
                                                           Commitment         Commitment            Adj. Commit.
                  Bank Name                                  Amount           Percentage             Percentage
--------------------------------------------------------------------------------------------------------------------
      First Chicago SWING                                   $10,000,000
--------------------------------------------------------------------------------------------------------------------
  1.  First Chicago                                         $32,500,000       5.66666667%            4.391891892%
--------------------------------------------------------------------------------------------------------------------
  2.  Bank of New York                                      $40,000,000       5.33333333%            5.405405405%
--------------------------------------------------------------------------------------------------------------------
  3.  Bankers Trust                                         $40,000,000       5.33333333%            5.405405405%
--------------------------------------------------------------------------------------------------------------------
  4.  Comerica                                              $40,000,000       5.33333333%            5.405405405%
--------------------------------------------------------------------------------------------------------------------
  5.  Credit Lyonnais                                       $40,000,000       5.33333333%            5.405405405%
--------------------------------------------------------------------------------------------------------------------
  6.  Credit Suisse                                         $40,000,000       5.33333333%            5.405405405%
--------------------------------------------------------------------------------------------------------------------
  7.  PNC                                                   $40,000,000       5.33333333%            5.405405405%
--------------------------------------------------------------------------------------------------------------------
  8.  Westdeutsche                                          $40,000,000       5.33333333%            5.405405405%
--------------------------------------------------------------------------------------------------------------------
  9.  ABN-AMRO                                              $27,000,000       3.60000000%            3.648648649%
--------------------------------------------------------------------------------------------------------------------
  10.  Bank of America                                      $27,000,000       3.60000000%            3.648648649%
--------------------------------------------------------------------------------------------------------------------
  11.  Banque Paribas                                       $27,000,000       3.60000000%            3.648648649%
--------------------------------------------------------------------------------------------------------------------
  12.  Barclays                                             $27,000,000       3.60000000%            3.648648649%
--------------------------------------------------------------------------------------------------------------------
  13.  Fleet Bank                                           $27,000,000       3.60000000%            3.648648649%
--------------------------------------------------------------------------------------------------------------------
  14.  Guaranty                                             $27,000,000       3.60000000%            3.648648649%
--------------------------------------------------------------------------------------------------------------------
  15.  National City                                        $27,000,000       3.60000000%            3.648648649%
--------------------------------------------------------------------------------------------------------------------
  16.  Bank of Tokyo                                        $27,000,000       3.60000000%            3.648648649%
--------------------------------------------------------------------------------------------------------------------
  17.  CIBC                                                 $27,000,000       3.60000000%            3.648648649%
--------------------------------------------------------------------------------------------------------------------
  18.  Long Term                                            $27,000,000       3.60000000%            3.648648649%
--------------------------------------------------------------------------------------------------------------------
  19.  Credit Agricole                                      $22,500,000       3.00000000%            3.040540541%
--------------------------------------------------------------------------------------------------------------------
  20.  Fuji                                                 $22,500,000       3.00000000%            3.040540541%
--------------------------------------------------------------------------------------------------------------------
  21.  Mitsubishi                                           $22,500,000       3.00000000%            3.040540541%
--------------------------------------------------------------------------------------------------------------------
  22.  Sumitomo                                             $22,500,000       3.00000000%            3.040540541%
--------------------------------------------------------------------------------------------------------------------
  23.  DKB                                                  $22,500,000       3.00000000%            3.040540541%
--------------------------------------------------------------------------------------------------------------------
  24.  Sanwa                                                $22,500,000       3.00000000%            3.040540541%
--------------------------------------------------------------------------------------------------------------------
  25.  Wells Fargo                                          $22,500,000       3.00000000%            3.040540541%
--------------------------------------------------------------------------------------------------------------------
     Total                                                 $750,000,000       100.000000%             100.000000%
====================================================================================================================

                                   EXHIBIT D

                               SECURITY AGREEMENT

                                  EXHIBIT E-1

                       FORM OF AMENDED AND RESTATED NOTE
              (FOR LOANS OTHER THAN DISCOUNT LOANS AND BID LOANS)


                                                 Date of Note: November 12, 1996


       FOR VALUE RECEIVED, the undersigned (the "Makers") do hereby jointly and severally covenant and promise to pay to the order of ____________________ (the "Lender") or its successors or assigns (collectively, the "Payee"), on the Termination Date, the aggregate unpaid principal amount of all Loans made by Lender pursuant to the Credit Agreement other than Discount Loans and Bid Loans held from time to time by the Lender (the "Principal Amount") and to pay interest on the unpaid Principal Amount at the applicable interest rate or rates per annum determined in accordance with the terms of the Credit Agreement. All payments of principal of and interest on this Note shall be made in legal tender of the United States. All payments of principal of and interest on this Note shall be made in immediately available funds at the principal office of The First National Bank of Chicago (the "Agent"), One First National Plaza, Chicago, Illinois.

       Interest on this Note shall be computed on the basis of actual number of days elapsed in a 360 day year.

       This Note is one of the Notes referred to in the Second Amended and Restated Revolving Credit Agreement, bearing even date herewith, among the Company, the Borrowing Subsidiaries, the Lender and the other lenders listed on the signature pages thereof and the Agent (as the same may be amended and supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof. Reference is made to the Credit Agreement for (i) provisions for the prepayment hereof, (ii) acceleration of the maturity hereof, (iii) the obligation of the Makers to pay certain expenses (including attorney's fees) incurred in the enforcement thereof and hereof and (iv) a description of the security for this Note. Capitalized terms used herein without definition have the respective meanings ascribed to them in the Credit Agreement.

       All Loans made by the Lender and all repayments of the principal thereof shall be recorded by the Lender in its books and records; provided, however, that the Lender's failure to so record or any error in such recording shall not affect the Makers' liability hereunder or under the Credit Agreement. Upon any transfer hereof, the Lender shall endorse on the schedule attached hereto or on a schedule accompanying the transfer of this Note, the unpaid principal balance of this Note.

       If an Event of Default shall occur under the Credit Agreement, the unpaid Principal Amount hereunder shall become due and payable (i) automatically in the case of any of the Events of Default specified in paragraph (k) of Section 10.1 of the Credit Agreement, or (ii) at the option of the Required Lenders with respect to all other Events of Default and shall bear interest at the rate provided for in Section 2.7 of the Credit Agreement from and after such date. The foregoing provision shall not be construed as a waiver by the Payee of its right to pursue any other remedies available to it under this Note, the Credit Agreement or any other instrument evidencing or securing the Principal Amount.

       This Note may not be changed orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Written notices required to be given hereunder shall be given as provided in the Credit Agreement to the Payee and Makers at the respective addresses specified or provided for therein.

       Should the indebtedness evidenced by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, the Makers agree to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect on this Note, including reasonable attorneys' fees and expenses.

       Notwithstanding the foregoing, recourse to any particular Borrowing Subsidiary hereunder shall be limited to (i) such Borrowing Subsidiary's interest in the Collateral pledged by such Borrowing Subsidiary to the Agent or the Collateral Agent under the Credit Documents and the proceeds thereof plus
(ii) an amount equal to the capital investment by the Company in such Borrowing Subsidiary, plus (iii) an amount equal to the total of all Debt owed by such Borrowing Subsidiary to the Company.

       Anything herein to the contrary notwithstanding, the obligations of the Makers under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Payee would be contrary to provisions of law applicable to Payee which limit the maximum rate of interest that may be charged or collected by Payee.

       The undersigned and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration of the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

       Notwithstanding the foregoing paragraphs and all other provisions of this Note and the Credit Agreement, none of the terms and provisions of this Note or the Credit Agreement shall ever be construed to create a contract to pay to the Payee, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by the Payee to the undersigned under applicable state or federal law from time to time in effect, and the undersigned shall never be required to pay interest in excess of such maximum amount. If, for any reason interest is paid hereon in excess of such maximum amount, then promptly upon any determination that such excess has been paid the Payee will, at its option, either refund such excess to the undersigned or apply such excess to the principal owing hereunder.

       This Note is to be construed and enforced in accordance with the laws of the State of Illinois.

       IN WITNESS WHEREOF, Makers have executed and delivered this Note on the day and year first above written.

                                        SOURCE ONE MORTGAGE SERVICES
                                        CORPORATION

                                        By:________________________________
                                           Name: Michael C. Allemang
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

                                        Address:

                                        27555 Farmington Road
                                        Farmington Hills, MI 48334-3357
                                        Attn:  Chief Financial Officer
                                        Telephone No.:  (810) 488-8639
                                        Facsimile No.:  (810) 488-7300
                                        and
                                        Attn: Vice President/Treasury
                                        Telephone No.:  (810) 488-7338
                                        Facsimile No.:  (810) 488-7812

                                        THE MORTGAGE AUTHORITY, INC.


                                        By:________________________________
                                           Name: Larry N. Ciofu
                                           Title: Chief Financial Officer

                                        Address:

                                        27555 Farmington Road
                                        Farmington Hills, MI 48334-3357
                                        Attn:  Controller
                                        Telephone No.:  (810) 488-7338
                                        Facsimile No.:  (810) 488-7812


                                        CENTRAL PACIFIC MORTGAGE COMPANY


                                        By:________________________________
                                           Name: John Cassell
                                           Title: Chief Financial Officer


                                        Address:

                                        5750 Sunrise Boulevard
                                        Citrus Heights, CA 95610
                                        Attn:  Chief Financial Officer
                                        Telephone No.:  (916) 537-2603
                                        Facsimile No.:  (916) 966-7327

                             PAYMENTS OF PRINCIPAL


                           Unpaid
                           Principal             Notation
Date                       Balance               Made by

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

                                  EXHIBIT E-2

                   FORM OF AMENDED AND RESTATED DISCOUNT NOTE


                                                Date of Note:  November 12, 1996


       FOR VALUE RECEIVED, the undersigned (the "Makers") do hereby jointly and severally covenant and promise to pay to the order of ____________________ (the "Lender") or its successors or assigns (collectively, the "Payee") the unpaid principal amount of each Discount Loan made and retained by the Lender (if the holder hereof is the Balance Bank initially making such discount Loan) or, in all other cases, made by a Balance Bank and purchased by the holder hereof (or its predecessor in interest) under the Credit Agreement (the "Principal Amount"), on the last day of the Discount Loan Period applicable to each such Discount Loan with a final payment of any such amounts not previously due on the Termination Date.

       Each Discount Loan evidenced by this Note was funded to the Company at a discount as provided in the Credit Agreement; accordingly, the unpaid principal amount of each Discount Loan evidenced by this Note will bear no interest hereunder until the last day of the Discount Loan Period applicable thereto, and if such unpaid principal amount of such Discount Loan is not paid in full on such day, such unpaid principal amount shall from and after such day bear interest at the rate of interest set forth in Section 2.7 of the Credit Agreement. All payments of principal of and interest, if any, on this Note shall be made in legal tender of the United States. All payments of principal of and interest on this Note shall be made in immediately available funds at the principal office of The First National Bank of Chicago (the "Agent"), One First National Plaza, Chicago, Illinois.

       Interest on this Note, if any, shall accrue, shall be computed on the basis of actual number of days elapsed in a 360 day year.

       This Note is one of the Discount Notes referred to in the Second Amended and Restated Revolving Credit Agreement, bearing even date herewith, among the Company, the Borrowing Subsidiaries, the Lender and the other lenders listed on the signature pages thereof and the Agent (as the same may be amended and supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof. Reference is made to the Credit Agreement for (i) provisions for the prepayment hereof, (ii) acceleration of the maturity hereof, (iii) the obligation of the Makers to pay certain expenses (including attorney's fees) incurred in the enforcement thereof and hereof and (iv) a description of the security for this Note. Capitalized terms used herein without definition have the respective meanings ascribed to them in the Credit Agreement.

       All Discount Loans made by the Lender and all repayments of the principal thereof shall be recorded by the Lender in its books and records; provided, however, that the Lender's failure to so record or any error in such recording shall not affect the Makers' liability hereunder or under the Credit Agreement. Upon any transfer hereof, the Lender shall endorse on the schedule attached hereto or on a schedule accompanying the transfer of this Note, the unpaid principal balance of this Note.

       If an Event of Default shall occur under the Credit Agreement, the unpaid Principal Amount hereunder shall become due and payable (i) automatically in the case of any of the Events of Default specified in paragraph (k) of Section 10.1 of the Credit Agreement, or (ii) at the option of the Required Lenders with respect to all other Events of Default and shall bear interest at the rate provided for in Section 2.7 of the Credit Agreement from and after such date. The foregoing provision shall not be construed as a waiver by the Payee of its right to pursue any other remedies available to it under this Note, the Credit Agreement or any other instrument evidencing or securing the Principal Amount.

       This Note may not be changed orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Written notices required to be given hereunder shall be given as provided in the Credit Agreement to the Payee and Makers at the respective addresses specified or provided for therein.

       Should the indebtedness evidenced by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, the Makers agree to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect on this Note, including reasonable attorneys' fees and expenses.

       Notwithstanding the foregoing, recourse to any particular Borrowing Subsidiary hereunder shall be limited to (i) such Borrowing Subsidiary's interest in the Collateral pledged by such Borrowing Subsidiary to the Agent or the Collateral Agent under the Credit Documents and the proceeds thereof plus
(ii) an amount equal to the capital investment by the Company in such Borrowing Subsidiary, plus (iii) an amount equal to the total of all Debt owed by such Borrowing Subsidiary to the Company.

       Anything herein to the contrary notwithstanding, the obligations of the Makers under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Payee would be contrary to provisions of law applicable to Payee which limit the maximum rate of interest that may be charged or collected by Payee.

       The undersigned and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration of the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

       Notwithstanding the foregoing paragraphs and all other provisions of this Note and the Credit Agreement, none of the terms and provisions of this Note or the Credit Agreement shall ever be construed to create a contract to pay to the Payee, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by the Payee to the undersigned under applicable state or federal law from time to time in effect, and the undersigned shall never be required to pay interest in excess of such maximum amount. If, for any reason interest is paid hereon in excess of such maximum amount, then promptly upon any determination that such excess has been paid the Payee will, at its option, either refund such excess to the undersigned or apply such excess to the principal owing hereunder.

        This Note is to be construed and enforced in accordance with the laws of the State of Illinois.

       IN WITNESS WHEREOF, Makers have executed and delivered this Note on the day and year first above written.

                                        SOURCE ONE MORTGAGE SERVICES
                                        CORPORATION

                                        By:________________________________
                                           Name: Michael C. Allemang
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

                                        Address:

                                        27555 Farmington Road
                                        Farmington Hills, MI 48334-3357
                                        Attn:  Chief Financial Officer
                                        Telephone No.:  (810) 488-8639
                                        Facsimile No.:  (810) 488-7300
                                        and
                                        Attn: Vice President/Treasury
                                        Telephone No.:  (810) 488-7338
                                        Facsimile No.:  (810) 488-7812


                                        THE MORTGAGE AUTHORITY, INC.


                                        By:________________________________
                                           Name: Larry N. Ciofu
                                           Title: Chief Financial Officer

                                        Address:

                                        27555 Farmington Road
                                        Farmington Hills, MI 48334-3357
                                        Attn:  Controller
                                        Telephone No.:  (810) 488-7338
                                        Facsimile No.:  (810) 488-7812


                                        CENTRAL PACIFIC MORTGAGE COMPANY


                                        By:________________________________
                                           Name: John Cassell
                                           Title: Chief Financial Officer


                                        Address:

                                        5750 Sunrise Boulevard
                                        Citrus Heights, CA 95610
                                        Attn:  Chief Financial Officer
                                        Telephone No.:  (916) 537-2603
                                        Facsimile No.:  (916) 966-7327

                             PAYMENTS OF PRINCIPAL


                        Unpaid
                        Principal                   Notation
Date                    Balance                     Made by

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

                                   EXHIBIT F

             METHOD OF DETERMINING WEIGHTED AVERAGE PURCHASE PRICES


STEP ONE

Group Mortgage Loans or Securities into the following categories (or such other categories as are agreed upon among the Company, the Agent and the Collateral Agent):

       GNMA 15                  FNMA/FHLMC 15                     Private
       GNMA 30                  FNMA/FHLMC 30                      Investors
       GNMA ARM                 FNMA/FHLMC ARM
                                FNMA/FHLMC Balloon
                                Non-Conforming
                                Jumbo

STEP TWO - WEEKLY

Allocate Approved Investor Commitments (other than those allocated to repos) under which the applicable Mortgage Loans or Securities could be settled to each mortgage-type category on a FIFO basis. The dollar amount of Approved Investor Commitments allocated should cover the maximum amount of Mortgage Loans or Securities for which the Company expects to borrow in the following week. If the mortgage balances exceed the allocated Approved Investor Commitments on any day, a re-allocation should be calculated.

After allocating Approved Investor Commitments, compute the weighted average price of the Approved Investor Commitments. This is the price to be allocated to Securities or the unpaid principal balance of Mortgage Loans, as applicable, in each category for any borrowing in the next week. Approved Investor Commitments may not be allocated to Mortgage Loans unless the related coupons net of servicing and guaranty fees equal or exceed the contract coupon requirement.

AT THE REQUEST OF THE CREDIT AGENT, THE FOLLOWING FURTHER STEPS SHALL BE TAKEN WHEN COMPUTING THE WEIGHTED AVERAGE PURCHASE PRICES.

STEP THREE - MARK TO MARKET FORWARD PURCHASE CONTRACTS

Calculate the value of all unallocated mandatory delivery forward purchase contracts. Compute a net negative or positive amount to be added to or subtracted from the aggregate market value of all collateral. Use the following method:

AGENCY SECURITY CONTRACT

Find the Telerate (or other recognized electronic service) purchase (offer) price for same coupon, type, and delivery date as stated on the Company's forward purchase contract. Subtract the Company's contract price from the Telerate price and multiply by the dollar amount of the contract. A positive number is a deduction, and a negative number is an addition to aggregate market value.

OTHER CONTRACTS

Unallocated Whole Loan Contracts:

Use the above method but use the weighted average posted prices of two nationally recognized private mortgage conduits mutually acceptable to the Collateral Agent and the Company for similar mortgages, coupon (net of servicing fees) and delivery date.

Private Label Securities Forward Purchase Contracts:

Use the same method but the current contract price should be based on quotes of two nationally recognized dealers in private label mortgage-backed securities for the same forward delivery date as the contract.

If no Telerate price is posted for a particular agency or whole loan coupon, the posted price associated with the nearest lower coupon should be used. If the contract coupon is below the lowest Telerate coupon then the price should be based on quotes of two nationally recognized dealers in mortgage-backed securities for the same forward delivery date as the contract.

                                   EXHIBIT G

                            FORM OF BID LOAN NOTICE


TO:       The First National Bank of Chicago, as Agent

FROM: Source One Mortgage Services Corporation, and _______________, as a Bid Lender


       Reference is made to that certain Second Amended and Restated Revolving Credit Agreement (the "Agreement") dated November 12, 1996 by and among Source One Mortgage Services Corporation (the "Company"), the Borrowing Subsidiaries, the Agent and certain other lenders. All capitalized terms not otherwise defined in this notice shall have the meaning given to them in the Agreement.

       The Company (on behalf of itself and the Borrowing Subsidiaries) and the Bid Lender hereby inform you that the Company has accepted a bid from the Bid Lender for one or more Bid Loans having the following terms:

       Principal Amount of Loan:                 $_______________

       Rate of Interest:                          _______________%

       Advance Date:                              _______________, 199_

       Interest Period (1 to 45 days):            _______________

       Proposed Due Date*:                        _______________, ____


[BID LENDER]                    SOURCE ONE MORTGAGE SERVICES
                                CORPORATION


By:______________________       By:____________________________
Its:_____________________       Its:___________________________





*      If other than Termination Date.

                                   EXHIBIT H

                   FORM OF NEW/MODIFIED COMMITMENT SUPPLEMENT


       This New/Modified Commitment Supplement ("Supplement") is made as of _________________, 199_ (the "Effective Date") by and among Source One Mortgage Services Corporation (the "Company"), The Mortgage Authority, Inc., Central Pacific Mortgage Company, The First National Bank of Chicago, in its capacity as agent ("Agent"), and _______________________ ("New Lender"), [and
____________________________ ("Assignor")][BRACKETED LANGUAGE IS APPLICABLE IF AN EXISTING LENDER IS ASSIGNING A PORTION OF ITS COMMITMENT].

       The Company, the Borrowing Subsidiaries, [Assignor] and Agent are parties to a certain Second Amended and Restated Revolving Credit Agreement dated as of November 12, 1996 (the "Credit Agreement") pursuant to which Agent and certain other Lenders agreed to provide a revolving credit facility to the Company and the Borrowing Subsidiaries on the terms and conditions set forth in the Credit Agreement. Any capitalized term not expressly defined herein shall have the meaning ascribed to such term in the Credit Agreement.

       The New Lender has agreed to become a Lender under the Credit Agreement with a Commitment in the amount of ______________________ Dollars
($______________). [The Company and Assignor have agreed to reduce Assignor's Commitment under the Credit Agreement to ____________________ Dollars ($___________).]

       The parties hereto desire to amend the Credit Agreement pursuant to
Section 2.1(b) thereof to reflect the New Lender's Commitment [and Assignor's reduced Commitment].

       NOW, THEREFORE, the parties hereto agree as follows:

       1. From and after the Effective Date, the New Lender shall be considered a "Lender" under the Credit Agreement and the Company, the Borrowing Subsidiaries and Agent hereby consent to the addition of the New Lender.

       2. From and after the Effective Date, the New Lender's Commitment under the Credit Agreement shall be ________________________ Dollars ($______________) or such other amount as may be stated in any subsequent modification to the Credit Agreement. The Company and the Borrowing Subsidiaries shall execute and deliver to the New Lender simultaneously herewith Notes in the form attached as Exhibits E-1 and E-2 to the Credit Agreement. The Aggregate Commitment of the Lenders under the Credit Agreement, after giving effect to such

Commitment by the New Lender [and the reduced Commitment of Assignor described in the following Section] shall be $_______________.

       [3.     From and after the Effective Date, Assignor's Commitment under the Credit Agreement shall be _________________________________ Dollars
($______________) or such other amount as may be stated in any subsequent modification to the Credit Agreement.]

       [4.     The New Lender, promptly after receipt of its Notes, agrees to purchase from Assignor, and Assignor hereby agrees to sell to the New Lender, without recourse, a portion of the outstanding Loans made by Assignor equal to _________ percent (__%) of the outstanding principal balance of each such Loan. Such purchase shall be effected by wire transfer of immediately available funds to Assignor on the Effective Date. The Company and each Borrowing Subsidiary each irrevocably and unconditionally agrees that from and after the Effective Date the portion of Loans so funded by Assignor shall be evidenced by and shall be deemed to be Loans made by the New Lender under the New Lender's Note as of the Effective Date and shall be treated as such for purposes of calculating interest and fees accruing from and after the Effective Date under the Credit Agreement. All interest and fees accruing on such portion of the Loans prior to the Effective Date shall be paid when due to Assignor.]

       5. For purposes of Section 12.2 of the Credit Agreement (Notices), the New Lender's address and telecopy number shall be as specified below its signature in this Supplement.

       6. All references in the Credit Agreement and the other Credit Documents shall be deemed to refer to the Credit Agreement as modified by this Supplement. Pursuant to Section 2.1(b) of the Credit Agreement, Exhibit C to the Credit Agreement is hereby replaced by Exhibit C to this Supplement.

       7. In all other respects, the Credit Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

       8. This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Supplement by signing any such counterpart.

       IN WITNESS WHEREOF, the Company, the Borrowing Subsidiaries, the New Lender, [Assignor] and Agent have executed this Supplement as of the date first above written.

COMPANY:                                SOURCE ONE MORTGAGE SERVICES
                                        CORPORATION


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________


TMA:                                    THE MORTGAGE AUTHORITY, INC.


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________


CPM:                                    CENTRAL PACIFIC MORTGAGE COMPANY


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________


NEW LENDER:                              ___________________________________


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________

                                        Address for Notices:

                                        ___________________________________
                                        ___________________________________
                                        Attn:  ____________________________
                                        Telephone No.:  ___________________
                                        Facsimile No.:  ___________________

AGENT:                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Agent


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________



[ASSIGNOR:                               ___________________________________


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________]

                                   EXHIBIT I

                   FORM OF NON-LENDER BALANCE BANK SUPPLEMENT


       THIS NON-LENDER BALANCE SUPPLEMENT (the "Supplement") is entered into as of _________________, 199_, by and among SOURCE ONE MORTGAGE SERVICES CORPORATION, a Delaware corporation (the "Company"), THE MORTGAGE AUTHORITY, INC., a Delaware corporation, CENTRAL PACIFIC MORTGAGE COMPANY, a California corporation, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as administrative agent for the Lenders ("Agent"), and ____________________________, a _____________________ (the "Bank"), an
Affiliate of one of the Lenders.

       A. The Company, the Borrowing Subsidiaries, and Agent are parties to that certain Second Amended and Restated Revolving Credit Agreement dated as of November 12, 1996 (the "Credit Agreement") pursuant to which Agent and certain other Lenders agreed to provide a revolving credit facility to the Company and the Borrowing Subsidiaries on the terms and conditions set forth in the Credit Agreement. Any capitalized term not expressly defined herein shall have the meaning ascribed to such term in the Credit Agreement.

       B. The Bank has agreed to become a Non-Lender Balance Bank under the Credit Agreement and to make Discount Advances and to sell its interest in such Discount Advances to the Lenders in accordance with Section 2.4 of the Credit Agreement.

       NOW, THEREFORE, the parties hereto agree as follows:

       1. The Bank hereby agrees to become and is hereby designated as a "Non-Lender Balance Bank" under the Credit Agreement, but is not and shall not be considered a "Lender" under the Credit Agreement. The Bank hereby agrees to
(i) enter into a Balance Bank Agreement with the Company, (ii) make Discount Advances to the Company, (iii) sell its interest in such Discount Advances to the Lenders, and (iv) otherwise accede to all obligations of a Non-Lender Balance Bank under Section 2.4 of the Credit Agreement. The Bank shall be entitled to all rights of a Non-Lender Balance Bank under the Credit Agreement.

       2. None of the Borrowing Subsidiaries, the Company or the Agent shall consent to any amendment of the provisions of Section 2.4 of the Credit Agreement affecting the Bank without the prior written consent of the Bank.

       3. The Bank's address for any notices to be sent in connection with the Credit Agreement shall be as specified below its signature in this Supplement.

       4. This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Supplement by signing any such counterpart.

       IN WITNESS WHEREOF, the Company, the Borrowing Subsidiaries, Agent and the Bank have executed this Supplement as of the date first above written.

COMPANY:                                SOURCE ONE MORTGAGE SERVICES
                                        CORPORATION


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________


TMA:                                     THE MORTGAGE AUTHORITY, INC.


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________


CPM:                                     CENTRAL PACIFIC MORTGAGE COMPANY


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________


AGENT:                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Agent


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________


BANK:                                    ___________________________________


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________

                                        Address for Notices:

                                        ___________________________________
                                        ___________________________________
                                        Attn:  ____________________________
                                        Telephone No.:  ___________________
                                        Facsimile No.:  ___________________

                                   EXHIBIT J

                               FORM OF AP NOTICE


       [SOURCE ONE MORTGAGE SERVICES CORPORATION (the "Company")][OR THE APPLICABLE BORROWING SUBSIDIARY] ("Borrowing Subsidiary")] pursuant to that certain Second Amended and Restated Revolving Credit Agreement, dated as of November 12, 1996 (as amended, extended and replaced from time to time, collectively, the "Credit Agreement") among the Company, the Borrowing Subsidiaries, The First National Bank of Chicago, individually and as agent (the "Credit Agent"), and certain other lenders, and (ii) that certain Second Amended and Restated Security and Collateral Agency Agreement dated as of November 12, 1996 by and among the Company, the Borrowing Subsidiaries, the Credit Agent and National City Bank of Kentucky (the "Collateral Agent") as collateral agent for the Secured Parties (as defined in the Credit Agreement), for new value this day received, and as security for the payment of any and all indebtedness and obligations of the Company and Borrowing Subsidiaries under the Credit Agreement, hereby creates and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in and to the mortgage loans identified as "AP Mortgages" on the Company's "Collateral Transmittals" (as such term is defined in the Credit Agreement) on the date indicated below which provide the information concerning the AP Mortgages required by the Credit Agreement.

                                        [SOURCE ONE MORTGAGE SERVICES
CORPORATION]

                                        [APPLICABLE BORROWING SUBSIDIARY]

                                        By:_____________________________________


Dated:_______________, 199_.

                                   EXHIBIT K

                             FORM OF OPINION LETTER

                                   EXHIBIT L

         MATERIAL LITIGATION NOT REFERENCED IN ANNUAL/QUARTERLY REPORTS


                                     NONE.

                                   EXHIBIT M

                          FORM OF FUNDING AGREEMENTS

                                   EXHIBIT N

                         FORM OF TRANSITION MEMORANDUM


       This TRANSITION MEMORANDUM is dated as of November 12, 1996, by and between Source One Mortgage Services Corporation, a Delaware corporation (the "Company"), The Mortgage Authority, a Delaware corporation ("TMA"), Central Pacific Mortgage Company, a ____________ and The First National Bank of Chicago, as agent ("Agent") for the Existing Lenders and for the Continuing Lenders (as such terms are hereinafter defined).

       The Company and the Borrowing Subsidiaries have entered into a certain Second Amended and Restated Revolving Credit Agreement dated as of November 12, 1996 (the "Credit Agreement") with the lenders named therein and the Agent.
The lenders under the Credit Agreement are hereinafter referred to collectively as the "Continuing Lenders". Pursuant to the Credit Agreement the Continuing Lenders will agree to extend credit to the Company and the Borrowing Subsidiaries through a revolving credit facility (the "New Facility") on the terms and subject to the conditions set forth therein. Capitalized terms not otherwise defined herein are used with the same meanings as in the Credit Agreement.

       The New Facility amends and restates the Company's and TMA's existing revolving credit facility (the "Existing Facility") made available pursuant to that certain Amended and Restated Revolving Credit Agreement dated as of March 24, 1995 (as amended, the "Existing Agreement"), by and among the Company, TMA, the Agent and the lenders participating therein (each an "Existing Lender").

       Certain of the Existing Lenders are not Continuing Lenders under the New Facility (the "Exiting Lenders"). In addition, pursuant to the Credit Agreement (i) certain of the Existing Lenders will have a percentage of the Aggregate Commitment under the New Facility that differs from their percentage under the Existing Facility, and (ii) certain Continuing Lenders joining the New Facility are not Existing Lenders.

       The purpose of this Transition Memorandum is to set forth an understanding of certain matters concerning the transition by the Company from the Existing Facility to the New Facility, such matters including, without limitation, (i) the payment of all the outstanding Loans (as defined in the Existing Agreement and hereinafter referred to as the "Existing Loans") to the Exiting Lenders, (ii) the changes necessary in the percentage of the Advances under the Credit Agreement held by the Continuing Lenders, and (iii) the initial fundings of Advances by the Continuing Lenders which are not Existing Lenders.

       1. Summary of Existing Loans. The initial Advance under the New Facility shall be used to pay any Existing Loans held by the Exiting Lenders. Prior to the date the conditions precedent set forth in Article 5 of the Credit Agreement are satisfied (such date being the "Effective Date"), the Agent shall identify the Existing Loans payable by the Company under the Existing Agreements to each Exiting Lender and advise the Continuing Lenders of such amount. The aggregate outstanding balance of the Existing Loans held by the Exiting Lenders on the Effective Date shall be hereinafter referred to as the "Exiting Lender Pay-Off Amount".

       2. Initial Advance. Subject to the terms and conditions set forth in the Credit Agreement, including, without limitation, satisfaction of the conditions precedent set forth in Article 5 therein, the Continuing Lenders will make an initial Advance to the Company on the Effective Date in an amount equal to the Exiting Lender Pay-Off Amount. The initial Advance shall be based upon an Advance Notice and shall consist of such types of Advances specified in such Advance Notice. Each Continuing Lender will agree to make its share of such Advance available to the Agent at such time and in such amount as provided in the Credit Agreement as modified by Paragraphs 3 and 4 below.

       3. Conversion of Loans. With respect to each Continuing Lender, to the extent that such lender has an Existing Loan outstanding on the date of the initial Advance, such Continuing Lender shall only be required to fund to the Agent an amount (the "Net Funding Amount") equal to the excess, if any, of that amount by which the aggregate amount of its Loans to be outstanding under the New Facility on the Effective Date exceeds the aggregate amount of its Existing Loans (excluding any accrued and unpaid interest, Fees and other charges or expenses thereon). After making its Net Funding Amount available to the Agent, such Continuing Lender shall be deemed to have made available all of its Loans under the New Facility and shall be deemed to have converted its Existing Loans (excluding any accrued and unpaid interest and other charges or expenses thereon). To the extent that a Continuing Lender has Existing Loans in an amount which exceeds the amount of its Loans to be outstanding under the New Facility on the Effective Date, such Lender shall be deemed to have made available all of its Loans under the New Facility required to be made on the Effective Date and shall be repaid a portion of its Existing Loans equal to such excess amount, if any, as provided in Paragraph 4. All Existing Loans held by Continuing Lenders which are outstanding on the Effective Date and not repaid shall continue as the same type of Loan under the New Facility until repaid or converted in accordance with the terms of the Credit Agreement; provided that from and after the Effective Date such Existing Loans shall bear interest at the interest rates applicable under the Credit Agreement rather than the rates applicable under the Existing Agreements.

       4. Percentage Reconciliation. If any Continuing Lender holds Existing Loans (other than Bid Loans) on the Effective Date which are in excess of such Continuing Lender's Adjusted Commitment Percentage of the Loans (other than Bid Loans and Swingline Loans) to be outstanding under the New Facility (an "Overfunded Lender") on the Effective Date, such Overfunded Lender shall be repaid from the additional funding under the following sentence an amount of Existing Loans sufficient to eliminate such excess. Each Continuing Lender (including any Continuing Lender which is not an Existing Lender) that holds Existing Loans in an amount less than such Continuing Lender's Adjusted Commitment Percentage of the Loans (other than Bid Loans and Swingline Loans) to be outstanding under the New Facility on the Effective Date (an "Underfunded Lender") shall make an additional funding as a Federal Funds Loan in connection with the initial Advance in an amount sufficient to eliminate such shortfall (such additional funding being collectively referred to as "Percentage Reconciliation Funding Amount").

       5. Distribution of Initial Advance. After each Continuing Lender has funded its Loan (or so much of such Loan as may be required pursuant to Paragraphs 3 and 4 above), the Agent shall (i) distribute to each Exiting Lender its Exiting Lender Pay-Off Amount in accordance with the Existing Agreements and (ii) distribute to each Overfunded Lender its share of the aggregate Percentage Reconciliation Funding Amount.

       6. Payment of Accrued Interest and Fees; Indemnification. On the Effective Date the Company shall pay to the Agent for distribution to each Exiting Lender all accrued interest and Fees owing to such Lender for its Existing Loans. To the extent of its obligations under the Existing Agreement, the Company shall pay each Exiting Lender for all reasonable losses, costs and expenses incurred by such Exiting Lender in connection with any prepayment of its Existing Loans in accordance with the terms of the Existing Agreement.

       7. Termination of Commitments under Existing Facility. On the Effective Date the commitments of the Lenders (as defined in the Existing Agreement) under the Existing Facility shall terminate and the Lenders therein shall have no further obligation to make any further Loans (as defined in the Existing Agreement) under the Existing Facility.

       8. No Modification. It is understood and agreed to by the parties hereto that, except as expressly set forth above, nothing in this memorandum shall modify or amend the covenants, terms and agreements set forth in the Existing Agreement or the documents related thereto or in the Credit Agreement and the other Credit Documents, or discharge the obligations of (a) the Company, TMA, the Existing Lenders and the Agent under the Existing Agreement, and (b) the Company, the Borrowing Subsidiaries, the Continuing Lenders and the Agent under the Credit Agreement.


                                        SOURCE ONE MORTGAGE SERVICES
                                        CORPORATION


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_____________________________)_


                                        THE MORTGAGE AUTHORITY, INC.


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:______________________________


                                        CENTRAL PACIFIC MORTGAGE COMPANY


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        THE FIRST NATIONAL BANK OF CHICAGO, as
                                        Agent for the Existing Lenders and the
                                        Continuing Lenders


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________